UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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MIMEDX GROUP, INC.
(Name of registrant as specified in its charter)
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October 15, 2020

Dear Fellow Shareholders:
You are cordially invited to attend our 2020 annual meeting of shareholders (including any adjournments or postponements thereof, the “Annual Meeting”) to be held in virtual format only on November 20, 2020 at 10:00 a.m. Eastern time, at www.virtualshareholdermeeting.com/MDXG2020. Included with this letter are the notice of annual meeting of shareholders, a proxy statement detailing the business to be conducted at the Annual Meeting and a proxy card.
The Annual Meeting will be held for the following purposes:

•	The election of two Class I directors named in the accompanying proxy statement (Proposal 1);

•	Approval of an Amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 187,500,000 (Proposal 2);

•	Approval of amendments to the Company’s 2016 Equity and Cash Incentive Plan (Proposal 3); and

•	To transact such other business as may properly come before the meeting or any adjournment or any postponement thereof.
The Board has fixed 5:00 p.m. Eastern time on October 7, 2020 as the record date for determining those shareholders who will be entitled to notice of, and to vote at, the Annual Meeting.
In light of public health concerns regarding the coronavirus (COVID-19) outbreak, the Annual Meeting will be conducted in virtual format only in order to assist in protecting the health and well-being of our shareholders, directors and employees, and to provide access to our shareholders regardless of geographic location. There is no in-person meeting for you to attend.
It is extremely important that your shares be represented and voted at the Annual Meeting. Please vote as soon as possible. You are urged to sign, date, and return the proxy card in the postage-paid envelope provided to you, or to use the Internet or telephone method of voting described on your proxy card or, if shares are held in “street name,” on the voting instruction form that you received from your broker, bank, or other nominee.

Sincerely,

/s/ M. Kathleen Behrens
M. Kathleen Behrens Chairperson of the Board

MIMEDX GROUP, INC
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on November 20, 2020
The 2020 annual meeting (the “Annual Meeting”) of shareholders of MiMedx Group, Inc. (the “Company,” “MiMedx,” or “we”) will be held in virtual format only on November 20, 2020, at 10:00 a.m. Eastern time at www.virtualshareholdermeeting.com/MDXG2020 for the following purposes:

•	The election of two Class I directors named in the accompanying proxy statement (Proposal 1);

•	Approval of an Amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 187,500,000 (Proposal 2);

•	Approval of amendments to the Company’s 2016 Equity and Cash Incentive Plan (Proposal 3); and

•	To transact such other business as may properly come before the meeting or any adjournment or any postponement thereof.

The Company’s board of directors (“Board”) has fixed 5:00 p.m. Eastern time on October 7, 2020 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

/s/ William F. Hulse IV
William F. Hulse IV, Secretary
October 15, 2020

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 20, 2020
INTRODUCTION
This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies to be voted at the 2020 annual meeting of shareholders (including any adjournment or postponement thereof, the “Annual Meeting” or the “2020 Annual Meeting”) of MiMedx Group, Inc. (“MiMedx,” the “Company,” “we” or “us”) to be held in virtual format only on November 20, 2020, at 10:00 a.m. Eastern time at www.virtualshareholdermeeting.com/MDXG2020. This Proxy Statement and the enclosed proxy card are being first sent or given to shareholders on or about October 15, 2020. The enclosed proxy card is solicited by the Company on behalf of our board of directors (the “Board”) and will be voted at the Annual Meeting in accordance with your instructions therein. This Proxy Statement and our form of proxy card are available at www.proxyvote.com.
Our principal executive offices are located at 1775 West Oak Commons Court, NE, Marietta, Georgia, 30062.
INFORMATION ABOUT THE ANNUAL MEETING

1.	Who is soliciting my vote?
The Board is soliciting your vote on the matters before the Annual Meeting. The following table summarizes the Board’s recommendations with respect to the items of business expected to come before the Annual Meeting:

Item	Description	Board Recommendation
1	Election of two Class I directors	FOR the nominees
2	Approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 187,500,000	FOR
3	Approval of amendments to the Company’s 2016 Equity and Cash Incentive Plan	FOR

2.	Who is bearing the costs of the solicitation?
The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of the Board. These expenses will include, among other things, the costs of preparing, assembling, printing and mailing the proxy materials to shareholders of record and reimbursement paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and obtaining beneficial owners’ voting instructions. Proxies may be solicited through the mail, in person, by telephone or via email.

3.	Who can vote at the Annual Meeting?
The record date for determining shareholders eligible to vote at the Annual Meeting is 5:00 p.m. Eastern time on October 7, 2020 (the “Record Date”). Holders of Company common stock, par value $0.001 per share (“Company common stock”), and holders of Company Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), on the Record Date may vote at the Annual Meeting. As of the Record Date 111,035,418 shares of Company common stock were outstanding and 100,000 shares of Series B Preferred Stock were outstanding.

Holders of Series B Preferred Stock are entitled to vote their shares on an as-converted basis (converted at $5.25 per share) as a single class with the holders of Company common stock, subject to certain limitations on voting set forth in the Articles of Amendment to the Company’s Articles of Incorporation. Thus, as of the Record Date, holders of Series B Preferred Stock held 19,047,618 votes or 14.6% of the aggregate voting power of shares entitled to vote at the Annual Meeting.

4.	How do I attend the virtual Annual Meeting? Can I vote and ask questions during the Annual Meeting?
In light of public health concerns regarding the coronavirus (COVID-19) outbreak, the Annual Meeting will be conducted in virtual format only in order to assist in protecting the health and well-being of our shareholders, directors and employees and to provide access to our shareholders regardless of geographic location. There is no in-person meeting for you to attend.
You will be able to attend the Annual Meeting online, vote your shares electronically during the meeting, and submit any questions by visiting www.virtualshareholdermeeting.com/MDXG2020. Any questions must be confined to matters properly before the Annual Meeting and relevant to the purposes of the meeting and the Company's business in accordance with the Annual Meeting procedures posted on the meeting website. Questions may be submitted by shareholders that have used 16-digit control numbers to enter the virtual meeting website. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once.
To participate, you will need your 16-digit control number included in your proxy materials or voting instruction form. The meeting will begin promptly at 10:00 a.m. Eastern time on November 20, 2020. We recommend that you log in at least 15 minutes before the Annual Meeting begins to ensure ample time to complete the check-in procedures and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page www.virtualshareholdermeeting.com/MDXG2020.

5.	How many votes do I have?
Each share of Company common stock you owned as of the Record Date is entitled to one vote for each matter presented at the Annual Meeting and described in this Proxy Statement (including one vote for each seat up for election at the Annual Meeting with respect to Proposal 1).
Holders of Series B Preferred Stock as of the Record Date are entitled to a number of votes equal to the number of shares of Series B Preferred Stock times the quotient $1,000, divided by $5.25 (rounded down to the nearest whole number).
You may NOT cumulate votes relating to any matter. Other than as described in this Proxy Statement, the Board knows of no matters that may be properly presented for shareholder vote at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, you are entitled to one vote on each such matter for each share of Company common stock you owned as of the Record Date, and holders of Series B Preferred Stock are entitled an aggregate of 19,047,618 votes on each such matter (including on each seat up for election at the Annual Meeting with respect to Proposal 1).

6.	What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner?”
If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record of those shares, and the proxy materials are being sent directly to you.
Most holders of Company common stock hold their shares beneficially through a broker, bank or other nominee rather than of record directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares, and you are also invited to attend the Annual Meeting. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing your broker, bank or other nominee as to how to vote your shares.

You must follow these instructions in order for your shares to be voted. Your broker, bank or other nominee is required to vote your shares in accordance with your instructions. We urge you to instruct your broker, bank or other nominee, by following the instructions on the enclosed voting instruction form, to vote your shares FOR the Board nominees (Proposal 1), FOR the amendment to the articles of incorporation (Proposal 2), and FOR the amendment to the 2016 Equity and Cash Incentive Plan (Proposal 3).

7.	What is a proxy?
A proxy is your legal designation of another person to vote the shares you own. That other person is called a “proxy.” If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. The Board has designated William F. Hulse IV and David A. Wisniewski as the Company’s proxies for the Annual Meeting.

8.	How can I vote my shares?
Shareholders of Record. Shareholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:
By Internet - Log on through the Internet at www.proxyvotenow.com/mdxg and follow the instructions on that site.
By Telephone - Call 1-800-690-6903 and follow the simple voice prompts provided.
By Mail - Complete, sign, date and return the proxy card in the postage-paid envelope included.
During the Virtual Annual Meeting - Login to www.virtualshareholdermeeting.com/MDXG2020 with your 16-digit control number and follow the instructions provided to vote during the Annual Meeting.
If you return your proxy card by mail, please ensure you leave enough time for your proxy card to be mailed and received. You are encouraged to sign, date and return the proxy card in the postage-paid envelope provided (or vote by Internet or by telephone) regardless of whether or not you plan to attend the virtual Annual Meeting.
Beneficial Owners. If you are the beneficial owner of your shares (that is, you hold your shares in “street name” through an intermediary such as a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit instructions to vote your shares.
You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee.
Please follow the instructions provided by your broker, bank or other nominee. If you return your voting instruction form by mail, please ensure you leave enough time for your voting instruction form to be received by the deadline provided by your broker, bank or other nominee.

9.	How will shares be voted by the proxy card?
Where a choice has been specified on the proxy card, the shares represented by the proxy card will be voted in accordance with the specifications. If you timely return a validly executed proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted in accordance with the Board’s recommendation as follows:

Item	Description	Board Recommendation	Page
1	Election of two Class I directors	FOR the nominees	7
2	Approval of an Amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 187,500,000	FOR	39
3	Approval of amendments to the Company’s 2016 Equity and Cash Incentive Plan	FOR	41
The Board is not aware of any matters that are expected to come before the Annual Meeting other than as described in this Proxy Statement. If any other matter is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxy cards received by the Company will be voted with respect thereto at the discretion of the persons named as proxies on the enclosed proxy card.

10.	What if I receive more than one proxy card or set of proxy materials from the Company?
If your shares are held in more than one account, you may receive more than one proxy card, and in that case, you can and are urged to vote all of your shares of Company common stock by signing, dating and returning all proxy cards you receive from the Company in the postage-paid envelope provided. If you choose to vote by telephone or via the Internet, please vote once for each proxy card you receive to ensure that all of your shares are voted. Only your latest dated proxy for each account will count.

11.	Can I revoke my proxy or change my vote?
Yes.
Shareholders of Record. A shareholder of record who has properly executed and delivered a proxy may revoke such proxy at any time before the Annual Meeting in any of the four following ways:

•	Timely date, sign and return a new proxy card bearing a later date;

•	Vote on a later date by using the telephone or Internet;

•	Deliver a written notice to our Secretary prior to the Annual Meeting by any means, including facsimile, stating that your proxy is revoked; or

•	Attend the virtual Annual Meeting and vote in person during the meeting.

Beneficial Owners. If your shares are held of record by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your nominee in accordance with your nominee’s procedures.

12.	Will my shares be voted if I do nothing?
No. If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote via telephone or the Internet or vote in person during the virtual Annual Meeting.
If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee) and you do not instruct your broker, bank or other nominee how to vote your shares, then, your broker, bank or other nominee will not have discretionary authority to vote your shares on Proposal 1 (election of directors), Proposal 2 (amendment to articles of incorporation), or Proposal 3 (amendment to the 2016 Equity and Cash Incentive Plan). We strongly encourage you to instruct your broker, bank or other nominee to vote your shares by following the instructions provided on the voting instruction form you receive from your broker, bank or other nominee.

YOUR VOTE IS VERY IMPORTANT. To assure that your shares are represented at the Annual Meeting, we urge you to date, sign and return the enclosed proxy card in the postage-paid envelope provided, or vote by telephone or the Internet as instructed on the proxy card, whether or not you plan to attend the virtual Annual Meeting. You can revoke your proxy at any time before the proxies you appointed cast your votes. If your broker, bank or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Your broker, bank or other nominee is required to vote those shares in accordance with your instructions. We urge you to instruct your broker, bank or other nominee, by following the instructions on the enclosed voting instruction form, to vote your shares FOR the Board nominees (Proposal 1), FOR the amendment to the articles of incorporation (Proposal 2), and FOR the amendment to the 2016 Equity and Cash Incentive Plan (Proposal 3).

13.	What constitutes a quorum?
For purposes of the Annual Meeting, the holders of a majority of the issued and outstanding shares of Company capital stock entitled to vote at a meeting of shareholders, virtually present in person or represented by proxy, constitute a quorum for the transaction of business.
Votes cast virtually in person or by proxy, abstentions and broker non-votes will be considered in the determination of whether a quorum is present at the Annual Meeting. In the absence of a quorum, the chair of the Board or any officer entitled to preside at the Annual Meeting shall have the power to adjourn the meeting.

14.	What vote is required to approve each matter, and how are the voting results determined?

Item	Description	Vote Required	Abstentions and Broker Discretionary Voting	Page
1	Election of two Class I directors	A majority of the votes cast by the shares entitled to vote	Abstentions and broker non-votes will have no effect on the outcome of this proposal.	7
2	Approval of an Amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 187,500,000	A majority of shares entitled to vote on the matter (i.e., shares outstanding)	The failure to vote, as well as abstentions and broker non-votes, will be counted as votes “AGAINST” this proposal. Under New York Stock Exchange rules, the matter is considered routine so brokers will have discretion to vote upon the matter in the absence of instructions from the beneficial owner.	39
3	Approval of amendments to the Company’s 2016 Equity and Cash Incentive Plan	Votes cast FOR by the holders of shares present and entitled to vote must exceed the votes cast AGAINST	Abstentions and broker non-votes will have no effect on the outcome of this proposal.	41
Because there are only two director-nominees subject to vote at the Annual Meeting for two director seats, this is an uncontested election. Under our governance documents, if the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election. In the event an incumbent director fails to receive a majority of the votes cast (unless, as provided above, the director election standard is a plurality of the votes cast), the incumbent director shall promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board, taking into account the recommendation of the Nominating and Corporate Governance Committee, will determine whether to accept or reject such resignation, or what other action should be taken, within 100 days from the date of the certification of election results.

15.	What is the effect of abstentions and broker non-votes?
Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular “non-routine” proposals, and the “beneficial owner” of those shares has not instructed the broker to vote on those proposals. Brokers have discretionary authority only to vote on certain “routine” matters, such as the amendment to the articles of incorporation (Proposal 2). Brokers have no discretionary authority to vote on the election of directors (Proposal 1) and the amendment of the 2016 Equity and Cash Incentive Plan (Proposal 3).
If you specify that you wish to “abstain” from voting on a matter, then your shares will not be voted on that particular matter.
Abstentions and broker non-votes are not treated as votes “cast” and will therefore have no effect on the outcome of Proposals 1 or 3.
Abstentions will have the effect of a vote against Proposal 2.

16.	How do I find out the results of the vote?
The voting results of the Annual Meeting will be published no later than four business days after the Annual Meeting on a Form 8-K filed with the Securities and Exchange Commission. You can access our Forms 8-K and our other reports we file with the Commission at our website at https://mimedx.gcs-web.com or at the Commission’s website at www.sec.gov. The information provided on these websites is for informational purposes only and is not incorporated by reference into this Proxy Statement.

17.	Am I entitled to appraisal or dissenters’ rights with respect to any proposal presented in this Proxy Statement?
No. Under applicable law, shareholders are not entitled to appraisal or dissenters’ rights with respect to any proposal presented in this Proxy Statement.

PROPOSAL 1 - ELECTION OF TWO CLASS I DIRECTORS
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES FOR CLASS I DIRECTOR
Class I Director Nominees—Terms Expiring at the 2023 Annual Meeting of Shareholders

Michael J. Giuliani, age 66. Since July 2016, Dr. Giuliani has been a consultant for several small pharmaceutical companies and has provided expert testimony for Mallinckrodt Pharmaceuticals. In addition to advising these companies, he volunteers his time and expertise to assist individuals or entities attempting to bring a pharmaceutical product forward from the pre-concept phase. From November 2007 to June 2016, Dr. Giuliani served as Vice President, Research and Development, for Mallinckrodt plc (formerly known as the Pharmaceuticals Division of Covidien) (NYSE: MNK), a developer, manufacturer, and distributor of specialty pharmaceutical products and therapies for autoimmune and rare diseases in the areas of neurology, rheumatology, nephrology, ophthalmology, and pulmonology; and immunotherapy and neonatal respiratory critical care. During his tenure, the Company obtained FDA approval for 16 new products. Prior to joining Covidien, he served as the Chief Medical Officer and Executive Vice President of Xanodyne Pharmaceuticals, an integrated specialty pharmaceutical company focused on women's healthcare and pain management. Dr. Giuliani received his B.S. from Tulane University and his M.D. from Ohio State University. Dr. Giuliani was nominated to serve as a director because of his extensive clinical and regulatory experience with multiple FDA divisions, and development, regulatory and manufacturing experience for complex biologic products.
Cato T. Laurencin, age 61. Dr. Laurencin currently serves the Albert and Wilda Van Dusen Distinguished Endowed Professor of Orthopaedic Surgery at the University of Connecticut, and is one of two designated University Professors at the school. He is also a materials scientist and engineer and is Professor of Materials Science and Engineering, Professor of Chemical and Biomolecular Engineering, and Professor of Biomedical Engineering at the University of Connecticut. He has been a professor at the University of Connecticut since 2008. He is the Chief Executive Officer of The Connecticut Convergence Institute for Translation in Regenerative Engineering. Previously, he served as Vice President for Health Affairs at the University of Connecticut Health Center and Dean of the University of Connecticut School of Medicine. From 2003 until 2008, Dr. Laurencin was the Lillian T. Pratt Distinguished Professor and Chair of the Department of Orthopedic Surgery at the University of Virginia. Dr. Laurencin was also designated a University Professor by the President of the University of Virginia. Prior to 2003, Dr. Laurencin held various positions of increasing responsibility at Drexel University, including the Helen I. Moorehead Distinguished Professor of Chemical Engineering, Vice Chairman of the Department of Orthopedic Surgery and Director of Shoulder Surgery, and at MCP-Hahnemann School of Medicine, where he served as Clinical Professor of Orthopedic Surgery and Research Professor of Pharmacology and Physiology. An International Fellow in Biomaterials Science and Engineering, he received the Founders Award from the Society for Biomaterials. He is an elected member of the National Academy of Medicine, the National Academy of Engineering, and the American Academy of Arts and Sciences. Dr. Laurencin is the recipient of the National Medal of Technology and Innovation, our nation's highest honor for technological achievement. He has over 500 publications and patents. Dr. Laurencin received his B.S.E. degree in engineering from Princeton University, his Ph.D. in biochemical engineering and biotechnology from the Massachusetts Institute of Technology, and his M.D. from the Harvard Medical School. Dr. Laurencin was nominated to serve as a director because of his experience as a practitioner and professor of orthopedic surgery, as well as his deep technical, research, and clinical experience.
Vote Required
The nominees must be elected by a majority of the votes cast by the shares entitled to vote on the election.
THE BOARD UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THE ELECTION OF DR. GIULIANI AND DR. LAURENCIN

Board of Directors

Set forth below is certain information regarding our current directors and director nominees as of October 15, 2020. There are no family relationships among any of our directors, director nominees, or executive officers.

Name	Age	Since	Tenure	Independent	Committees
M. Kathleen Behrens	67	2019	1	✓	NCG, COB, EC
James L. Bierman	67	2019	1	✓	AC, CC*
Charles R. Evans[1]	73	2012	8	✓	AC, NCG*
Michael J. Giuliani[2]	66	n/a	n/a	✓	to be determined
William A. Hawkins, III	66	2020	< 1	✓	EC
Charles E. Koob[1]	75	2008	12		—
Cato T. Laurencin[2]	61	n/a	n/a	✓	to be determined
K. Todd Newton	58	2019	1	✓	AC*, EC
Martin P. Sutter	65	2020	< 1	✓	CC, NCG
Timothy R. Wright	62	2019	1		—
Neil S. Yeston[1]	77	2012	8	✓	CC, EC*, SL

(1) Term expires at the 2020 annual meeting of shareholders.
(2) Nominee for election as a director.

Audit Committee	Compensation Committee	Ethics and Compliance Committee	Nominating & Corporate Governance Committee
K. Todd Newton*	James L. Bierman*	Neil S. Yeston*	Charles R. Evans*
James L. Bierman	Martin P. Sutter	M. Kathleen Behrens	M. Kathleen Behrens
Charles R. Evans	Neil S. Yeston	William A. Hawkins	Martin P. Sutter
K. Todd Newton
* = Chair; AC = Audit Committee; CC = Compensation Committee; COB = Chairperson of the Board; EC = Ethics & Compliance Committee; NCG = Nominating and Corporate Governance Committee; SL = Science and Research Liaison

At the 2010 annual meeting of shareholders, the Company’s shareholders overwhelmingly approved an amendment to our charter classifying the Board into three classes of directors such that only one-third of the Board is up for election at each annual meeting of shareholders. Our Board currently consists of seven directors divided into three classes, plus up to two directors appointed by the holder of our Series B Preferred Stock. At each annual meeting, the term of one class of directors expires and persons are elected to that class for a term of three years or until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. If the number of directors changes, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.
On July 2, 2020, in connection with the sale of Series B Preferred Stock to Falcon Fund 2 Holding Company, L.P. (the “EW Purchaser”), an affiliate of EW Healthcare Partners, as described in the Company’s 2019 Annual Report on Form 10-K, the Company agreed that, for so long as the EW Purchaser beneficially owns (i) at least 10% of the total number of outstanding shares of Company common stock (calculated on a fully-diluted, as converted basis), the EW Purchaser will be entitled to designate two individuals to serve on the Board and (ii) at least 5% but less than 10% of the total number of outstanding shares of Company common stock (calculated on a fully-diluted, as converted basis), the EW Purchaser will be entitled to designate one individual to serve on the Board (such designated directors, the “Preferred Directors”). The Preferred Directors will not be members of any class of directors that is elected by the holders of Company common stock (a “Common Director”). However, the Board may, by notice to the EW Purchaser, either appoint any individual serving as a Preferred Director as a Common Director or nominate any individual serving as a Preferred Director for election as a Common Director, provided that (i) no such appointment or nomination takes place such that such individual would be up for election as a Common Director prior to the Company’s 2022 annual meeting of shareholders, and (ii) if any individual serving as a Preferred Director has been appointed or nominated as a Common Director prior to July 2, 2022, then no other individual serving as a Preferred Director may be appointed or nominated as a Common Director prior to July 2, 2022. From and after the time that no Series B Preferred Stock remains outstanding, the EW Purchaser’s right to designate directors in accordance with the preceding sentence will convert into a right, subject to the same ownership thresholds described above, to designate up to two individuals to be nominated by the Company to serve on the Board as Common Directors. The initial Preferred Directors are Martin P. Sutter and William A. Hawkins, III, who were appointed to the Board as Preferred Directors on July 2, 2020.
Our Board has nominated Michael J. Giuliani and Cato T. Laurencin to serve as a Class I directors. If elected, each of Drs. Giuliani and Laurencin will serve a term expiring at the 2023 annual meeting of shareholders, and until his successor is elected and qualified.
Our current Board members, the classes in which they serve, and the expiration of their terms as directors are as set forth in the table below:

Class	Directors	Term Expiration
Class I	Charles R. Evans Charles E. Koob Neil S. Yeston	Elected to terms expiring at the 2020 Annual Meeting and until their successors are elected and qualified.
Class II	M. Kathleen Behrens K. Todd Newton Timothy R. Wright	Elected to terms expiring at the 2021 annual meeting of shareholders, and until their successors are elected and qualified.
Class III	James L. Bierman	Elected to a term expiring at the 2022 Annual Meeting, and until his successor is elected and qualified.
Preferred Directors	William A Hawkins, III Martin P. Sutter	The Preferred Directors are not members of any class of directors that is elected by the holders of Company common stock. See description above under “Board of Directors.”

Biographies of Directors
Set forth below is certain information regarding our continuing directors, including certain individual qualifications and skills of our directors that contribute to the effectiveness of the Board.
Class I, II, and III Directors
M. Kathleen Behrens, Ph.D., age 67. Dr. Behrens has worked as an independent life sciences consultant and investor since December 2009. Dr. Behrens served as the Co-Founder, President and Chief Executive Officer, and as a director, of the KEW Group Inc., a private oncology services company, from January 2012 until June 2014. Earlier in her career, Dr. Behrens served as a general partner for selected venture funds for RS Investments, a mutual fund firm, from 1996 until December 2009. While Dr. Behrens worked at RS Investments, from 1996 to 2002, she served as a managing director at the firm and, from 2003 to December 2009, she served as a consultant to the firm. During that time, Dr. Behrens also served as a member of the President’s Council of Advisors on Science and Technology (PCAST) from 2001 to 2009 and as chairwoman of PCAST’s Subcommittee on Personalized Medicine, as well as the President, director and chairwoman of the National Venture Capital Association, an organization that advocates for public policy that supports the American entrepreneurial ecosystem, from 1993 until 2000. Prior to that, she served as a general partner and managing director for Robertson Stephens & Co., an investment company, from 1983 through 1996. Dr. Behrens has served as a member of the board of directors of each of Sarepta Therapeutics, Inc. (NASDAQ: SRPT), a medical research and drug development company, since March 2009 (Chairwoman of the Board since April 2015) and IGM Biosciences, Inc. (NASDAQ: IGMS), a clinical stage biotechnology company focused on creating and developing IgM antibodies, since January 2019. She served as a director of Amylin Pharmaceuticals, Inc. (formerly NASDAQ: AMLN), a biopharmaceutical company, from 2009 until its sale in 2012 to Bristol-Myers Squibb Co. Prior to that, she served on the board of directors of Abgenix, Inc. (formerly NASDAQ: ABGX), a biopharmaceutical company, from 2001 until the company was sold to Amgen, Inc. in 2006. From 1997 to 2005, Dr. Behrens was a director of Science, Technology and Economic Policy for the National Research Council. Dr. Behrens was also a Co-Founder of the Coalition for 21st Century Medicine, a trade association for new generation diagnostics companies. Dr. Behrens holds a B.S. in biology and a Ph.D. in microbiology from the University of California, Davis. Dr. Behrens has served on the Board since June 2019 and was nominated as a director because of her substantial experience in the financial services and biotechnology sectors, as well as in healthcare policy.
James L. Bierman, age 67. Mr. Bierman served as President and Chief Executive Officer, and as a member of the board of directors, of Owens & Minor, Inc. (NYSE: OMI), a Fortune 500 company and a leading distributor of medical and surgical supplies, from September 2014 to June 2015. Previously, he served in various other senior roles at Owens & Minor, including President and Chief Operating Officer from August 2013 to September 2014, Executive Vice President and Chief Operating Officer from March 2012 to August 2013, Executive Vice President and Chief Financial Officer from April 2011 to March 2012, and Senior Vice President and Chief Financial Officer from June 2007 to April 2011. Earlier in his career, Mr. Bierman served as Executive Vice President and Chief Financial Officer at Quintiles Transnational Corp. (formerly NASDAQ: QTRN). Quintiles was a market leader in providing product development and commercialization solutions to the pharmaceutical, biotech, and medical device industries. Before joining Quintiles, Mr. Bierman was a partner with Arthur Andersen LLP from 1988 to 1998. Mr. Bierman currently serves on the board of directors of Tenet Healthcare Corporation (NYSE: THC), a Fortune 500 company and a diversified healthcare services company operating more than 500 facilities, acute care hospitals and outpatient centers, throughout the United States, and Novan, Inc. (NASDAQ: NOVN), Novan, Inc. is a clinical development-stage biotechnology company focused on leveraging its proprietary nitric oxide based technology platform to generate macromolecular New Chemical Entities to treat multiple indications in dermatology and other conditions. He previously served as Independent Lead Director on the board of directors of Team Health Holdings, Inc. (formerly NYSE: TMH). Team Health is one of the largest suppliers of outsourced healthcare professional staffing and administrative services to hospitals and other healthcare providers in the United States. Mr. Bierman earned his B.A. from Dickinson College and his M.B.A. at Cornell University’s Johnson Graduate School of Management. Mr. Bierman has served on the Board since June 2019 and was nominated as a director because of his substantial operational and financial experience in the healthcare sector.

K. Todd Newton, age 58. Mr. Newton has served as Chief Executive Officer and as a member of the board of directors of Apollo Endosurgery, Inc. (NASDAQ: APEN), a medical device company, since July 2014. Earlier in his career, Mr. Newton served as Executive Vice President, Chief Financial Officer and Chief Operating Officer at ArthroCare Corporation (formerly NASDAQ: ARTC), a medical device company, from 2009 to June 2014. Prior to that, Mr. Newton served in a number of executive officer roles, including President and Chief Executive Officer and as a director, at Synenco Energy, Inc., a Canadian oil sands company, from 2004 until 2008. Mr. Newton was a Partner at Deloitte & Touche LLP, a professional services network and accounting organization, from 1994 to 2004. Mr. Newton holds a B.B.A. in accounting from the University of Texas at San Antonio. Mr. Newton has served on the Board since June 2019 and was nominated as a director because of his significant experience in the medical device sector as well as strong executive leadership experience.
Timothy R. Wright, age 62, joined the Company as its Chief Executive Officer on May 13, 2019. Mr. Wright has more than 30 years of executive experience in the pharmaceutical, biotech and medical devices industries.
Prior to joining the Company, Mr. Wright was a founder and partner at Signal Hill Advisors, LLC, a consulting practice, from 201o to May 2019. Mr. Wright served as President and Chief Executive Officer of M2Gen Corp., a privately held cancer and health informatics company, between July 2017 and September 2018. Before that, Mr. Wright served as Executive Vice President, Mergers and Acquisitions, Strategy and Innovation for Teva Pharmaceutical Industries Ltd. (“Teva”), a pharmaceutical company specializing in generic medicines, from April 2015 until August 2017. Before joining Teva, Mr. Wright was the founding partner of The Ohio State University Comprehensive Cancer Drug Development Institute. Mr. Wright also served as Chairman, Interim Chief Executive Officer and a director of Curaxis Pharmaceutical Corporation (“Curaxis”), a pharmaceutical company specializing in the development of drugs for the treatment of Alzheimer’s disease and various cancers, from July 2011 to July 2012. Curaxis had been experiencing financial difficulties prior to Mr. Wright’s tenure and, as a result, the company filed for Chapter 11 bankruptcy in July 2012. Mr. Wright was appointed president of Tyco healthcare Imaging and Pharmaceuticals businesses in 2007, and worked with other executives to spin out of Tyco International forming Covidien. He restructured the Imaging and Pharmaceuticals business, divesting Mallinckrodt Baker, and then prepared the company’s IPO. Later, Covidien was acquired 2014 by Medtronic for $42 billion. From 1984 to 1999, Mr. Wright held executive roles at DuPont Pharma and DuPont Merck, where he served as brand champion of the company’s organ transplantation and plasma volume expansion businesses, and eventually became global Senior Vice President, Strategy and Corporate Business Development, as well as President of DuPont Merck, Canada and Senior VP DuPont Merck, Europe heading up Marketing and Business Development.
Mr. Wright has been a director of Agenus, Inc. (NASDAQ: AGEN), an immune oncology company, since 2006 and its lead director since 2009. Mr. Wright also serves as Chairperson of The Ohio State University Comprehensive Cancer Center Drug Development Institute, serves as director of The Ohio State Innovation Foundation and sits on The Ohio State University College of Pharmacy Dean’s Corporate Council, and over his career, has served on boards of directors for companies in North America, Europe and Asia. Mr. Wright earned a Bachelor’s of Science in Marketing from The Ohio State University. He has served on our Board since June 2019 and was nominated as a director to bring the perspective of the Chief Executive Officer on the Board and also for the benefit of his many years of experience in the healthcare and pharmaceutical industry.

Directors Designated by Holders of Series B Preferred Stock
William A. Hawkins, III, age 66. Mr. Hawkins serves as a Senior Advisor to EW Healthcare Partners, a life sciences private equity firm. Mr. Hawkins is the former Chairman and CEO of Medtronic, Inc., a global leader in medical technology. He was at Medtronic from 2002 until 2011. After retiring from Medtronic, he served as President and Chief Executive Officer of Immucor, Inc., a private equity backed global leader in transfusion and transplant medicine from October 2011 to July 2015. From 1998 to 2001 Mr. Hawkins served as President and Chief Executive Officer of Novoste Corporation (NASDAQ:NOVST), an interventional cardiology company. Prior to that, Mr. Hawkins served in a variety of senior roles at American Home Products, a consumer, pharma and medical device company, Johnson & Johnson, a healthcare company, Guidant Corporation, a medical products company, and Eli Lilly and Company, a global pharmaceutical company. Mr. Hawkins also serves as a director of Biogen Inc. (NASDAQ: BIIB), a biopharmaceutical company; Avanos Medical, Inc. (NYSE:AVNS), a medical technology company; as Chairman of Bioventus, LLC; as Chairman of 4 Tech; and as a director of AskBio, Cirtec, Virtue Labs, Immucor, Inc., Cereius, Inc. and Baebies, Inc., all of which are life science companies. He previously served on the board of Thoratec Corporation. Mr. Hawkins is Vice Chair of the Duke University Board of Trustees and is Chair of the Duke University Health System. Mr. Hawkins was elected as a member of the AIMBE College of Fellows and the National Academy of Engineering. He has a dual B.S.E.E. degree in Electrical and Biomedical Engineering from Duke University and a M.B.A. from the University of Virginia’s Darden School of Business. Mr. Hawkins has significant leadership experience as a chief executive officer, significant knowledge of, and experience in, the healthcare industry and significant international experience. He also has extensive governance and public company board experience. He was appointed to serve as a Preferred Director by the EW Purchaser.
Martin P. Sutter, age 65. Since 1985, Mr. Sutter has been the Co-Founder and a Managing Director of EW Healthcare Partners, previously known as Essex Woodlands Health Ventures, a healthcare-focused growth equity firm. Mr. Sutter has been directly involved with more than 30 of EW Healthcare Partners’ portfolio company investments. Educated in chemical engineering and finance, Mr. Sutter has more than 35 years of management experience in operations, marketing, finance and venture capital. Mr. Sutter holds a Bachelor of Science degree from Louisiana State University and a Master of Business Administration from the University of Houston. He currently serves on the Boards of Abiomed, Inc. (NASDAQ: ABMD), Bioventus LLC and Prolacta Bioscience. He previously served on the boards of directors of the following EW Healthcare Partners’ portfolio investments: ATS Medical (later acquired by Medtronic, Inc.); BioForm Medical (later acquired by Merz GmbH & Co KGaA); LifeCell (later acquired by Kinetic Concepts); St. Francis Medical (later acquired by Kyphon, Inc./Medtronic, Inc.); Confluent Surgical (later acquired by Tyco International/Covidien); and Rinat Neurosciences (later acquired by Pfizer, Inc.). We believe that Mr. Sutter’s in-depth knowledge of the medical device industry, his skills as an investor in developing medical device companies, his extensive board experience and his position as a representative of a large shareholder in our Company qualify him to serve as a member of our Board of Directors. He was appointed to serve as a Preferred Director by the EW Purchaser.

Nominees for Election to the Board
The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that the Board nominees meet the Board’s standards for director qualifications and has nominated them to stand for election to the Board for a term expiring at the 2023 annual meeting of shareholders and until each such director’s successor is elected and qualified, or until each such director’s earlier death, resignation or removal. Please see the biographies for Dr. Giuliani and Dr. Laurencin above, which include a description of their respective qualifications, experience, attributes, and skills.
Director Independence
Although Company common stock was delisted from NASDAQ due to the Company’s prior failure to timely file periodic reports, the Company has applied for re-listing on NASDAQ and the Board continues to comply with NASDAQ’s listing standards with respect to Board independence. NASDAQ listing standards require that a majority of the members of the Board be independent, which means that they are not officers or employees of the Company and are free of any relationship that would interfere with the exercise of their independent judgment. The Board has determined that Drs. Behrens, Giuliani, and Laurencin, and Messrs. Bierman, Evans, Hawkins, Newton, and Sutter, and Dr. Yeston, are “independent” under NASDAQ listing standards.
Each of the Board nominees has consented to be named in this Proxy Statement and to serve as a director of the Company if elected. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. The Board is not aware that any Board nominee will be unwilling or unable to serve as a director. However, if a Board nominee is unable to serve or for good cause will not serve as a director, the Board may choose a substitute nominee. If any substitute nominee is designated, we will file a supplement to this Proxy Statement that, as applicable, identifies the substitute nominee, discloses that such nominee has consented to being named in the revised proxy statement and to serve as a director of the Company if elected, and includes certain biographical and other information about such nominee required by SEC rules. Absent instruction otherwise, the persons named as proxies on the Company’s proxy card will vote for the Board nominee and substitute nominee chosen by the Board, if applicable.
Board Leadership Structure and Lead Director
The Board has been led by an independent Chair since July 2018. Dr. Behrens was appointed Chair of the Board following her election in June 2019 and currently serves in that role. The Board does not currently have a Lead Director since the Chair is independent.
Board Risk Oversight
The Board as a whole is responsible for overseeing the Company’s risk exposure as part of determining a business strategy that generates long-term shareholder value. Each of the Board’s standing committees focuses on risk areas associated with its area of responsibility. The Board believes its leadership structure discussed above supports a risk oversight function that enhances a unified leadership through a single person and allows for effective input from our independent Board members, all of whom are fully engaged in Board deliberations and decisions.

Director Stock Ownership Guidelines
The Nominating and Corporate Governance Committee has adopted stock ownership guidelines for the Company’s non-employee directors to better align the interests of non-employee directors with shareholders. The guidelines require non-employee directors to own shares of Company common stock with a value equal to or greater than three times their annual gross cash compensation. Newly elected directors have three years from the date of election to the Board to comply with the ownership guidelines. Shares must be owned directly by the director or the director’s immediate family members residing in the same household, held in trust for the benefit of the non-employee director or the director’s immediate family or owned by a partnership, limited liability company or other entity to the extent of the director’s interest therein (including the interests of the director’s immediate family members residing in the same household) provided that the individual has the power to vote or dispose of the shares. Unvested shares of restricted stock and unexercised stock options (vested or unvested) do not count toward satisfaction of the guidelines.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, a copy of which is on our website at https://mimedx.gcs-web.com/corporate-governance/highlights. Any amendments to or waivers of the Code of Business Conduct and Ethics that require disclosure under applicable law or listing standards will be disclosed on our website at www.mimedx.com. We undertake to provide a copy to any person, without charge, upon written request to Secretary, MiMedx Group, Inc., 1775 West Oak Commons Court, NE Marietta, Georgia 30062.
Committees of the Board and Number of Meetings
During the year ended December 31, 2019, there were 25 meetings of the Board. In addition to single purpose committees established from time to time to assist the Board with particular tasks, the Board has the following standing committees: an Audit Committee; a Compensation Committee; an Ethics & Compliance Committee; and a Nominating and Corporate Governance Committee. In 2019, each incumbent director attended more than 75% of the aggregate of all meetings of the Board held while he or she was a director and any committees on which that director served.
Although we do not have a formal policy, we strongly encourage each of our directors to attend all annual meetings of shareholders in person. All of the current directors attended the Company’s 2019 Annual Meeting with the exception of Mr. Sutter.
Audit Committee and Audit Committee Financial Expert
The following directors serve on the Audit Committee: K. Todd Newton (Chair), James L. Bierman, and Charles R. Evans, each of whom satisfies NASDAQ’s independence standards for audit committee members. The Board has determined that each of Messrs. Bierman and Newton is an “audit committee financial expert” as that term is defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K.
The current charter for the Audit Committee is posted on the Company’s website at https://mimedx.gcs-web.com/corporate-governance/highlights. The Audit Committee held 38 meetings during the year ended December 31, 2019. The Audit Committee’s charter requires that it, among other things:

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assist the Board in its duty to oversee the Company’s accounting and financial reporting processes of the Company and the audits of the Company’s financial statements and internal control over financial reporting;

•
review the Company’s financial statements with management and the Company’s outside auditors, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

•	direct the Company’s outside auditors to review the Company’s interim financial statements included in Quarterly Reports on Form 10-Q prior to the filing of such reports with the SEC;

•	establish policies and procedures to take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditors;

•	establish policies and procedures for the engagement of the outside auditors to provide permitted non-audit services;

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take responsibility for the appointment, compensation, retention and oversight of the work of any public accounting firm engaged for the purpose of preparing or issuing audit reports or performing other audit, review or attest services and ensure that each such registered public accounting firm reports directly to the Audit Committee;

•
conduct an annual review of the Audit Committee’s performance, annually review and reassess the adequacy of the Audit Committee charter and make recommendations to the Board with respect and changes to the Audit Committee charter;

•	provide, as part of any proxy statement filed pursuant to SEC regulations, any Audit Committee report required by SEC regulations;

•	establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters; and

•
review and pre-approve related party transactions with reporting persons specified in Section 16 of the Exchange Act of 1934, as amended (the “Exchange Act”), for potential conflicts of interest and review and approve related party transactions.

The Audit Committee is authorized to delegate responsibilities to subcommittees or the Chair of the Audit Committee as necessary or appropriate.
Compensation Committee
The following directors serve on the Compensation Committee: James L. Bierman (Chair), Martin P. Sutter, and Neil S. Yeston, each of whom satisfies NASDAQ’s independence standards for compensation committee members. The current charter for the Compensation Committee is posted on the Company’s website at https://mimedx.gcs-web.com/corporate-governance/highlights. The Compensation Committee held 9 meetings during the year ended December 31, 2019.
The Compensation Committee is responsible for reviewing and evaluating all compensation and remuneration to those executive officers. Pursuant to its charter, the primary purpose of the Compensation Committee is to aid the Board in discharging its responsibilities relating to the compensation of the Company’s executive officers. The Compensation Committee has overall responsibility for evaluating and approving the Company’s equity compensation plans, policies and programs for all levels within the Company, and certain other compensation programs. The Compensation Committee has overall responsibility for evaluating and recommending for approval by the Board the Company’s compensation plans, policies and programs for its named executive officers identified in the Compensation Discussion and Analysis (“CD&A”) section, below (the “NEOs”). The Compensation Committee’s charter requires that it, among other things:

•	annually evaluate the performance of the Company’s Chief Executive Officer;

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annually review and determine the annual compensation, including amounts and terms of base salary, bonus, incentive compensation, perquisites and all other compensation for the Company’s NEOs, and recommend their annual compensation for approval by the Board;

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annually, at the Compensation Committee meeting coincident with the Company’s annual meeting of shareholders, review and determine the compliance of the Company’s directors with the stock ownership guidelines applicable to directors and report such compliance to the Board; and

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prepare an annual Compensation Committee report as required by SEC rules to be included in the Company’s proxy statement or annual report on Form 10-K stating that the Compensation Committee has reviewed and discussed the CD&A with management and based on that review and discussion, recommend to the Board that the CD&A be included in the Company’s annual report on Form 10-K and in the Company’s proxy statement.

The Compensation Committee is authorized to delegate responsibilities to subcommittees of the Compensation Committee as necessary or appropriate.

Ethics and Compliance Committee
Our Ethics and Compliance Committee currently consists of four directors: Neil S. Yeston (Chair), M. Kathleen Behrens, William A. Hawkins, and K. Todd Newton. Each of the Committee members meets the independence requirements of the NASDAQ rules for independence. The current charter for the Ethics and Compliance Committee is posted on our website at https://mimedx.gcs-web.com/corporate-governance/highlights. The Ethics and Compliance Committee held 5 meetings during the year ended December 31, 2019.
The principal role of the Ethics and Compliance Committee is to assist the Board in its duty to oversee the Company’s establishment and management of its corporate ethics and compliance program. In establishing this Ethics and Compliance Committee, the Board recognizes that healthcare fraud and abuse laws and regulations are complex and subject to evolving interpretation and enforcement discretion which may affect the Company’s ability to operate. The Ethics and Compliance Committee’s charter requires that it, among other things:

•	oversee and monitor the activities of Company management and pertinent outside consultants with respect to the Company’s establishment and management of its corporate ethics and compliance program;

•	oversee the efforts of the Chief Compliance Officer, including:

◦	approve of decisions regarding the appointment and removal of the Chief Compliance Officer;

◦	review the budget, resource plan and organizational structure of the Compliance function;

◦
review the Company’s efforts that demonstrate the Company’s commitment to the elements of an effective ethics and compliance program as initially outlined in the Federal Sentencing Guidelines for Organizations and refined over time; and

◦	review the performance of the Chief Compliance Officer and approve any changes to his or her compensation;

•	review any pre-approval requests for waivers of compliance with the Company’s Code of Conduct;

•	conduct an annual review of the Committee’s performance;

•	annually review the Committee’ Charter; and

•	provide a regular report the Committee’s activities to the full Board of Directors.
The Ethics and Compliance Committee is authorized to delegate responsibilities to subcommittees of the Ethics and Compliance Committee as necessary or appropriate.

Nominating and Corporate Governance Committee
The following directors serve on the Nominating and Corporate Governance Committee: Charles R. Evans (Chair), M. Kathleen Behrens, and Martin P. Sutter, each of whom meets the independence requirements of the NASDAQ rules for independence. The current charter for the Nominating and Corporate Governance Committee is posted on our website at https://mimedx.gcs-web.com/corporate-governance/highlights. The Nominating and Corporate Governance Committee held 9 meetings during the year ended December 31, 2019.
The primary purposes of the Nominating and Corporate Governance Committee are to make recommendations to the Board concerning the composition and structure of the Board, identify individuals qualified to become Board members, recommend to the Board the director nominees for the next annual meeting of shareholders and in the event of any vacancies on the Board, develop and recommend to the Board a set of corporate governance principles applicable to the Company and make recommendations to the Board on matters of Chair of the Board, Chief Executive Officer and President succession. The Nominating and Corporate Governance Committee’s charter requires that it, among other things:

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annually present to the Board a list of individuals who meet the criteria for Board membership, recommend such individuals for nomination for election to the Board at the annual meeting of shareholders and consider suggestions received from shareholders regarding director nominees in accordance with any procedures adopted from time to time by the Nominating and Corporate Governance Committee;

•
evaluate and report to the Board on the performance and effectiveness of the Board to facilitate the directors fulfilling their responsibilities in a manner that serves the interests of the Company’s shareholders including an assessment of the Board’s compliance with general corporate governance guidelines and identification of areas in which the Board could improve its performance;

•	consider and recommend to the Board the optimum size, classifications, terms of office of nominees, members and criteria for Board and committee membership;

•	recommend the functions of the various committees of the Board, the members of the committees and the chairs of the committees;

•
annually conduct a review of the Nominating and Corporate Governance Committee’s performance and annually review the self-evaluations by the other committees of the Board and report to the Board on the conclusions reached with respect to the performance of the other committees of the Board; and

•	assist the full Board in determining the independence of its members and nominees at least annually.

The Nominating and Corporate Governance Committee is authorized to delegate responsibilities to subcommittees of the Nominating and Corporate Governance Committee as necessary or appropriate.

Evaluation of Director Candidates
The Board, in part through its delegation to the Nominating and Corporate Governance Committee, seeks to recommend qualified individuals to become members of the Board, and takes into consideration such factors as it deems appropriate based on current needs. The Board considers many factors when evaluating the suitability of, and selecting, individual director nominees, including, but not limited to, the following criteria applicable to all director nominees possess: (i) a commitment to the Company’s basic beliefs as set forth in the Company’s Code of Business Conduct and Ethics and shall be individuals of integrity, intelligence and strength of character; (ii) reputations, both personal and professional, consistent with the image and reputation of the Company; (iii) strong leadership skills; (iv) the ability to exercise sound business judgment; (v) relevant expertise and experience, including educational or professional backgrounds, and an ability to offer advice and guidance to management of the Company based on that expertise and experience; (vi) a general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company in today’s business environment, (vii) relevant regulatory experience, (viii) independence and decision-making ability, (ix) interpersonal skills, (x) community activities and relationships, (xi) the interrelationship between the candidate’s experience and business background and other Board members’ experience and business background, and (xii) a willingness to commit the necessary time and effort to attend and participate in Board meetings and related Board activities, and also to ensure an active Board whose members work well together. Although the Nominating and Corporate Governance Committee has not established a specific policy for consideration of diversity in its nominating process, one of its goals is to increase gender diversity on the Board.
Two current members of the Board were identified and recommended by a Company shareholder, Prescience Point: Dr. Behrens and Mr. Newton. Additionally, in July 2020, the EW Purchaser designated Martin P. Sutter and William A. Hawkins, III to serve on the Board as Preferred Directors, and they were appointed to the Board as Preferred Directors on July 2, 2020. The Preferred Directors are not members of any class of directors that is elected by the holders of Company common stock.
Procedures by which Security Holders May Nominate Individuals for Election to the Board
To nominate a person for election as a director at an annual meeting of shareholders, the Company’s Amended and Restated Bylaws require that timely notice of the nomination in proper written form, including all required information as specified in the Amended and Restated Bylaws, be mailed to the Secretary, at 1775 West Oak Commons Court, NE, Marietta, Georgia 30062. The Nominating and Corporate Governance Committee will consider for nomination candidates recommended by shareholders on the same basis as candidates recommended by members of the Board or other sources. Any proposed director candidate shall satisfy the criteria for Board membership set forth in the charter of the Nominating and Corporate Governance Committee or otherwise approved by the Nominating and Corporate Governance Committee and the Board from time to time.
Shareholder Communications with the Board
Company shareholders may communicate with the Board, or individual specified directors, in writing addressed to: MiMedx Group, Inc., Board of Directors, c/o Secretary, 1775 West Oak Commons Court, NE, Marietta, Georgia 30062.
The Secretary will review each shareholder communication. The Secretary will forward to (i) the entire Board, (ii) the non-management members of the Board, if so addressed, or (iii) the members of a Board committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility, each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content and (c) does not merely relate to a personal grievance against the Company or a team member or further a personal interest not shared by other shareholders generally.

Executive Officers
The following persons currently serve as our executive officers:
Timothy R. Wright, 62, became the Company’s Chief Executive Officer in May 2019. The biography for Mr. Wright can be found under the heading “Board of Directors” above.
Peter M. Carlson, age 56, was appointed Chief Financial Officer in March 2020. He joined the Company as Executive Vice President - Finance in December 2019. From 2017 to 2018, Mr. Carlson served as Chief Operating Officer at Brighthouse Financial, Inc., where he helped establish the $200 billion (assets) U.S. life and annuity insurance company as a separate entity following its August 2017 spin-off from MetLife, Inc., one of the world’s leading financial services companies. He was the Chief Accounting Officer at MetLife, Inc. from 2009 to 2017 where his global responsibilities included accounting, financial planning, tax, and investment finance. Prior to joining MetLife in 2009, Carlson was the Corporate Controller at Wachovia Corporation. He currently serves as a director of White Mountains Insurance Company (NYSE: WTM). Mr. Carlson holds a Bachelor of Science from Wake Forest University and is a trustee of the university. He is licensed as a certified public accountant in North Carolina and New York.
Mark P. Graves, age 55, was appointed Senior Vice President and Chief Compliance Officer in July 2018. Prior to joining the Company, he served as the U.S. leader for the global Patient Experience & Value function in the neurology division of UCB, Inc., a biopharmaceutical company. From 2011 to 2015, he was UCB’s Deputy Compliance Officer involved in all aspects of compliance including the implementation and management of the company’s corporate integrity agreement. Prior to that, Graves was Senior Director in the Office of Ethics and Compliance for the Pharmaceutical Products Division of Abbott Laboratories, as well as Deputy Ethics & Compliance Officer for Takeda Pharmaceuticals North America, Inc. and TAP Pharmaceutical Products, Inc., where he also managed the Company’s corporate integrity agreement. Prior to his pharmaceutical and biotech career, he practiced labor and employment law. Mr. Graves holds a B.A. in Criminology and Law, and a J.D., from the University of Florida, and an MBA from the University of Chicago Booth School of Business.
William F. “Butch” Hulse IV, age 47, has served as General Counsel since December 2019. Prior to joining the Company, Mr. Hulse was a member of Dykema Gossett, PLLC, a national law firm since 2017. Prior thereto, he was with Acelity, LP, Inc. (formerly Kinetic Concepts, Inc.), a global medical technology company with leadership positions in advanced wound care, surgical solutions and regenerative medicine, from 2008 to 2017 in a variety of roles of increasing responsibility. From 2013 to 2017, he served as Acelity’s Chief Compliance Officer and Senior Vice President for Enterprise Risk Management, Quality, and Regulatory. Prior to that, he served as Division General Counsel for Acelity’s advanced wound care business unit and as Associate General Counsel for litigation matters. Mr. Hulse holds a Bachelor of Arts from Angelo State University and a J.D. from the Baylor University School of Law.
Rohit Kashyap, Ph.D., age 49, joined the Company as Executive Vice President and Chief Commercial Officer in August 2020. Dr. Kashyap has more than 20 years of experience in the medical device sector. Most recently, he served as the President of Global Commercial at Acelity, L.P. Inc. (formerly known as Kinetic Concepts, Inc.), an advanced wound therapeutics company, since April 2019. Prior thereto, Dr. Kashyap served as Acelity’s President of Americas, from January 2017 to April 2019, and President of North America, from October 2014 to January 2017. Prior to that, Dr. Kashyap served as Senior Vice President of Strategy and Business Development at Acelity, Inc. from 2012 to 2014, and as Senior Vice President of Corporate Development at Acelity, Inc. from 2007 to 2010, with responsibility for the development of global strategic planning initiatives that incorporated organic growth, licensing, and strategic acquisitions. At Acelity, Inc., Dr. Kashyap also held roles in the R&D, Licensing and Acquisition, and Global Marketing groups, including as Commercial Leader for international and emerging markets. Dr. Kashyap earned his bachelor’s degree in Instrumentation and Control from the L.D. College of Engineering in Ahmedabad, India, and his master’s degree and doctorate in Biomedical Engineering from Case Western Reserve University. He also holds an MBA from the Kellogg School of Management at Northwestern University.
Scott M. Turner, age 55, has served as Senior Vice President, Operations and Procurement since April 2017. Mr. Turner oversees supply chain operations including donor recovery services, planning, procurement, processing, and facilities. Mr. Turner joined the Company in April 2016 as Vice President, Procurement. Prior to joining the Company, Mr. Turner served as a director with Alvarez & Marsal North America, LLC in their Corporate Performance Improvement group from October 2015 until March 2016. Prior thereto, Mr. Turner served as Vice President, Supply Chain, with Larson-Juhl, a

Berkshire Hathaway company, from June 2013 until September 2015. Additionally, Mr. Turner has more than 20 years of Supply Chain and Procurement leadership in life sciences at Shionogi and Johnson & Johnson, spanning the consumer, medical device, and pharmaceutical sectors domestically and internationally. Mr. Turner holds a Bachelor of Science in Commerce & Engineering from Drexel University and a President / Key Executives MBA from Pepperdine University.
Robert B. Stein, age 69, has served as our Executive Vice President, Research and Development since August, 2020. Dr. Stein received his M.D. and Ph.D. in Physiology and Pharmacology from Duke University and his B.S. in biology and chemistry from Indiana University. Following residency, Dr. Stein served in increasing roles of responsibility at Merck, Sharp and Dohme Research Laboratories from 1982 to 1990 with contributions to three new products, Cozaar (a prescription drug), Sustiva (an HIV antiviral), and Gardasil (a vaccine). From 1990 to 1996 he served as the first head of Research and Development for Ligand Pharmaceuticals. In 1996, he became Executive Vice President, Research and Pre-clinical Development for DuPont-Merck and DuPont pharmaceuticals, leading to the registration of Sustiva and Innohep and the discovery and advancement of blockbuster Eliquis, subsequently registered by Bristol Myers Squibb Company. Following the acquisition of DuPont by Bristol Myers Squibb, from November 2001 to September 2003 he served as President, R&D and Chief Scientific Officer of Incyte Pharmaceuticals. From September 2003 to January 2007, he served as President of Roche Palo Alto LLC. From August 2008 to May 2010, he served as Chief Executive Officer of Kinemed, Inc., a translational medicine company. In August, 2012, Dr. Stein personally filed a petition under Chapter 7 of the Bankruptcy Code. Following Kinemed, from January 2014 to September 2015, he served as Chief Scientific Officer, and from September 2015 to March 2017 as President, R&D, for Agenus Inc, an immuno-oncology company. He then served as a full-time Senior Advisor, R&D, to Agenus and AgenTus from March 2017 to October 2019. During this time, Agenus advanced 13 monoclonal antibodies into the clinic and formed significant partnerships with Incyte, Merck, UCB, and Gilead.

Policies and Procedures for Approval of Related Party Transactions
Under its charter, the Audit Committee is responsible for reviewing and approving all transactions or arrangements between the Company and Section 16 reporting persons and any of their respective affiliates, associates or related parties. In determining whether to approve or ratify a related party transaction, the Audit Committee considers all relevant facts and circumstances available to it, such as:

•	Whether the terms of the transaction are fair to the Company and at least as favorable to the Company as would apply if the transaction did not involve a related party;

•	Whether there are demonstrable business reasons for the Company to enter into the transaction;

•	Whether the transaction would impair the independence of an outside director; and

•
Whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Related Party Transactions
The Company has employed Thomas Koob Ph.D. as its Chief Scientific Officer (a non-executive officer) since 2006. Dr. Koob is the brother of a director, Charles Koob. Subsequent to the Company’s employment of Dr. Thomas Koob, Charles Koob was appointed as a director of the Company in March 2008. In 2019, the Company paid Dr. Thomas Koob an annual salary of $235,210 and provided equity, incentive compensation and other compensation of $155,957.
The Company employs Simon Ryan, the brother-in-law of its former General Counsel, Alexandra O. Haden (who resigned from the Company effective August 12, 2019), as a sales representative. In 2019, the Company paid Mr. Ryan total compensation of $152,126, consisting of a salary of $95,000 and sales commissions, equity and other compensation of $57,126.
Compensation Committee Interlocks and Insider Participation
During 2019, the following persons served on the Compensation Committee: Richard J. Barry, James L. Bierman, Joseph G. Bleser, Larry W. Papasan, and Neil S. Yeston. No member of the Compensation Committee is or has been an officer or employee of the Company. During 2019, none of the Company’s executive officers served on the board of directors or compensation committee of any other entity that had an executive officer that serves on the Company’s Board or Compensation Committee.
CEO Pay Ratio
In 2019, we paid total annual compensation to our median employee of $62,995. The annual total compensation of our CEO in 2019, as reported in the Summary Compensation Table, was $5,069,353. Based on this information, for 2019 the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was 80 to 1. (We note that the compensation paid to our CEO for 2019 was for a partial year, and we estimate that he would have received approximately$5,372,238 over the course of a full year, which equates to a ratio of 85 to 1.) We determined our median employee using all income as shown in Form W-2 box 1 for all employees other than our CEO, based on information as of December 31, 2019. As permitted by SEC rules, we excluded all non-U.S. employees in determining the median employee, which consisted of a single employee in Canada. The total number of U.S. and non-U.S. employees as of December 31, 2019 was 696.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee is responsible for evaluating and determining the compensation paid to the executive officers who are listed in the Summary Compensation Table (the “NEOs”). All components of compensation for the NEOs are then recommended by the Compensation Committee for approval by the Board. This Compensation Discussion and Analysis (“CD&A”) pertains to 2019 compensation.
For 2019, the Company’s NEOs were:

•	Timothy R. Wright. Mr. Wright joined MiMedx as Chief Executive Officer on May 13, 2019.

•
David Coles. Mr. Coles served as Interim Chief Executive Officer from July 2, 2018 until May 13, 2019. He was an employee of Alvarez & Marsal North America, LLC. We paid Alvarez & Marsal for Mr. Cole’s services, as described below under “Agreements with Our Executive Officers-Agreement with Alvarez & Marsal to Employ Mr. Coles.”

•
Edward Borkowski. Mr. Borkowski served as Executive Vice President and Interim Chief Financial Officer from June 7, 2018 until his resignation on November 15, 2019. Subsequently, he served as Acting Chief Financial Officer through March 17, 2020 pursuant to a Separation and Transition Services Agreement, as described below under “Agreements with Our Executive Officers - Agreement with Mr. Borkowski.”

•	Peter M. Carlson. Mr. Carlson joined the Company as Executive Vice President - Finance in December 2019. He became Chief Financial Officer in March 2020.

•
I. Mark Landy. Mr. Landy served as Executive Vice President and Chief Strategy Officer from December 5, 2018 until the Company eliminated this role effective September 16, 2019 (which terminated his employment).

•	Scott M. Turner. Mr. Turner has served as Senior Vice President—Operations & Procurement since December 5, 2018 and continues to serve in such role.
Prior Say-on-Pay Proposal and Shareholder Support
The Company conducted an advisory say-on-pay advisory vote at the 2019 annual meeting of shareholders on August 31, 2020, where more than 91% of the votes cast were in favor of the proposal. The Board and the Compensation Committee will review this advisory vote result in the future, together with the other factors and data discussed in this Compensation Discussion and Analysis, and consider whether changes to the Company’s executive compensation policies and related decisions are necessary.
The Company also conducted a say-on-frequency advisory vote at the 2019 annual meeting of shareholders on August 31, 2020, where more than 97% of the votes cast were in favor of an annual advisory vote rather than the triennial vote last recommended by shareholders. The Board has determined that the Company will hold an annual say-on-pay advisory vote beginning with the 2021 annual meeting of shareholders.
Compensation Philosophy
MiMedx’s executive compensation philosophy is based on the belief that competitive compensation is essential to attract and retain highly-qualified executives and incentivize them to achieve the Company’s operational and financial goals. In line with this philosophy, the Company’s practice is to provide total compensation that is competitive with comparable positions at peer organizations. The compensation program is based on individual and organizational performance and includes components that reinforce the Company’s incentive and retention-related compensation objectives.

The principal components of compensation for MiMedx’s NEOs are base salary, annual cash incentives and long-term equity incentives. Cash incentives are included to encourage and reward effective performance relative to the Company’s near-term plans and objectives. Equity incentives are included to promote longer-term focus, to help retain key contributors and to align the interests of the Company’s executives and shareholders.
Pay-Setting Process
Compensation Consultant
Beginning in mid-2018, the Compensation Committee engaged an independent executive compensation consulting firm, Meridian Compensation Partners, LLC (“Meridian”), to provide compensation consulting services relating to (1) NEO compensation, (2) peer group composition and practices, (3) incentives design, (4) compensation governance, (5) amount and form of director compensation and (6) alternatives to equity compensation. Meridian’s services were provided only to the Compensation Committee, and the Compensation Committee determined that Meridian’s work did not raise any conflict of interest.
In October, 2019, following changes in the membership of the Compensation Committee and the Board, the Compensation Committee engaged a new, independent executive compensation consulting firm, Aon Consulting, Inc. through its Radford subdivision (“Radford”), to replace Meridian and to provide compensation consulting services relating to (1) NEO compensation, (2) peer group composition and practices, (3) incentives design, (4) compensation governance, (5) amount and form of director compensation and (6) alternatives to equity compensation. Radford’s services were provided only to the Compensation Committee, and the Compensation Committee determined that Radford’s work did not raise any conflict of interest.
Use of a Peer Group
In making compensation decisions, the Compensation Committee has considered the recommendations of the CEO and of a senior HR executive, which, in turn, have been informed by a compensation analysis of the practices of peer group companies, which are publicly-traded companies in the medical device, pharmaceuticals, biotechnology and life sciences sectors of the healthcare industry. The peer group was determined primarily using organizational criteria, revenue, market capitalization, and industry sector. Organizational criteria include number of employees as well as qualitative factors such as industry, markets, and development stage. The data from the peer group companies for the NEOs provides the Compensation Committee with a benchmark that it views as a point of reference, but not as a determining factor, for the compensation of the NEOs. In 2019, the Company’s peer group was as follows:

Abiomed, Inc.	Geron Corporation	LivaNova PLC
Acorda Therapeutics, Inc.	Halozyme Therapeutics, Inc.	Momenta Pharmaceuticals, Inc.
AMAG Pharmaceuticals, Inc.	ImmunoGen, Inc.	Newlink Genetics Corp.
Array BioPharma, Inc.	Infinity Pharmaceuticals, Inc.	OPKO Health, Inc.
CryoLife, Inc.	Insulet Corporation	Osiris Therapeutics, Inc.
DexCom, Inc.	Insys Therapeutics, Inc.	Seattle Genetics, Inc.
Exelixis, Inc	Ionis Pharmaceuticals, Inc.	Spectrum Pharmaceuticals, Inc.
Genomic Health, Inc.	Ironwood Pharmaceuticals, Inc.	Vanda Pharmaceuticals, Inc.
Wright Medical Group, Inc.
In order to compete effectively for top executive-level talent, the Compensation Committee generally targets cash compensation for the NEOs between the 50th and 60th percentile and long-term equity compensation between the 60th and 75th percentile of compensation paid to similarly-situated executives of the companies comprising the peer group. However, in practice and in the case of 2019, total compensation actually awarded by the Compensation Committee has generally lagged these targets primarily due to the award of below-median long-term incentives. Although peer data and compensation survey data are useful guides for comparative purposes, the Compensation Committee believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance.

In that regard, the Compensation Committee applies its judgment in reconciling the program’s objectives with the realities of attracting and retaining key employees.
2019 Compensation Components
Base Salaries
MiMedx employees, including its NEOs, are paid a base salary commensurate with the responsibilities of their positions, the skills and experience required for the position, their individual performance, business performance, labor market conditions, and with reference to peer company salary levels. Base salaries may be increased depending on the compensation of comparable positions within the peer group companies and published compensation surveys, the executive’s responsibilities, skills, expertise, experience and performance, the executive’s contributions to the Company’s results, and the overall performance of the Company compared to its peer group and other participants within the industry. In determining the increases, the Compensation Committee relies on this information, but also exercises its judgment about each individual, and relies on recommendations from its compensation consultant and senior management, and takes into account special circumstances. Base salaries to the NEOs in 2019 were as follows:

NEO	Base Salary	Revised Base Salary(1)
Mr. Wright	$750,000	n/a
Mr. Borkowski	$550,000	$600,000
Mr. Carlson	$525,000	n/a
Mr. Landy	$425,000	$455,000
Mr. Turner	$340,000	$355,000

(1)
During 2019, in recognition of Mr. Borkowski’s assumption of the duties of Interim Chief Financial Officer, the Board increased Mr. Borkowski’s base salary to $600,000. The Board also increased Mr. Landy’s base salary to $455,000 and Mr. Turner’s to $355,000 during 2019 following their assumption of increased responsibilities.

Annual Non-Equity Incentive Awards
Historically, the Company has adopted an annual non-equity incentive plan in which the NEOs participate. Through this plan, the Company delivers a target bonus opportunity expressed as a percentage of each executive’s base salary as shown below. During 2019, following Mr. Borkowski’s assumption of the duties of Interim Chief Financial Officer, the Board increased Mr. Borkowski’s target annual incentive from 60% to 65% of his base salary.

NEO	Base Salary	Target Annual Incentive as a Percent of Base Salary	Target Annual Incentive	Bonus Paid in 2019
Mr. Wright	$750,000	100%	$750,000	$720,000
Mr. Borkowski	$600,000	65%	$390,000	n/a(1)
Mr. Carlson	$525,000	55%	$288,750	n/a(2)
Mr. Landy	$455,000	50%	$227,500	n/a(3)
Mr. Turner	$355,000	40%	$142,000	$136,320

(1)	The Company made payments to Mr. Borkowski pursuant to Separation and Transition Services Agreement in lieu of, among other things, his annual incentive.

(2)	Mr. Carlson joined the Company effective December 16, 2019 and therefore was not eligible for an annual incentive for 2019.

(3)	The Company eliminated Mr. Landy’s role during 2019 and made payments to him in 2020 equal to one times his base salary and target annual incentive.

However, 2019 was a year of rapid and significant change for the Company. Ultimately, the Board did not approve an annual incentive plan for 2019 due to the following factors:

•	a rapidly changing financial forecast following adverse insurance coverage decisions relating to the Company’s products in late 2018 and the reduction in force in December 2018;

•	the failure to complete the audit of the financial statements for the year ended December 31, 2018, which also affected the Company’s ability to establish meaningful quantitative goals for 2019;

•	the adoption of a new strategic plan which addressed the changing regulatory landscape for several of the Company’s products and investments related to future BLA products; and
•changes in several of the Company’s key officers, including its CEO and CFO.

Nevertheless, the Board determined that it was important to grant bonuses for 2019 in recognition of extraordinary efforts during the year, to retain key leaders during a period of significant change and risk, and for internal pay equity. For 2019, the Board authorized the Company to pay discretionary bonuses to each of the NEOs who was still employed by the Company at the end of the year equal to 96% of each NEO’s target annual incentive as follows: Mr. Wright - $720,000; and Mr. Turner - $136,320. Mr. Carlson joined the Company on December 15, 2019 and was not eligible for an annual incentive award in 2019.

For 2020, prior to the outbreak of the COVID-19 pandemic, the Committee and the Board have adopted a managing incentive plan (“MIP”), which is an annual cash incentive plan designed to incentivize and reward achievement of the current year’s financial and operational goals with three equally-weighted performance criteria - revenue, Adjusted EBITDA, and individual performance goals. Potential payouts under the 2020 MIP are capped at 1.5 times an executive’s target bonus.

Long-Term Equity Incentives
All equity incentive awards are granted under the Company’s 2016 Equity and Cash Incentive Plan (the “2016 Plan”), which was approved by shareholders in 2016. The 2016 Plan is designed to align the interests of the Company’s Named Executive Officers and other MiMedx officers, members of management and key employees with the interests of the Company’s shareholders, and serve as a key retention tool. Restricted stock vests over a period of time, generally pro rata annually over three years. The Company generally makes its an annual equity grant to a broad group of its management employees, including the NEOs in February or March of each year. The Company also typically grants restricted stock to certain newly-hired executive officers in connection with the commencement of their employment by the Company.
The Committee believes that equity grants are a positive motivator for the Company’s officers, management and key employees to focus their strategy and efforts on the Company’s long-term goals. Working toward the long-term growth of the price of the Company’s stock produces the ultimate financial gain for the executives’ equity awards and increase in value for the Company’s shareholders.
In recent years, the Compensation Committee has granted only restricted stock awards, rather than a mix of stock and stock options to conserve the number of shares available under the 2016 Plan. The Compensation Committee believes that restricted stock awards are an effective form of equity compensation because the vesting period is a strong retention tool for NEOs and other key executives. Restricted stock awards increase in value as the Company’s stock price increases over time, but they also continue to have value in the event of a stock price decline. Thus, unlike stock options, restricted stock does not lose its retention value in the event of a decline in stock price.
All awards of restricted stock granted to Named Executive Officers in 2019 were approved by the Compensation Committee for recommendation to the full Board for approval. All awards of restricted stock granted to all other eligible participants in the 2016 Plan were determined and approved by the Compensation Committee.
In determining the approved level of equity grants, the Compensation Committee considers the individual’s target annual long-term incentive value, the Company’s overall option “overhang,” the employee’s level of responsibility and performance, prior equity awards, comparative compensation information, and the anticipated expense to the Company. For 2019, all awards of restricted stock were dated and priced as follows:

•	All awards of restricted stock to current employees were granted and priced as of the close of the business day on which the Committee approved the grant.

•	All awards of restricted stock granted to newly-hired employees were granted and priced as of the later of the business day on which the Board approved such grants or the date of employment.
The Committee establishes vesting schedules for awards under the 2016 Plan at the time of the grant. To optimize the retention value of the awards and to orient recipients to the achievement of longer-term goals, objectives and success, awards typically vest in three equal installments on the first, second and third anniversaries of the Grant Date. The Company generally makes its an annual equity grant to a broad group of its management employees, including the Named Executive Officers, in February or March of each year. In 2019, all equity-based awards were issued under plans previously approved by the Company’s shareholders.
2019 Restricted Stock Grants to Named Executive Officers
The Compensation Committee’s philosophy with respect to annual grants is to benchmark long-term equity incentive awards at the 60th to 75th percentile of awards to similarly-situated executives of companies in the peer group. However, the actual amount of equity awards granted to the NEOs in 2019 was less than the benchmark target grant value in order to conserve the number of shares available for awards under the 2016 Plan. In general, in determining the level of equity grants, the Compensation Committee considers the individual’s target annual long-term incentive value, the Company’s unexercised and unvested grants, the employee’s level of responsibility and performance, prior equity awards, comparative compensation information, and the anticipated expense to the Company.
Grants to Existing Officers
On February 21, 2019, the Company granted Mr. Borkowski 203,305 shares of restricted stock that were required to be granted to him pursuant to the Company’s agreement with him. On April 26, 2019, the Company granted each of Messrs. Landy and Turner 279,271 and 52,067 shares of restricted stock, respectively. It made no grant to its then-CEO, Mr. Coles, because he was an employee of Alvarez & Marsal. The grant to Mr. Turner vest pro rata annually over three years.
Grants to Newly-Hired Officers
In addition to the annual grants described above, the Company made certain grants of restricted stock to newly-hired employees during 2019. On May 6, 2019, the Company granted Mr. Wright 681,818 shares of restricted stock upon his appointment as Chief Executive Officer, scheduled to vest pro rata annually over three years; refer to the discussion “Agreement with Mr. Wright” below. In addition, in connection with the commencement of Mr. Carlson’s employment with the Company, the Company made a $350,000 restricted stock grant to Mr. Carlson on December 16, 2019 that vests pro rata annually over three years, and a $1 million restricted stock grant that vests upon the achievement of each of four discrete performance goals; refer to the discussion “Agreement with Mr. Carlson” below. Each of these awards will be settled in a number of shares of Company common stock based on our stock 30 days after the Company first becomes current with its SEC reporting obligations.
Agreements with our Executive Officers
Agreement with Alvarez & Marsal to employ Mr. Coles
The Board appointed Mr. Coles as Interim Chief Executive Officer of the Company, effective as of July 2, 2018. In connection with his appointment, the Company entered into an engagement letter with Alvarez & Marsal North America, LLC (“A&M”), where Mr. Coles had been employed since 1997, providing for Mr. Coles’ services and the services of additional A&M employees as needed to assist Mr. Coles in the execution of his duties. Under the terms of the engagement letter, during his service at the Company, Mr. Coles continued to be employed by A&M and was not entitled to receive any compensation directly from the Company or participate in any of the Company’s employee benefit plans. The Company instead paid A&M an hourly rate of $975 per hour for Mr. Coles’ services. In 2019, the Company paid A&M $908,663 for

Mr. Coles’ services. Mr. Coles resigned on May 13, 2019 upon the hiring of Mr. Wright as our permanent Chief Executive Officer.
Agreement with Mr. Wright
In connection with his appointment as Chief Executive Officer in May 2019, Mr. Wright entered into a letter agreement (the “Letter Agreement”) with the Company that provides for an annual base salary of $750,000. The Company agreed in the Letter Agreement that he will be eligible to participate in the MIP with an annual target cash bonus amount equal to one hundred percent (100%) of his base salary. The Letter Agreement also provided for a special one-time signing bonus of $500,000, which was subject to repayment in full in the event that Mr. Wright resigned without “good reason” or had his employment terminated by the Company for “cause,” in each case within 12 months following the commencement of his employment with the Company. The Letter Agreement also provides that Mr. Wright’s MIP bonus would not be prorated for 2019, and that the Compensation Committee of the Board had approved and recommended to the Board for approval a minimum payout of not less than fifty percent (50%) of what his target bonus would have been if the Board had adopted the 2019 MIP. For 2019, the Company paid Mr. Wright a discretionary bonus in lieu of his target MIP bonus, as discussed above under “Annual Non-Equity Incentive Awards.”
In addition, pursuant to the Letter Agreement, the Company granted Mr. Wright 681,818 shares of restricted stock, which had an approximate value of $3,375,000, as of the date that Mr. Wright commenced employment with the Company, which vests pro rata annually over three years and is subject to the terms and conditions of the 2016 Plan. In addition, the Letter Agreement provides that, following 2019, Mr. Wright will have a target long-term incentive award in an amount equal to four hundred and fifty percent (450%) of his then-current annual base salary.
The Letter Agreement further provided that in the event of the termination of Mr. Wright’s employment by the Company other than for “cause” or by Mr. Wright for “good reason,” Mr. Wright will be eligible to receive the following, subject to the execution and non-revocation of a release of claims (and continued compliance with any applicable restrictive covenant obligations): (i) a severance payment equal to 24 months of his then-current annual base salary plus two times his then-current annual target bonus amount and (ii) provided that Mr. Wright timely elects continued coverage under COBRA, continued participation in applicable Company benefit plans for him and his eligible dependents at active employee rates for 24 months following the termination of Mr. Wright’s employment. Notwithstanding the foregoing, in the event that Mr. Wright’s employment with the Company is terminated following a “change in control” for reasons other than death, disability, retirement, termination by the Company for “cause” or termination by Mr. Wright without “good reason,” Mr. Wright will be eligible to receive the following, subject to the execution and non-revocation of a release of claims (and continued compliance with any applicable restrictive covenant obligations): (i) a severance payment equal to 30 months of his then-current annual base salary plus 2.5 times his then-current annual target bonus amount, (ii) provided that Mr. Wright timely elects continued coverage under COBRA, continued participation in applicable Company benefit plans for him and his eligible dependents at active employee rates for 30 months following the termination of Mr. Wright’s employment and (iii) continued participation in life or other similar insurance or death benefit plans (excluding short-term or long-term disability insurance) for 30 months following the termination of Mr. Wright’s employment and at the Company’s expense.
The Letter Agreement also entitles Mr. Wright to certain relocation and commuting benefits.
Agreements with Mr. Borkowski
The Board appointed Mr. Borkowski, an Executive Vice President of the Company, as interim Chief Financial Officer effective June 6, 2018. In 2018, Mr. Borkowski received an annual salary of $550,000 and a target annual performance bonus of 60% of his base salary. The Board increased his salary and target bonus to $600,000 and 65%, respectively, during 2019.
The Company awarded Mr. Borkowski two restricted stock grants on February 21, 2019: one for 100,000 shares, one-third of which vested immediately and the other two-thirds were to vest ratably over a two-year period from the date of grant; and the other for 103,305 shares was to vest ratably over a two-year period from the date of grant. These awards were contemplated, but not granted, at the time Mr. Borkowski joined the Company. The Company made these grants with an abbreviated vesting schedule to approximate the result as if they had been granted as originally agreed because the grants were made nearly a year later than agreed.

In addition, the Company agreed to provide Mr. Borkowski severance, both in connection with a change in control and other than in connection with a change in control. The Company entered into a double-trigger Change in Control Severance Agreement with Mr. Borkowski, which provided for severance payments equal to 1.75 times his base salary and target bonus; and continuation of benefits for the period for which the severance is computed. The Company also entered into a severance agreement with Mr. Borkowski that was not conditioned upon a change in control and which provided for severance payments equal to 1.0 times his annual base salary plus target bonus, plus continuation of benefits for the period for which the severance is computed, if his employment was terminated for qualifying reasons. Mr. Borkowski was also eligible for relocation benefits.
On November 18, 2019, the Company entered into a Separation and Transition Services Agreement (the “Transition Agreement”) with Mr. Borkowski pursuant to which (i) he resigned as Executive Vice President and Interim Chief Financial Officer of the Company, as well as from any and all officer, director or other positions that he held with the Company and its affiliates, effective November 15, 2019, (ii) he agreed to perform the duties of the Acting Chief Financial Officer with respect to filing the 2018 Form 10-K and assist with the transition of his duties, and (iii) until March 31, 2020, he agreed to provide services as may be requested by the Company with respect to matters related to the Company’s Annual Report on Form 10-K (the “2018 Form 10-K”) and the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019. The Agreement provided for the Company to make special payments to Mr. Borkowski in installments as follows: (i) $1,700,000, which was paid within seven business days following the Transition Agreement, (ii) $1,750,000 which was paid following the filing of the 2018 Form 10-K with the SEC; and (iii) after March 31, 2020, $500,000 which was paid following the execution and delivery of a supplemental release by Mr. Borkowski. These payments were, among other things, in lieu of his equity grant and annual incentive for 2019. Mr. Borkowski forfeited all restricted stock owned by him which had not already vested, and all other claims to stock and other benefits. The Agreement also includes terms and conditions governing the Company’s and Mr. Borkowski’s general release of claims and other customary provisions.
Agreement with Mr. Carlson
The Company entered into an agreement with Mr. Carlson effective December 16, 2019 to employ him as Executive Vice President - Finance. The Company later named Mr. Carlson Chief Financial Officer effective March 18, 2020. Pursuant to the Company’s agreement with Mr. Carlson, he receives an annual base salary of $525,000 and will be eligible for a target annual incentive of fifty-five percent (55%) of his base salary and a target long-term incentive equal to two hundred percent (200%) of his base salary. In addition, he received (i) a special one-time signing bonus of $50,000 (which is subject to repayment in full in the event that he resigns or has his employment terminated by the Company within 12 months following the commencement of his employment with the Company), (ii) a restricted stock grant with a value of $350,000 which vests pro rata annually over three years, and (iii) a restricted stock grant with a value of $1,000,000, which vests upon the achievement of each of four discrete performance goals.
Agreement with Mr. Landy
On September 16, 2019, the Company eliminated the position of Chief Strategy Officer and terminated the employment of Mr. Landy without cause. Effective April 23, 2020, the Company entered into a Termination Agreement with Mr. Landy pursuant to which the Company will pay Mr. Landy twelve (12) months of his salary ($425,000) and target bonus (50%) that was in effect on the day his position was eliminated.
Additional Compensation Practices and Policies
Perquisites
The Company generally does not provide executive officers with perquisites and other personal benefits beyond the Company benefits offered to similarly situated employees, with the following exception: when the Company hosts performance incentive trips for its best-performing sales people, it requires certain executives to attend and assumes the incremental cost if the executive’s spouse attends, and when this occurs the Company reports the aggregate incremental travel expenses of the spouse as a perquisite. Also, during the Company’s transition, when its ability to attract and retain executives was reduced, the Company agreed to reimburse certain executives (Messrs. Wright and Borkowski) for commuting and transportation expenses between their respective homes and our corporate headquarters, temporary lodging, relocation and rental car expenses, and paid a tax-gross up on these amounts.

Stock Ownership Guidelines
The Board has adopted stock ownership guidelines that apply to the NEOs. Under the guidelines, covered persons are required to own stock, including unvested time-based restricted stock, equal to certain multiples of their annual cash compensation. On October 2, 2020, the Board increased the ownership requirements under guidelines (i) for the CEO from 3 times to 6 times, (ii) for the CFO from 2.0 times to 2.5 times, (iii) for the General Counsel from 1.5 times to 2.5 times, and (iv) by extending the guidelines to all other NEOs at 2.5 times:

Person Subject to Policy	Requirement
CEO	6.0X
Other NEOs	2.5X
Until such time as the NEO reaches his or her applicable threshold and subject to certain exceptions, the NEOs are required to hold 100% of the shares of Company common stock awarded to him/her from the Company or received upon vesting of restricted stock and upon exercise of stock options (net of any shares utilized to pay for tax withholding and any exercise price).
Recoupment of Compensation
The Board adopted a recoupment (clawback) policy, effective April 1, 2016, covering executive officers of the Company. The policy provides that if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee may seek reimbursement of any cash or equity-based bonus or other incentive compensation paid or awarded to the officer or effect cancellation of previously granted equity awards to the extent the bonus or incentive compensation was based on erroneous financial data and was in excess of what would have been paid to the officer under the restatement.
With the completion of the restatement of Company’s previously issued consolidated financial statements and financial information, the Compensation Committee has reviewed the annual non-equity incentive awards paid to executive officers based on financial performance for the years 2015 and 2016, and the amounts that would have been paid to such officers under the restated financial statements. In addition, the Compensation Committee has reviewed the annual non-equity incentive awards paid to executive officers for 2017 and 2018 (which had never been published and therefore technically not restated), and the amounts that would have been paid to such officers under the corrected financial statements. This review determined that the Company paid annual non-equity incentive awards between 2015 and 2018 to the following persons in excess of what would have been paid to such executive officers under the restated or revised financial metrics, by the following, aggregate amounts: our former Chief Executive Officer, Mr. Petit - $468,504; our former Chief Financial Officer, Mr. Senken - $215,550; our former President, Mr. Taylor - $356,555; our former General Counsel, Ms. Haden - $183,725; our former Interim Chief Financial Officer, Mr. Borkowski - $88,000; our former Chief Strategy Officer, Mr. Landy - $31,267; and Mr. Turner - $28,933. (The Company did not grant any equity awards based on incorrect financial metrics.)
The Compensation Committee notes that the Company effectively recovered $26.3 million of vested, unexercised options and unvested restricted stock as a result of the Board’s determination in September 2018 that the terminations of employment of Messrs. Petit, Senken and Taylor were “for cause,” which resulted in the forfeiture of those awards. Under the Plans, all unvested restricted stock awards and vested and unvested stock option awards were forfeited, as follows:

Former NEO	Options Forfeited	Value on 9/20/2018 at $6.20 per share	Unvested Restricted Stock Forfeited	Value on 9/20/2018 at $6.20 per share	Total Value of Equity Forfeited
Petit	2,867,820	$12.1 million	361,667	$2.2 million	$14.3 million
Senken	887,107	$3.7 million	120,368	$0.7 million	$4.4 million
Taylor	1,558,221	$6.2 million	229,234	$1.4 million	$7.6 million
TOTAL	5,313,148	$22.0 million	711,269	$4.3 million	$26.3 million

(The value of forfeited options is based on the closing price of Company common stock on the date of forfeiture, which was $6.20 per share on September 20, 2018, less the exercise price. The value of forfeited restricted stock is based on the closing price of Company common stock on the date of forfeiture.)
The Compensation Committee also notes that on November 26, 2019, the SEC filed suit against Messrs. Petit, Senken and Taylor in the U.S. District Court for the Southern District of New York, including claims for relief as to Messrs. Petit and Senken for the disgorgement of all bonuses and all incentive-based and equity-based compensation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, among other claims for relief. The Committee further notes that Messrs. Landy and Turner only became executive officers in December 2018 and therefore were subject to the policy for less than one month.
In view of the pending criminal trials against Messrs. Petit and Taylor, and the SEC’s civil claims against Messrs. Petit, Taylor, and Senken, the Compensation Committee has not yet reached a final determination as to whether or how to recoup the amounts previously paid to these executives or to the other executives.
Anti-Hedging and Anti-Pledging Policies
Hedging transactions may permit the ownership of Company securities without the full risks and rewards of ownership. If a director, officer or employee engages in hedging transactions with respect to Company securities, he or she may no longer have the same objectives as the Company’s other shareholders. For this reason, the Company prohibits directors, officers and employees from engaging in hedging transactions in Company securities, subject to exceptions that may be granted in the sole discretion of the Company’s General Counsel in limited circumstances.
Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged as collateral for a loan may be sold if the borrower defaults on the loan, including at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities. For these reasons, the Company prohibits directors, officers and other employees from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
Compensation Risk Assessment
On an ongoing basis, the Compensation Committee considers the risks inherent in the Company’s compensation programs. With the change in the structure of the annual non-equity incentive compensation awards in late 2018, which de-emphasized revenue, the Compensation Committee believes that our compensation policies and practices do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the design of our compensation policies and practices encourages our employees to remain focused on both our short- and long-term goals.

2019 SUMMARY COMPENSATION TABLE

Name and Principal Position	Period	Salary	Bonus(6)	Stock(7) Awards	Option Awards	Non-Equity Incentive Plan Compensation Awards	All Other(8) Compensation	Total
Timothy R. Wright,(1) Chief Executive Officer	2019	$447,115	$1,220,000	$3,375,000	$0	$0	$27,239	$5,069,354
David Coles,(2) Former Interim Chief Executive Officer	2019	$0	$0	$0	$0	$0	$0	$0
	2018	$0	$0	$0	$0	$0	$0	$0
Edward Borkowski,(3) EVP and Interim Chief Financial Officer	2019	$597,885	$0	$610,014	$0	$0	$4,095,931	$5,303,830
	2018	$363,846	$150,000	$0	$0	$330,000	$47,294	$891,140
Peter M. Carlson,(4) EVP - Finance	2019	$24,231	$0	$1,349,994	$0	$0	$0	$1,374,225
I. Mark Landy,(5) EVP and Chief Strategy Officer	2019	$367,001	$0	$673,043	$0	$0	$690,924	$1,730,968
	2018	$327,788	$100,000	$199,824	$0	$117,250	$0	$744,862
Scott M. Turner, SVP, Operations & Procurement	2019	$351,596	$136,320	$125,481	$0	$0	$6,059	$619,456
	2018	$302,788	$0	$156,592	$0	$108,500	$9,978	$577,858

(1)	The Board appointed Mr. Wright as Chief Executive Officer effective May 13, 2019.

(2)
Mr. Coles served as Interim Chief Executive Officer from July 2, 2018 until May 12, 2019. The Company paid his employer, A&M, $908,663 and $1,147,751 for Mr. Coles’ services in 2019 and 2018, respectively.

(3)	Mr. Borkowski served as Interim Chief Financial Officer from June 6, 2018 until his resignation effective November 15, 2019. Subsequently, he served as Acting Chief Financial Officer.

(4)	The Board appointed Mr. Carlson Executive Vice President - Finance effective December 16, 2019. The Company later named Mr. Carlson Chief Financial Officer effective March 18, 2020.

(5)	Mr. Landy served as Executive Vice President and Chief Strategy Officer from December 5, 2018 until the Company eliminated this position on September 16, 2019.

(6)
Reflects a one-time $500,000 cash signing bonus. Messrs. Wright and Turner also received discretionary bonuses in 2020 in lieu of their 2019 annual incentive in the amounts of $720,000 and $136,320, respectively.

(7)
Represents the aggregate grant date fair value of awards of restricted stock made to the executive officer in accordance with FASB ASC Topic 718. The restricted stock awards vest pro rata annually over a three-year period.

(8)
Represents the following amounts: (a) commuting expenses: Wright - $18,135; Borkowski - $43,733; (b) reimbursement for travel expenses for their spouses to attend certain work-related events: Borkowski - $5,098; Landy - $3,924; (c) severance: Borkowski - $4,000,000 (including $2,250,000 to be paid to him or on his behalf in 2020); Landy - $687,750 (paid in 2020); (c) 401(k) match: Wright - $1,442; Borkowski - $4,659; Turner - $6,059; and (d) tax gross-up on commuting expenses: Wright $7,662; Borkowski $42,441. Does not include $2,250,000 paid to Mr. Borkowski in 2020 pursuant to the Separation and Transition Services Agreement between the Company and him. See “Compensation, Discussion & Analysis - Agreements with Mr. Borkowski, above.”

GRANTS OF PLAN-BASED AWARDS FOR 2019
The following table provides information regarding grants of plan-based awards to the Company’s NEOs during 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold	Target	Maximum
Wright	6/7/2019	$0	$0	$0	681,818				$3,374,999
Coles	—	$0	$0	$0	—		—	—	$0
Borkowski	2/21/2019	$0	$0	$0	203,305	(4)			$616,014
Carlson	12/16/2019	$0	$0	$0	49,295				$349,995
Carlson	12/16/2019	$0	$0	$0	140,845	(5)			$1,000,000
Landy	4/26/2019	$0	$0	$0	279,271	(4)			$673,043
Turner	4/26/2019	$0	$0	$0	52,067				$125,481

(1)	The Board never formally approved the annual incentive plan in 2019. Refer to discussion of “annual incentive plan” in the Compensation Discussion & Analysis, above.

(2)	Represents restricted stock awards granted under the 2016 Plan. The shares of restricted stock generally vest ratably over three years from the grant date.

(3)	The amounts shown reflect the grant date fair market values of the awards computed in accordance with FASB ASC Topic 718—“Compensation-Stock compensation.”

(4)	As discussed under “Compensation Discussion and Analysis,” Messrs. Landy and Borkowski forfeited all unvested restricted stock held by them upon the termination of their employment during 2019.

(5)	Represents performance-based restricted stock units.

OUTSTANDING EQUITY AWARDS ON DECEMBER 31, 2019
The following table shows the number of shares covered by exercisable and un-exercisable options and unvested restricted stock awards held by the Company’s NEOs on December 31, 2019. As discussed in the CD&A, Messrs. Landy and Borkowski forfeited all unvested restricted stock held by them upon the termination of their employment during 2019.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Securities Unvested		Market Value of Unvested Securities(1)
Wright	—	—			681,818	(2)	$5,168,180
Coles	—	—			—		$0
Borkowski	—	—			—		$0
Carlson	—	—			190,140	(3)	$1,441,261
Landy	—	—			—		$0
Turner	—	—			10,000	(4)	$75,800
					10,600	(5)	$80,348
					6,667	(6)	$50,536
					52,067	(7)	$394,668

(1)	Calculated based on a closing stock price of $7.58 per share on December 31, 2019.

(2)	A portion vested on June 7, 2020, and the remaining balance is scheduled to vest on June 7, 2021 and 2022.

(3)
Reflects (a) a time-vested restricted stock grant with a value of $350,000 which vests pro rata annually over three years on December 16, 2020, 2021, and 2022; and (b) a performance-vested restricted stock unit grant with a value of $1,000,000, which vests upon the achievement of each of four discrete performance goals.

(4)	The remaining balance vested on February 22, 2020.

(5)	The remaining balance is scheduled to vest on February 22, 2021.

(6)	The remaining balance is scheduled to vest in two installments on December 11, 2020 and 2021.

(7)	A portion vested on April 26, 2020, and the remaining balance is scheduled to vest in on April 26, 2021 and 2022.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about the Company’s equity compensation plans as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,885,334	$4.42	6,334,170
Equity compensation plans not approved by security holders	—	—	—
Total	2,885,334	$4.42	6,334,170

2019 OPTION EXERCISES AND STOCK VESTED TABLE
The following table provides information concerning each exercise of stock options and each vesting of restricted stock during 2019, on an aggregated basis with respect to each of the Company’s NEOs.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise	Value Realized on Exercise	Number of Securities Acquired on Vesting	Value Realized on Vesting(1)
Wright	—	$0	—	$0
Coles	—	$0	—	$0
Borkowski	—	$0	33,333	$100,999
Carlson	—	$0	—	$0
Landy	—	$0	25,433	$103,193
Turner	—	$0	25,800	$71,411

(1)	Represents the number of shares acquired on vesting multiplied by the closing price of Company common stock on the vesting date.

2019 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
This section describes additional payments that the Company would make to the NEOs assuming a hypothetical termination of employment occurred on December 31, 2019 under various scenarios. We did not include Messrs. Coles or Borkowski in the table below because they voluntarily resigned their employment before December 31, 2019. See “Compensation Discussion and Analysis - Agreements with Our Executive Officers” for a discussion of certain severance payments to and arrangements made with Messrs. Borkowski and Landy.
The Company’s agreement with Mr. Wright provides for, and its agreement with Mr. Landy provided for, compensation to the executive in the event the executive’s employment with the Company is terminated involuntarily without “Cause” (as defined in the agreement), or if the executive voluntarily terminates employment for “Good Reason” (as defined in the agreement). The compensation payable under the agreements is a lump sum severance payment equal to a multiple of two times in the case of Mr. Wright, or one time in the case of Mr. Landy, the executive’s annual base salary and targeted base bonus as of the date of termination. In addition, following termination of employment, he is entitled to receive life, health insurance coverage (subject to a COBRA election), and certain other fringe benefits equivalent to those in effect at the date of termination for period of 24 months in the case of Mr. Wright, or 12 months in the case of Mr. Landy.
The Company’s agreements with Messrs. Wright and Turner provide for compensation to the executive in the event the executive’s employment with the Company is terminated following the consummation of a “change-in-control” for reasons other than the executive’s death, disability or for “Cause” (as defined in the respective agreements), or if the executive voluntarily terminates employment for “Good Reason” (as defined in the respective agreements). The compensation payable under the agreements is a lump sum severance payment equal to a multiple of the executive’s annual base salary and targeted base bonus as of the date of the change-in-control. The multiples are 2.5 and 0.5 Messrs. Wright and Turner, respectively. In addition, following termination of employment, these executives are entitled to receive life, health insurance coverage (subject to a COBRA election), and certain other fringe benefits equivalent to those in effect at the date of termination for periods of 30 months and 6 months for Messrs. Wright and Turner, respectively. The agreements require the executive to comply with certain covenants that preclude the executive from competing with the Company or soliciting customers or employees of the Company for a period following termination of employment equal to the period for which fringe benefits are continued under the applicable agreement. The agreements expire three years after a change in control of the Company or any successor to the Company.
Upon a “change in control,” as defined in the 2006 Plan and subject to any requirements of Section 409A of the Internal Revenue Code of 1986, as amended, all outstanding awards vest and become exercisable. The Compensation Committee has discretion whether to provide that awards granted under the 2016 Plan will vest upon a “change in control.” Thus far, the Committee has exercised such discretion and provided for full vesting upon a change in control for all awards granted under the 2016 Plan to NEOs to date.

2019 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Executive	Involuntary Without Cause or for Good Reason		Involuntary or for Good Reason with Change in Control		Death or Disability
Wright
cash severance	3,000,000	(1)	$3,750,000	(1)(2)	$0
estimated benefits	$24,881	(3)	$31,101	(2)(3)	$0
estimated value of accelerated equity awards	—		$5,168,180	(4)	$5,168,180	(5)
Carlson
cash severance	$0		$0		$0
estimated benefits	$0		$0		$0
estimated value of accelerated equity awards	$0		$0		$1,441,261	(5)
Turner
cash severance	$0		$248,500	(1)(2)	$0
estimated benefits	$0		$8,644	(2)(3)	$0
estimated value of accelerated equity awards	$0		$601,352	(4)	$601,352	(5)
Landy
cash severance	$687,750		n/a	(6)	n/a	(6)
estimated benefits	$55		n/a	(6)	n/a	(6)
estimated value of accelerated equity awards	$0		n/a	(6)	n/a	(6)

(1)	Includes (a) annual base salary as of December 31, 2019, plus (b) annual targeted bonus for the year ended December 31, 2019, times the multiple applicable to the NEO.

(2)	Payable only in the event the executive’s employment is terminated without cause or for “good reason” within three years following a change in control.

(3)	Includes (a) the estimated value of medical, dental, vision and life insurance, plus (b) the employer’s cost of FICA for the duration of the severance period.

(4)	Includes the value of unvested restricted stock based on the December 31, 2019 stock price, the vesting of which is deemed accelerated to December 31, 2019.

(5)
If the Participant’s employment with the Company terminated on account of the Participant’s death or disability, the shares shall become vested and non-forfeitable on termination of the Participant’s employment with the Company on account of the Participant’s death or disability.

(6)	Mr. Landy’s employment actually terminated on September 16, 2009 when the Company eliminated his position.

2019 DIRECTOR COMPENSATION
The Company compensates non-employee directors with a mix of equity and cash. Directors who are full-time Company employees do not receive any compensation for their service as directors or as members of Board committees. The Company compensates non-employee directors at approximately the median of peer practices. The 2016 Plan imposes limits on awards to directors for their service as directors of (i) 125,000 shares granted during any calendar year and (ii) a maximum of $300,000 for any consecutive 12-month period for awards stated with reference to a specific dollar amount.
Equity Compensation
Upon initial election or appointment to the Board, each non-employee director received a one-time grant of restricted shares of Company common stock valued at $50,000, plus a prorated portion of the prior year’s annual grant (based on the number of months between the date of appointment to the Board and targeted date for the next annual meeting of shareholders). This grant vests on the first anniversary of the grant date. In October 2020, the Board increased the initial equity grant to $175,000, and extended the vesting to three years.
In addition, each non-employee director receives an annual grant of restricted shares of Company common stock valued at $175,000. The Board usually makes this grant on the date of the annual meeting of shareholders, and it vests on the earlier of the next annual meeting or the first anniversary of the grant date. Because, in 2019, the Restatement was incomplete and there was incomplete information publicly available about the Company, the Board made its annual grants in the form of restricted stock units, initially denominated in cash but which will be converted to a number of shares of Company common stock based on the stock price on the date thirty (30) days following the date the Company first becomes current with its SEC reporting obligations. The Board altered its grant practices in an attempt to ensure that the grants are based on a reliable price for the Company’s stock and which reflects all available information and current financial statements, to prevent the possibility of a windfall, and to ensure alignment with shareholders.
Due to the pending Audit Committee investigation in early 2018 and the expectation that the Company’s financial statements might need to be restated, the Board did not make the expected $175,000 equity grant to directors in 2018. Instead, on June 13, 2019 (prior to the election or appointment of Dr. Behrens and Messrs. Bierman and Newton to the Board), the Board, in its capacity as Administrator of the 2006 Plan, modified all options then outstanding held by non-employee directors under the Company’s Assumed 2006 Stock Incentive Plan, as amended and restated as of February 25, 2014 (the “2006 Plan”), such that all options held by incumbent directors who served on the Board prior to the Company’s 2018 annual meeting of shareholders would expire on the original expiration date of such options, rather than on the first to occur of (i) three months following the date of termination of a director’s service on the Board for any reason and (ii) the expiration date of the option. The modification resulted in an incremental expense charge under United States generally accepted accounting principles (“GAAP”), which varied by director based upon the number of outstanding options then held by the director as well as other factors. The incremental fair value of such modified options has been included in the table below in the column, “Options.”
Cash Compensation
In 2019, the Company also paid the following cash amounts to non-employee directors:

	Chairman	Non-Chair Member
Board	$71,000	$42,000
Audit Committee	$21,000	$11,000
Compensation Committee	$16,000	$8,500
Nominating and Corporate Governance	$11,000	$6,000
Science and Research Liaison	$15,000	n/a
Ethics and Compliance Committee	$12,500	$6,500
Special Litigation Committee (ad hoc)	$15,000	$7,500

In addition, for 2019 only, the Board paid excess meeting fees, subject to a cap, once the number of meetings for a particular body exceeded a threshold, as follows:

Supplemental Meeting Fees	Threshold # of Meetings	Per Meeting Fee	Supplemental Meeting Fee Cap
Board Meetings	12 meetings	$2,500 Chair $1,250 Member	$30,000 Chair $15,000 Member
Audit Committee	15 meetings	$2,000 Chair $1,000 Member	$24,000 Chair $12,000 Member
Compensation; Science & Research liaison; Special Litigation (ad hoc)	12 meetings
Nominating & Governance; Ethics & Compliance	10 meetings
The following table provides information concerning compensation of the Company’s non-employee directors who served in 2019.

Name	Fees Earned or Paid in Cash	Stock Awards(1)		Options		Total
Luis A. Aguilar(2)	$113,250	$0		$0		$113,250
Richard J. Barry	$14,500	$225,000	(6)(7)	$0		$239,500
M. Kathleen Behrens	$34,471	$225,000	(6)(7)	$0		$259,471
James L. Bierman	$18,038	$225,000	(6)(7)	$0		$243,038
Joseph G. Bleser(3)	$78,750	$0		$89,437	(5)	$168,187
J. Terry Dewberry	$108,000	$175,000	(6)	$82,019	(5)	$365,019
Charles R. Evans	$152,925	$175,000	(6)	$0	(5)	$327,925
Bruce L. Hack(3)	$51,000	$0		$89,437	(5)	$140,437
Charles E. Koob	$57,000	$175,000	(6)	$0		$232,000
K. Todd Newton	$15,913	$225,000	(6)(7)	$0		$240,913
Larry W. Papasan(4)	$61,125	$0		$105,073	(5)	$166,198
Neil S. Yeston(8)	$107,125	$175,000	(6)	$0	(5)	$282,119

1.
The following directors had stock options outstanding as of December 31, 2019: Papasan - 87,000; Koob - 75,000; and Bleser, Dewberry, Evans, Hack, Koob, and Yeston—each with 60,000. In addition, on December 31, 2019 each of Messrs. Barry, Bierman, and Newton, and Ms. Behrens, had restricted stock units with a value of $225,000, and each of Messrs. Dewberry, Evans, and Koob and Dr. Yeston had restricted stock units with a value of $175,000.

2.	Mr. Aguilar resigned from the Board on September 19, 2019.

3.	The terms of Mr. Bleser and Mr. Hack expired on June 17, 2019 following the 2018 Annual Meeting.

4.	Mr. Papasan resigned from the Board on June 17, 2019 following the 2018 Annual Meeting.

5.	Reflects incremental fair value of options as a result of modifications effective on June 13, 2019: Bleser - $89,437; Dewberry - $82,019; Hack $89,437; Papasan $105,073; Evans, Koob and Yeston - $0.

6.	Reflects grant of $175,000 restricted stock unit award to all directors serving after June 17, 2019.

7.	Reflects grant of $50,000 restricted stock unit award to new directors.

8.	Dr. Yeston serves as the Science and Research liaison to the Board and as the Chairman of the ad hoc special litigation committee.

PROPOSAL 2 - APPROVAL OF AN AMENDMENT
TO THE COMPANY'S ARTICLES OF INCORPORATION

Shareholders are being asked to approve an amendment to the Company’s Articles of Incorporation, as amended (the “Articles”), to increase the number of authorized shares of the Company’s capital stock from 155,000,000 shares to 192,500,000 shares, and to increase the number of shares designated as common stock from 150,000,000 shares ($.001 par value) to 187,500,000 shares ($.001 par value). The Board of Directors has approved this amendment, subject to shareholder approval, and directed that this amendment be submitted to a vote of the Company’s shareholders at the 2020 Annual Meeting. The Board has determined that this amendment is in the best interests of the Company and its shareholders and recommends approval by the Company’s shareholders.

The Articles currently authorize the issuance of up to 155,000,000 shares of capital stock of which 150,000,000 shares are designated as common stock ($.001 par value) and 5,000,000 shares are designated as preferred stock ($.001 par value).

As of the Record Date, 111,035,418 shares of common stock were outstanding (including restricted stock awards outstanding under the MiMedx Group, Inc. 2016 Equity and Cash Incentive Plan (the “Plan”)). In addition, the Company had 2,309,043 shares of common stock subject to outstanding stock options, 2,459,211 shares of common stock subject to outstanding restricted stock unit awards, and 3,850,157 shares reserved for issuance pursuant to future grants under the Company’s current stock incentive plans.

Also, as of the Record Date, 100,000 shares of Series B Preferred Stock were outstanding. Each holder of Series B Preferred Stock (each a “Holder” and collectively, the “Holders”) has the right, at its option, to convert its Series B Preferred Stock, in whole or in part, into a number of fully paid and non-assessable shares of Company common stock equal to the Purchase Price Per Share ($1,000), plus any accrued and unpaid dividends, at the conversion price (currently $3.85). (No Holder may convert its shares of Series B Preferred Stock into shares of Company common stock if such conversion would result in the Holder, together with its affiliates, holding more than 19.9% of the votes entitled to be cast at any shareholder meeting or beneficially owning in excess of 19.9% of then-outstanding shares of Company common stock.) Accordingly, the Company has reserved 25,794,026 shares of Company common stock for issuance upon potential conversion of the Series B Preferred Stock.

After accounting for the outstanding shares of common stock and common stock reserved with respect to outstanding stock options, restricted stock unit awards, future grants under the Company’s current stock incentive plans (prior to the amendments contemplated by Proposal 3), and outstanding shares of Series B Preferred Stock, the Company has only 4,642,145 shares of common stock remaining available for issuance under the Articles.

The proposed amendment will not increase or otherwise affect the Company’s authorized preferred stock. The additional common stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the additional common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of Company common stock outstanding, such as dilution of the voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon the filing of Articles of Amendment with the Department of State of the State of Florida.

Purpose of Amendment

The Board believes it is in the best interest of the Company to increase the number of authorized shares of common stock in order to give the Company greater flexibility in considering and planning for future potential business needs. The additional shares may be used for various purposes without further shareholder approval, subject to applicable laws and applicable listing requirements that may require shareholder approval for certain issuances of additional shares.

Having this additional authorized common stock available for future use will allow the Company to issue additional shares of common stock without the expense and delay of arranging a special meeting of shareholders.

Further, as described in Proposal 3 below, the Company is seeking shareholder approval to add 8,400,000 shares to the Plan. Except for Proposal 3, below, the Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional authorized shares of common stock resulting from the increase proposed herein. The additional shares of common stock will be available for issuance by the Board for various corporate purposes, including but not limited to, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, and business combinations, stock splits, stock dividends, grants under employee stock incentive plans, as well as other general corporate transactions.

Possible Effects of the Amendment and Additional Anti-takeover Consideration

The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempt directed at the Company), shareholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

Effect of the Amendment

If the Company’s shareholders approve the proposed amendment, the Board will have authority to file with the Department of State of the State of Florida an amendment to the Articles to authorize an additional 37,500,000 shares of capital stock, all of which shall be designated as common stock ($.001 par value). Upon approval and following such filing with the Secretary of State of the State of Florida, the Articles of Amendment will become effective on the date they are filed.

The first paragraph of Article 3 of the Articles currently provides as follows:

“Article 3. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is not more than 155,000,000 shares of capital stock, of which 150,000,000 shares shall be designated “Common Stock,” at $.001 par value per share, and 5,000,000 shares shall be designated as “Preferred Stock,” at $.001 par value per share."

Our Board of Directors has approved the following amendment to Article 3, subject to approval of such amendment by the holders of our common stock in accordance with the required vote as set forth above. If this Proposal 3 is approved, we will subsequently file Articles of Amendment to the Articles providing that the first paragraph of Article 3, set forth above, will be deleted in its entirety and replaced by the following:

“Article 3. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is not more than 192,500,000 shares of capital stock, of which 187,500,000 shares shall be designated “Common Stock,” at $.001 par value per share, and 5,000,000 shares shall be designated as “Preferred Stock,” at $.001 par value per share."

Vote Required

This proposal requires the affirmative vote of a majority of shares entitled to vote on the matter (i.e., shares outstanding). The failure to vote as well as abstentions and broker non-votes will be counted as votes “AGAINST” this proposal.

Neither Florida law, nor the Articles, nor the Company’s amended and restated bylaws provide for appraisal or other similar rights for dissenting shareholders in connection with this proposal. Accordingly, the Company’s shareholders will have no right to dissent and obtain payment for their shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ARTICLES OF AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION

PROPOSAL 3–APPROVAL OF AMENDMENTS TO THE COMPANY’S
2016 EQUITY AND CASH INCENTIVE PLAN

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE AMENDMENT TO THE 2016 EQUITY AND CASH INCENTIVE PLAN

The MiMedx Group, Inc. 2016 Equity and Cash Incentive Plan (the “Plan”) was originally approved by shareholders at the Annual Meeting held on May 18, 2016. The Plan was recently amended and restated and adopted by the Board of Directors, upon recommendation by the Compensation Committee, subject to shareholder approval.

The principal features of the Plan, as amended and restated, are summarized below. The summary is qualified in its entirety by the full text of the Plan, which is set forth as Appendix B to this Proxy Statement. The principal amendments were to increase by 8,400,000 the total number of shares of the Company’s common stock reserved for issuance as awards under the Plan, and to reflect changes relating to Section 162(m) of the Internal Revenue Code (performance criteria and the transitional rules) as imposed by the Tax Cuts and Jobs Act. To further align compensation with performance, the Plan provides for the grant of Performance Shares and Performance Units, requires a minimum one-year vesting requirement for awards, and prohibits the payment of dividends or dividend equivalents on unvested awards, or on any stock option, stock appreciation right or other purchase right. The Plan provides for “double-trigger” vesting upon a Change in Control. To reflect current best practices, the Plan also includes meaningful limits with respect to non-employee director compensation.

Amendment to the Plan

On October 2, 2020, our Board of Directors approved, subject to approval by our shareholders, an amendment to the Plan to add 8,400,000 shares to the Plan and the additional amendments described below. If the amendment to the Company’s articles of incorporation (Proposal No. 2) is not approved by shareholders, then the number of shares added to the Plan will be limited to 4,642,145, which is the maximum amount permitted under our current charter.

Prior to giving effect to the amendment, there were available in the Plan only 3,850,157 shares available for grant as of October 7, 2020. If shareholders approve the amendment to the Plan, then 8,400,000 additional shares will become available for grant as full value shares and other awards under the Plan. We estimate that this will be sufficient to make grants for approximately three years, assuming no cancellation of outstanding awards, but our estimate depends on a number of factors, including the rate at which prior awards are forfeited and the rate at which our workforce grows. Refer to the table below which shows the amount of prior grants and forfeitures. The Plan is our only plan for providing stock-based compensation to our eligible employees and non-employee directors.

Shareholder approval of the amendment to the Plan is required by Nasdaq Stock Market listing standards.

Reasons for the Amendment

The Amendment will allow the Company to continue to make grants under the Plan for the purpose of attracting, retaining, and motivating key employees, and to continue to support the Company’s growth. Based on its review, the Compensation Committee determined that an insufficient number of shares were available under the Plan to continue to provide future grants to the Company’s employees and non-employee directors. As noted above, there remain only 3,850,157 shares available for grant as of October 7, 2020.

Over the past three-year period, we have used the following number of shares under the Plan:

	2017	2018	2019	Average 2017-2019
Total Number of Employees on January 1	646	853	753	751
Number of Employees Receiving Grants During the Year	963	574	154	564
Shares Subject to Options Granted During the Year	0	0	0	0
Shares of Full Value Awards Granted During the Year	3,358,693	1,941,925	3,356,059	2,885,559
Subtotal	3,358,693	1,941,925	3,356,059	2,885,559
less forfeitures (includes grants made in prior years)	-431,781	-7,326,367	-1,772,635	-3,176,928
Net Shares Used During the Year	2,926,912	-5,384,442	1,583,424	-291,369
Shares outstanding at December 31	109,347,517	109,098,663	110,818,649	109,754,943

Current Overhang (As of October 7, 2020)
Stock Options Outstanding	2,309,043
Weighted Average Exercise Price of Outstanding Stock Options	$2.79
Weighted Average Remaining Term of Outstanding Stock Options	2.13 years
Full Value Awards Outstanding (restricted stock units and performance-based awards)	2,459,211
Total Equity Awards Outstanding	4,718,254
Shares Remaining Available for Future Grant	3,850,157
Common Stock Outstanding as of October 7, 2020	111,035,418

The Board believes that the success of the Company is largely dependent on its ability to attract and retain highly‑qualified employees, consultants, and non-employee directors and that by offering them the opportunity to acquire or increase their proprietary interest in the Company, the Company will enhance its ability to attract and retain such persons. Further, the Company strongly believes in aligning the interests of its employees, especially its executive officers, with those of its shareholders. If the amendment to the Plan is not approved by the shareholders, then our ability to provide future awards to attract, provide incentives to and retain key personnel and non-employee directors would be limited significantly.

If shareholders approve the amendments to the Plan, and if the shareholders approve the amendment to the Company’s articles of incorporation (Proposal 2), then the amendments to the Plan will become effective on November 20, 2020. If shareholders do not approve the amendment, the amendment will not take effect; the pre-amendment Plan will continue to be effective according to its terms, and we may continue to make awards under the Plan, subject to such pre-amendment share limits.

Long-term equity incentive awards assist us in recruiting and retaining individuals with ability and initiative by enabling such individuals to participate in our future success and aligning their interests with our interests and the interests of our shareholders. In consideration of the benefits of long-term equity incentive awards and upon the recommendation of our Compensation Committee, our Board of Directors adopted the amended and restated Plan on October 2, 2020 contingent upon its approval by our shareholders. If approved by our shareholders, the amended and restated Plan will provide us with the ability to continue to utilize equity and cash incentive awards as a part of our overall compensation structure.

Other Amendments

In addition to the increase in shares available, to further align compensation with performance, the Plan, as amended and restated, provides for the grant of Performance Shares and Performance Units. The Plan requires a minimum one-year vesting requirement for awards and prohibits the payment of dividends or dividend equivalents on unvested awards, or on any stock option, stock appreciation right or other purchase right. The Plan also provides for “double‑trigger” vesting upon a Change in Control for assumed awards. Additionally, to reflect current best practices, the Plan also includes meaningful limits with respect to non-employee director compensation.

Key features of the Plan, as amended and restated, include:

•	All stock options, stock appreciation rights and other purchase rights must have an exercise price that is not less than the fair market value of the underlying stock on the grant date.

•
The maximum number of shares of our Common Stock that will be made available under the Plan is the sum of (i) 8,400,000 shares plus (ii) the number of shares that remain available for issuance under the Plan on the date the Company’s shareholders approve the amended and restated Plan (iii) plus the number of shares that are represented by outstanding Awards issued under the Plan on the date that the Company’s shareholders approve the amended and restated Plan and that later become available because of the expiration or forfeiture of the Award without the issuance of the underlying shares.

•
Shares of Common Stock not issued as the result of a net settlement of an Award, or tendered or withheld to pay the exercise price, purchase price or withholding taxes relating to an Award, shall not again be made available for issuance as Awards under the Plan.

•
Awards granted under the Plan will be subject to a one-year minimum vesting period, subject to certain exceptions for the participant’s death, Disability, Retirement, involuntary termination without Cause or in connection with a

Change in Control (each as defined in the Plan), provided that up to 5% of the shares authorized for issuance under the Plan may provide for vesting of Awards in less than one year.

•
The Compensation Committee may not accelerate the vesting of Awards other than in the event of the participant’s death, Disability, Retirement, involuntary termination without Cause or in connection with a Change in Control.

•	The Plan does not include any reload or “evergreen” share replenishment features.

•
Except in connection with an equitable adjustment or a Change in Control, the Plan prohibits the repricing of outstanding stock options, stock appreciation rights and other stock-based awards in the nature of purchase rights, whether by amending an existing award or by substituting a new award at a lower price. The Plan also prohibits the payment of cash, Awards or other securities in exchange for out-of-the-money awards.

•	Awards granted under the Plan are subject to the Company’s Compensation Recoupment Policy (which is described above under “Compensation Discussion and Analysis - Recoupment of Compensation”).

•
Notwithstanding any other provision of the Plan or any Agreement to the contrary, no participant may sell, transfer or otherwise dispose of any shares of Common Stock acquired under an Award (“net” shares acquired in case of any net exercise or withholding of shares) until the participant has met the minimum level of ownership provided in the Company’s Stock Ownership Guidelines (which is described above under “Compensation Discussion and Analysis - Stock Ownership Guidelines”, to the extent applicable to the participant.

•
There is no liberal Change in Control definition in the Plan. A Change in Control does not occur on announcement or commencement of a tender offer, a potential takeover or shareholder approval of a merger or other transaction.

•	Material amendments to the Plan require shareholder approval.

•	The Plan will be administered by our Compensation Committee, which is comprised entirely of independent directors.

•
No dividends or Dividend Equivalents (as defined below) may be granted in connection with Options, SARs or other Stock-Based Awards in the nature of purchase rights (as defined below). No dividends or Dividend Equivalents may be paid in connection with any Award unless and until the applicable Award becomes payable or nonforfeitable. Dividends or dividend equivalents may accumulate (without interest) and become payable only at the time and to the extent the underlying Awards becomes payable or nonforfeitable.

A summary of the principal features of the Plan is included below. However, every aspect of the Plan is not addressed in this summary and shareholders are encouraged to read the full text of the Plan which is attached to this proxy statement as Appendix B. We have no current plans, proposals or arrangements, written or otherwise, to grant any specific awards under the Plan except (a) certain routine awards to be granted to non-executive employees under the Plan at the Company’s December 2020 Board of Directors meeting and; (b) grants to non-employee Directors in the ordinary course of business.

Reasons for the Plan and Recommendation of the Board of Directors

As described in more detail in this proxy statement under “Executive Compensation-Compensation Disclosure and Analysis,” we believe our compensation programs are structured to attract, retain and motivate our employees, officers and directors. Our Board of Directors believes that equity incentive awards play a key role in these programs as they help align the interests of employees, officers and directors with those of our shareholders. As of October 7, 2020, there are only 3,850,157 shares available for grant under the Plan.

Historical Burn Rate. We are committed to managing the use of our equity incentives prudently to balance the benefits equity compensation brings to our compensation program with the dilution it causes our shareholders. As part of our analysis when considering the proposed share increase, we considered the Plan’s “burn rate,” calculated as the number of shares subject to equity awards granted under the Plan, divided by the weighted average number of shares outstanding for that period. Our average burn rate (before forfeitures) for the three years ended December 31, 2019 was 2.63%. We believe that our burn rate and potential dilution amounts are reasonable for our industry and market conditions. Since the Plan was adopted, we have sought to provide equity compensation to our employees who we believe are important to our organization in furthering our business strategy. In addition, we have made multiple leadership appointments and promotions to advance our strategy. We made equity grants from the Plan in connection with each of these new hires and promotions. We believe these new hires and promotions are key to the development and strengthening of the management team with the experience and talent necessary to further implement our strategy.

Shareholder Value Transfer Analysis. When evaluating the appropriate number of shares to increase the share reserve under the Plan, we reviewed the shareholder value transfer of the proposed increase, calculated as the value of available shares and plan awards as a percentage of our market capitalization, and determined that the approval of 8,400,000 new shares under the Plan was reasonable and consistent with industry guidelines.

Expected Duration. We expect that the shares available for future awards, including the additional shares if this proposal is approved by our shareholders, will be sufficient for currently-anticipated awards under the Plan for approximately the next three years. Expectations regarding future share usage could be impacted by a number of factors such as hiring and promotion activity at the executive level; the rate at which shares are returned to the Plan reserve upon awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

For the foregoing reasons, the Board of Directors recommends that our shareholders approve the amended and restated Plan.

General Plan Information

The Plan is intended to permit the grant of stock options (both incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs” (collectively “Options”)), stock appreciation rights (“SARs”), restricted stock awards (“Restricted Stock Awards”), performance stock awards (“Performance Stock Awards”), restricted stock units (“RSUs”), performance stock units (“PSUs”), incentive awards (“Incentive Awards”), other stock-based awards (“Stock-Based Awards”) and dividend equivalents (“Dividend Equivalents”) (collectively “Awards”). “Full Value Award” means an Award other than an Option, SAR or Stock-Based Award in the nature of purchase rights. All Awards granted under the Plan will be governed by separate written or electronic agreements between MiMedx and the participants. The separate agreements will specify the terms and conditions of the Award. No right or interest of a participant in any Award will be subject to any lien, obligation or liability of the participant. The laws of the State of Florida govern the Plan and any Awards granted thereunder. The Plan is unfunded, and we will not segregate any assets to cover grants of Awards under the Plan.

No Awards may be granted on or after October 2, 2030. No Awards will be granted and become effective under the Plan as amended and restated unless the shareholders approve the Plan. If shareholders do not approve the amended and restated Plan, the pre-amendment Plan will continue to be effective according to its terms, and we may continue to make awards under the pre-amendment Plan.

Administration

We will bear all expenses of administering the Plan. Our Compensation Committee will administer the Plan and has the authority to grant Awards to such persons and upon such terms and conditions (not inconsistent with the provisions of the Plan) as it may consider appropriate. Our Compensation Committee may act through subcommittees or, with respect to Awards granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of our Board of Directors or the Board of Directors of our Affiliates (as defined in the Plan), delegate to one or more of our officers all or part of its duties with respect to such Awards.

Eligibility for Participation

Any of our employees or independent contractors, employees or independent contractors of our Affiliates, and non-employee members of our Board of Directors or of any Board of Directors of our Affiliates is eligible to receive an Award under the Plan. However, ISOs may only be granted to employees of MiMedx or one of our Affiliates.

Shares Subject to Plan

The maximum aggregate number of shares of our Common Stock that may be issued under the Plan pursuant to Awards is the sum of (i) 8,400,000 shares plus (ii) the number of shares that remain available for issuance under the Plan on the date the Company’s shareholders approve the amended and restated Plan (iii) plus the number of shares that are represented by outstanding Awards (as defined below) issued under the Plan on the date the Company’s shareholders approve the amended and restated Plan and that later become available because of the expiration or forfeiture of the Award without the issuance of the underlying shares.

Except as described below, each share issued in connection with an Award will reduce the number of shares available under the Plan by one, and each share covered under a stock-settled SAR will reduce the number of shares available under the Plan by one even though the share is not actually issued upon settlement of the stock-settled SAR.

Shares relating to Awards that are terminated, settled in cash in lieu of shares, or exchanged prior to the issuance of shares for Awards not involving shares, will again be available for issuance under the Plan. Shares of Common Stock not issued as the result of a net settlement of an Award, or tendered or withheld to pay the exercise price, purchase price or withholding taxes relating to an Award, or purchased on the open market with the proceeds of the exercise or purchase price of any Award, will not again be available for issuance under the Plan. This treatment of Awards also applies to any Awards which were issued under the Plan prior to its amendment and restatement and are outstanding after the date that the Company’s shareholders approve the Plan as amended and restated.

Notwithstanding the foregoing, the maximum aggregate number of shares of our Common Stock that may be issued under the Plan, and the maximum aggregate number of shares of our Common Stock that may be issued under any specific type of Award, will not be reduced by (i) substitute Awards with respect to our shares of Common Stock that are granted to participants who become employed with MiMedx or its Affiliates in connection with a corporate transaction or other appropriate event or (ii) Awards with respect to shares of our Common Stock that become available for grant under a shareholder-approved plan of an acquired company (subject in both cases to applicable stock exchange requirements).

In any calendar year, no participant may be granted Options, SARs or other Stock-Based Awards in the nature of purchase rights that relate to more than 1,000,000 shares of our Common Stock, or Full Value Awards that relate to more than 1,000,000 shares of our Common Stock. The limit in such a period for a member of our Board of Directors is 125,000 shares of Common Stock. For any Award that is stated with reference to a specific dollar limit, the maximum amount payable with respect to any 12-month performance period to any one participant is $2,000,000 (pro-rated up or down for performance periods greater or less than 12 months), and the maximum for any Award stated with reference to a specific dollar amount is $300,000 for a member of our Board of Directors. The maximum number of shares of Common Stock that may be issued pursuant to Awards, the per individual limits on Awards and the terms of and number of shares subject to outstanding Awards will be adjusted as is equitably required in the event of corporate transactions and other appropriate events.

Awards

Options

An Option entitles the participant to purchase from MiMedx a stated number of shares of Common Stock. The exercise price per share of Common Stock underlying any Option may not be less than the fair market value of a share of Common Stock on the date the Option is granted. With respect to an ISO granted to a participant who, at the time of grant, beneficially owns more than ten-percent of the combined voting power of MiMedx or any of our Affiliates (determined by applying certain attribution rules), the exercise price per share may not be less than 110% of the fair market value of the Common Stock on the date the Option is granted. The exercise price may be paid in cash or, if the written agreement so provides, our Compensation Committee may allow a participant to pay all or part of the exercise price by tendering shares of Common Stock, by a broker-assisted cashless exercise, by means of a “net exercise” procedure, or by any other specified medium of payment. In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of the Common Stock with respect to which an ISO may become exercisable for the first time during any calendar year cannot exceed $100,000; and if this limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as NQSOs.

SARs

A SAR entitles the participant to receive, upon exercise, the excess of the fair market value on that date of each share of Common Stock subject to the exercised portion of the SAR over the fair market value of each such share on the date of the grant of the SAR. A SAR can be granted alone or in tandem with an Option. A SAR granted in tandem with an Option is called a Corresponding SAR and entitles the participant to exercise the Option or the SAR, at which time the other tandem Award expires with respect to the number of shares being exercised. No participant may be granted Corresponding SARs in tandem with ISOs which are first exercisable in any calendar year for shares of Common Stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000. A Corresponding SAR may be exercised only to the extent that the related Option is exercisable, and no SAR is exercisable unless the fair market value of the Common Stock at the time of exercise exceeds the fair market value of the Common Stock as of the date of grant of the SAR. As set forth in the written agreement, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock or a combination of each.

Restricted Stock Awards and Performance Stock Awards

A Restricted Stock Award and a Performance Stock Award is the grant or sale of shares of Common Stock, which may be subject to forfeiture for a period of time or subject to certain conditions. Performance Stock Awards are subject to performance conditions, which may include those described below. The Compensation Committee will determine, on the date of the grant of the Award, whether the participant will have all rights of a shareholder with respect to the shares of Common Stock subject to an Award, including the right to vote the shares, provided, however, the participant may not transfer the shares while they are subject to forfeiture. To the extent deemed necessary by the Compensation Committee (or as described below), dividends payable with respect to an Award may accumulate (without interest) and become payable in cash or shares of our Common Stock at the time and to the extent that the portion of the Award to which the dividends relate has become transferable and nonforfeitable. In no event will dividends be paid until the vesting of the underlying Award. In lieu of retaining the certificates evidencing the shares, we may hold the certificates evidencing the shares in escrow or record the certificates evidencing the shares as outstanding by notation on our stock records. If a participant must pay for an Award, the participant may pay the purchase price in cash or, if the written agreement so provides, our Compensation Committee may allow a participant to pay all or part of the purchase price by tendering shares of Common Stock, by means of a “net exercise” procedure, or by any other specified medium of payment.

RSUs and PSUs

An RSU and a PSU entitle the participant to receive, upon vesting, shares of our Common Stock (or as otherwise determined by the Compensation Committee and set forth in the applicable agreement, the equivalent fair market value of shares of our Common Stock in cash). PSUs are subject to performance conditions, which may include those described below. We will deliver to the participant one share of Common Stock (or, if applicable, the fair market value of one share of Common Stock in cash) for each RSU or PSU that becomes earned and payable. No participant shall have any rights of a shareholder with respect to an RSU or PSU unless and until the underlying shares of Common Stock are issued, provided, however, except as described below, dividends payable with respect to shares subject to RSUs and PSUs may accumulate (without interest) and be paid in cash or shares of Common Stock only to the extent the related RSUs and PSUs become earned and payable. In no event will dividends be paid until the vesting of the underlying RSU or PSU.

Incentive Awards

An Incentive Award entitles the participant to receive cash or Common Stock when certain conditions are met, which may include performance conditions as described below. As set forth in the participant’s separate agreement, an Incentive Award may be paid in cash, shares of Common Stock or a combination of each. No participant shall have any rights of a shareholder with respect to shares underlying an Incentive Award unless and until the underlying shares of Common Stock are issued.

Stock-Based Awards

Stock-Based Awards may be denominated or payable in, valued by reference to or otherwise based on shares of Common Stock, including Awards convertible or exchangeable into shares of Common Stock (or the cash value thereof) and Common Stock purchase rights and Awards valued by reference to the fair market value of the Common Stock. The purchase price for the Common Stock under any Stock-Based Award in the nature of a purchase right may not be less than the fair market value of the shares of the Common Stock as of the date the Award is granted. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted.

Our Compensation Committee is also authorized under the Plan to grant shares of Common Stock as a bonus, or to grant shares of Common Stock or other awards in lieu of other obligations of MiMedx or any of our Affiliates to pay cash or to deliver other property under the Plan or under any other plans or compensatory arrangements of MiMedx or any of our Affiliates.

Dividend Equivalents

A Dividend Equivalent is an award that entitles the participant to receive cash, shares of Common Stock, other awards or other property equal in value to all or a specified portion of dividends paid with respect to shares of our Common Stock. Except as described below, Dividend Equivalents may be accrued or deemed to have been reinvested in additional shares of Common Stock, other awards or other investment vehicles, subject to restrictions on transferability, risk of forfeiture and any other terms set forth in the written agreement for the Award. Dividend equivalents are not paid until the vesting of the underlying Award. No Dividend Equivalents may be granted in connection with Options, SARs or Stock-Based Awards in the nature of purchase rights.

Performance Objectives and Time-Based Vesting

Our Compensation Committee has discretion to establish performance conditions for when Awards will become vested, exercisable, and payable. These performance conditions may be based on one or any combination of metrics related to our financial, market or business performance. Performance conditions may be related to a specific customer or group of customers or products or geographic region individually, alternatively or in any combination, subset or component thereof. The form of the performance conditions also may be measured on a company, Affiliate, division, business unit, service line, segment, product or geographic basis individually, alternatively or in any combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance conditions measurement may exclude any extraordinary or nonrecurring items.

The performance conditions may, but need not, be based upon an increase or positive result under the specified performance conditions and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific performance conditions). An Award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the Award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an Award, in addition to performance conditions, may be subject to continued employment or service by the participant.

The performance conditions may, among others, include any or any combination of the following: (a) cash flow; (b) return on equity; (c) return on assets; (d) earnings per share; (e) operations expense efficient milestones; (f) earnings (losses) before or after interest, taxes, depreciation, amortization and/or share-based compensation or expenses (consolidated or otherwise); (g) net income (loss); (h) operating income (loss); (i) book value per share; (j) return on investment; (k) return on capital; (l) improvements in capital structure; (m) expense management; (n) profitability of an identifiable business unit or product; (o) maintenance or improvement of profit margins; (p) stock price; (q) total shareholder return; (r) market share; (s) revenues (consolidated or otherwise); (t) sales; (u) costs; (v) working capital; (w) economic wealth created; (x) strategic business criteria; (y) efficiency ratio(s); (z) achievement of division, group, function or corporate financial, strategic or operational goals; (aa) days sales outstanding; (bb) comparisons with stock market indices or performance metrics of peer companies; (cc) individual participant performance criteria; and (dd) any other performance criteria adopted by the Compensation Committee. Performance goals may be determined in accordance with GAAP or adjusted to include or exclude any items otherwise includable or excludable under GAAP. In determining if the performance conditions have been achieved, the Compensation Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Compensation Committee also may adjust the performance targets in the event of any (a) unanticipated asset write-downs or impairment charges, (b) litigation or claim judgments or settlements thereof, (c) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization or restructuring programs, or extraordinary, unusual, infrequently occurring or non-reoccurring items, (e) acquisitions or dispositions or (f) foreign exchange gains or losses.

The Compensation Committee will have the discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining when an Award will become vested, exercisable or payable.

Minimum Vesting Requirement

Awards must vest over a period of not less than one year, subject to exceptions for the participant’s death, Disability, Retirement, involuntary termination without Cause or in connection with a Change in Control, provided that up to 5% of the shares authorized for issuance under the Plan may provide for vesting of Awards in less than one year.

Post-Exercise Holding Requirement

Notwithstanding any other provision of the Plan or any Agreement to the contrary, no participant may sell, transfer or otherwise dispose of any shares of Common Stock acquired under an Award (“net” shares acquired in case of any net exercise or withholding of shares) until the participant has met the minimum level of ownership provided in the Company’s Stock Ownership Guidelines (which is described above under “Compensation Discussion and Analysis - Stock Ownership Guidelines”), to the extent applicable to the participant.

Limited Discretion to Accelerate

The Compensation Committee may not accelerate the time at which any Award may be exercised, become transferable or nonforfeitable or become earned and settled other than in the event of the participant’s death, Disability, Retirement, involuntary termination without Cause or in the event of a Change in Control.

Form and Timing of Payments

Payments to be made by us upon the exercise of an Option or SAR or settlement of any other Award may be made in such form as our Compensation Committee may determine and set forth in the separate agreement for the Award, including cash, shares of Common Stock, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis if and to the extent permitted by and consistent with Code (as defined in the Plan) Section 409A. However, no dividends or Dividend Equivalents may be paid in connection with an Award unless and until the underlying Award vests and any such dividends or Dividend Equivalents may accumulate (without interest) and become payable to the participant only at the time and to the extent that the applicable Award becomes payable or nonforfeitable.

Shareholder Rights

No participant shall have any rights as a shareholder of MiMedx unless and until the Award is settled by the issuance of Common Stock (other than such rights as a shareholder to which the participant may be entitled pursuant to the specific terms of the separate agreement).

Maximum Award Period

No Award may be exercisable or become vested or payable more than 10 years after the date of grant (except that the Compensation Committee may make certain exceptions in the event the Award would expire prior to exercise, vesting or settlement because trading in shares of our Common Stock is then prohibited by law or by any insider trading policy, in which case the term of the Award may be extended until thirty (30) days after the expiration of any such prohibitions). An ISO granted to a participant who beneficially owns more than 10% of the combined voting power of MiMedx or any of our Affiliates (determined by applying certain attribution rules) or a Corresponding SAR that relates to such an ISO may not be exercisable more than five years after the date of grant.

Change in Control

With respect to outstanding Awards, to the extent that written provision is made for their continuance, assumption or substitution in connection with a Change in Control, and except as otherwise provided in the applicable Award agreement, the following provisions shall apply. In the event the employment of a participant is terminated by the Company and its Affiliates without Cause during the two-year period following the Control Change Date (as defined in the Plan):

(i)	all outstanding Stock Options, SARs and Other Stock-Based Awards in the nature of purchase rights shall become fully vested and exercisable;

(ii)
all restrictions with respect to outstanding Restricted Stock Awards, RSUs, Incentive Awards, Dividend Equivalents or Other Stock-Based Awards shall lapse, and such shares or units shall be fully vested and nonforfeitable; and

(iii)
all restrictions with respect to outstanding Performance Stock Awards, PSUs or other shares or units which are based on performance conditions and for which performance periods are already completed shall lapse, and such shares or units, measured at actual performance achieved, shall be fully vested and nonforfeitable.

Unless the applicable Award agreement shall otherwise provide, if a Change in Control occurs prior to the end of any performance period, with respect to outstanding Performance Stock Awards, PSUs and other shares or units, the target level of performance set forth with respect to each performance condition under such shares and units shall be deemed to have been attained (or, if higher, the actual level of performance attained) and such shares or units shall be converted into and remain outstanding as Restricted Stock or RSUs, subject to forfeiture unless the participant continues to be actively employed by the Company through the end of the original performance period, but subject to exception in the case of a termination of employment by the Company without Cause during the two-year period following the Control Change Date, and such other exceptions as may be provided by the Compensation Committee.

With respect to outstanding Awards, in the event that written provision is not made for their continuance, assumption or substitution in connection with the Change in Control, notwithstanding any provision of any Agreement the Compensation Committee may accelerate the time at which an Award may be exercised, become transferable or be earned and settled on and after a Control Change Date to the extent not exercisable, transferable and non-forfeitable or earned and payable prior to such time. Subject in all circumstances to the foregoing, the Compensation Committee may take the following actions with respect to vested Awards:

(i)    declare that outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights previously granted under the Plan, whether or not then exercisable, shall terminate on the Change in Control without any payment to the holder thereof, provided the Compensation Committee gives prior written notice to the holders of such termination and gives such holders the right to exercise their outstanding Options, SARs and other Stock-Based Awards in the nature of purchase rights, at least seven days before termination, to the extent then exercisable or will become exercisable as of the Change in Control;

(ii)    terminate on the Change in Control outstanding Restricted Stock Awards, Performance Stock Awards, RSUs, PSUs, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Dividend Equivalents previously granted under the Plan that are not then nonforfeitable and transferable or earned and payable (and that will not become nonforfeitable and transferable or earned and payable as of the Change in Control) without any payment to the holder thereof, other than the return, if any, of the purchase price of any such Awards;

(iii)    terminate on the Change in Control outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights previously granted under the Plan, whether or not then exercisable, in consideration of payment to the holder thereof, with respect to each share of Common Stock for which the Options, SARs and Other Stock-Based Awards in the nature of purchase rights are then exercisable (or that will become exercisable as of the Change in Control), of the excess, if any, of the fair market value on such date of the Common Stock subject to such Awards over the purchase price or initial value at the date of grant, as applicable (any Options, SARs and Other Stock-Based Awards in the nature of purchase rights that are not then exercisable and will not become exercisable on the Change in Control, and Options, SARs and Other Stock-Based Awards in the nature of purchase rights with respect to which the fair market value of the Common Stock subject to the Awards does not exceed the purchase price or initial value at the date of grant, as applicable, shall be cancelled without any payment therefor);

(iv)    terminate on the Change in Control outstanding Restricted Stock Awards, Performance Stock Awards, RSUs, PSUs, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Divided Equivalents previously granted under the Plan that will become nonforfeitable and transferable or earned and payable as of the Change in Control (or that previously became nonforfeitable and transferable or earned and payable but have not yet been settled as of the Change in Control) in exchange for a payment equal to the excess of the fair market value of the shares of Common Stock subject to such Awards, or the amount of cash payable under the Awards, over any unpaid purchase price, if any, for such Awards (any such Awards that are not then nonforfeitable and transferable or earned and payable as of the Change in Control (and that will not become nonforfeitable and transferable or earned and payable as of the Change in Control) shall be cancelled without any payment therefor); or

(v)    take such other actions as the Compensation Committee determines to be reasonable under the circumstances to permit the participant to realize the value of the outstanding Awards (which fair market value for purposes of Awards that are not then exercisable, nonforfeitable and transferable or earned and payable as of the Change in Control (and that will not become exercisable, nonforfeitable and transferable or earned and payable as of the Change in Control) or with respect to which the fair market value of the Common Stock subject to the Awards does not exceed the purchase price or initial value at the date of grant, as applicable, shall be deemed to be zero).

The payments described above may be made in any manner the Compensation Committee determines, including in cash, stock or other property. The Compensation Committee may take the actions described above with respect to Awards that are not then exercisable, nonforfeitable and transferable or earned and payable or with respect to which the fair market value of the Common Stock subject to the Awards does not exceed the purchase price or initial value at the date of grant, as applicable even though the participant will receive any payments therefor. The Compensation Committee in its discretion may take any of the actions described in this section contingent on consummation of the Change in Control, and such actions need not be uniform with respect to all outstanding Awards or participants.

Compliance with Applicable Law

No Award shall become exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax, withholding and securities laws), any listing agreement with any stock exchange to which we are a party and the rules of all domestic stock exchanges on which our shares may be listed.

Amendment and Termination of Plan

Our Board of Directors may amend or terminate the Plan at any time; provided, however, that no amendment may adversely impair the rights of a participant with respect to outstanding Awards without the participant’s consent. An amendment will be contingent on approval of our shareholders, to the extent required by law, any tax or regulatory requirement, by the rules of any stock exchange on which our securities are then traded or if the amendment would (a) increase the benefits accruing to Plan participants, (b) increase the aggregate number of shares of Common Stock issuable under the Plan, or (c) modify the eligibility requirements of the Plan.

Forfeiture Provisions; No Repricings

Awards do not confer upon any individual any right to continue in the employ of or service to MiMedx or any of our Affiliates. All rights to any Award that a participant has will be immediately forfeited if the participant is discharged from employment or service for “Cause” (as defined in the Plan). Except to the extent approved by our shareholders, the Plan does not permit (a) any decrease in the exercise price or base value of any outstanding Awards, (b) the issuance of any replacement Options, SARs or Stock-Based Awards in the nature of purchase rights, which shall be deemed to occur if a participant agrees to forfeit an existing Option, SAR or Stock-Based Award in the nature of purchase rights in exchange for a new Option, SAR or Stock-Based Award in the nature of purchase rights with a lower exercise price or base value, (c) us to repurchase underwater or out-of-the-money Options, SARs or Stock-Based Awards in the nature of purchase rights, which shall be deemed to be those Options, SARs or Stock-Based Awards in the nature of purchase rights with exercise prices or base values in excess of the current fair market value of the shares of Common Stock underlying the Option, SAR or Stock-Based Award in the nature of purchase rights, (d) us to issue any replacement or substitute Awards, or pay cash in exchange, for underwater or out-of-the-money Options, SARs or Stock-Based Awards in the nature of purchase rights, (e) us to repurchase any Awards under the Plan prior to the time the Award becomes exercisable, vested or payable or (f) any other action that is treated as a “repricing” under generally accepted accounting principles or Nasdaq listing rules.

Federal Income Tax Consequences

The following discussion summarizes the principal United States federal income tax consequences associated with Awards under the Plan. The discussion is based on laws, regulations, rulings and court decisions currently in effect, all of which are subject to change. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences. To the extent any awards under the Plan are subject to Code Section 409A, the following description assumes that such awards will be designed to conform to the requirements of Code Section 409A (or an exception thereto). The Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code.

ISOs

A participant will not recognize taxable income on the grant or exercise of an ISO (although the excess of the fair market value of the shares over the exercise price at the time of exercise may result in payment of the alternative minimum tax). A participant will recognize taxable income when he or she disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after its exercise, the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of Common Stock. A participant’s tax basis in the Common Stock generally will be the amount the participant paid for the stock. If Common Stock acquired under an ISO is disposed of before the expiration of the ISO holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the Common Stock on the date of exercise of the ISO over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. Special rules apply if a participant pays the exercise price by delivery of Common Stock.

We will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a participant disposes of Common Stock acquired under an ISO before the expiration of the ISO holding period described above, except as described in Limitations on Deductions below, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.
NQSOs

A participant will not recognize any taxable income on the grant of a NQSO. On the exercise of a NQSO, the participant will recognize as ordinary income the excess of the fair market value of the Common Stock acquired over the exercise price. A participant’s tax basis in the Common Stock is the amount paid plus any amounts included in income on exercise. Special rules apply if a participant pays the exercise price by delivery of Common Stock. Except as described in Limitations on Deductions below, the exercise of a NQSO generally will entitle us to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

SARs

A participant will not recognize any taxable income at the time SARs are granted. The participant at the time of receipt will recognize as ordinary income the amount of cash and the fair market value of the Common Stock that he or she receives. Except as described in Limitations on Deductions below, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Restricted Stock and Performance Stock Awards

A participant will recognize ordinary income on account of a Restricted Stock Award or Performance Stock Award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the Common Stock on such date over the purchase price, if any, paid for the Award. However, even if the shares under an Award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special “83(b) election” to recognize income, and have his or her tax consequences determined, as of the date the Award is made. The participant’s tax basis in the shares received will equal the income recognized plus the price, if any, paid for the Award. Except as described in Limitations on Deductions below, we generally will be entitled to a federal income tax deduction at the time the participant recognizes ordinary income from the Award, and equal to the amount of ordinary income the participant recognizes.

RSUs and PSUs

The participant will not recognize any taxable income at the time RSUs or PSUs are granted. When the terms and conditions to which the RSUs and PSUs are subject have been satisfied and the RSUs or PSUs are paid, the participant will recognize as ordinary income the fair market value of the Common Stock he or she receives. Except as described in Limitations on Deductions below, we generally will be entitled to a federal income tax deduction at the time the participant recognizes ordinary income, and equal to the amount of ordinary income the participant recognizes.

Incentive Awards

A participant will not recognize any taxable income at the time an Incentive Award is granted. When the terms and conditions to which an Incentive Award is subject have been satisfied and the Award is paid, the participant will recognize as ordinary income the amount of cash and the fair market value of the Common Stock he or she receives. Except as described in Limitations on Deductions below, we generally will be entitled to a federal income tax deduction at the time the participant recognizes ordinary income, and equal to the amount of ordinary income the participant recognizes.

Stock-Based Awards

A participant will recognize ordinary income on receipt of cash or shares of Common Stock paid with respect to a Stock-Based Award. Except as described in Limitations on Deductions below, we generally will be entitled to a federal tax deduction at the time the participant recognizes ordinary income, and equal to the amount of ordinary income the participant recognizes.

Dividend Equivalents

A participant will recognize as ordinary income the amount of cash and the fair market value of any Common Stock he or she receives on payment of the Dividend Equivalents. Except as described in Limitations on Deductions below, we generally will be entitled to a federal tax deduction at the time the participant recognizes ordinary income, and equal to the amount of ordinary income the participant recognizes. To the extent the Dividend Equivalents are paid in the form of other Awards, the participant will recognize income as otherwise described herein.

Limitation on Deductions

The Company and its subsidiaries may lose a compensation deduction, which would otherwise be allowable, for all or a part of compensation paid in the form of awards under the Plan, if, the employee is the Chief Executive Officer or Chief Financial Officer of the Company (or acts in such capacity) or is another “covered employee” as defined under the Code or was such an employee beginning in any year after 2017, if the total compensation paid to such employee exceeds $1,000,000. In addition, if a “change of control” of the Company causes awards under the Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s deductions under Code Section 280G.

Other Tax Rules

The Plan is designed to enable our Compensation Committee to structure Awards that are intended to not be subject to Code Section 409A, which imposes certain restrictions and requirements on deferred compensation. However, our Compensation Committee may grant Awards that are intended to be subject to Code Section 409A. In that case, the terms of such 409A Award will be (a) subject to the deferral election requirements of Section 409A; and (b) may only be paid upon a separation from service, a set time, death, disability, a change in control or an unforeseeable emergency, each within the meanings of Section 409A. Our Compensation Committee shall not have the authority to accelerate or defer a 409A Award other than as permitted by Code Section 409A. Moreover, any payment on a separation from service of a “Specified Employee” (as defined in the Plan) will not be made until six months following the participant’s separation from service (or upon the participant’s death, if earlier) as required by Code Section 409A.

New Plan Benefits

The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Compensation Committee and future awards and the individuals who may receive them have not been determined. The Grants of Plan Based Awards Table includes information for prior year grants with respect to the persons indicated therein under the Plan.

Vote Required

To be approved, the votes cast FOR by the holders of shares present and entitled to vote must exceed the votes cast AGAINST. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 2016 EQUITY AND CASH INCENTIVE PLAN

Audit Matters

Changes in Registered Public Accounting Firm
The Audit Committee approved the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, effective August 4, 2017.
In February 2018, the Company announced that the Audit Committee was conducting an independent investigation into current and prior-period matters relating to allegations regarding certain sales and distribution practices at the Company and certain other matters (the “Audit Committee Investigation”).
On December 4, 2018, EY informed the Audit Committee that EY was resigning from the engagement to audit the Company’s consolidated financial statements for the years ended December 31, 2017 and 2018, effective immediately. As noted above, EY was engaged on August 4, 2017 to audit the Company’s consolidated financial statements as of and for the year ended December 31, 2017. The 2017 audit was still in process at the time of EY’s resignation, and EY did not issue any audit reports on the Company’s consolidated financial statements for this or any other period. During the engagement period, EY had one “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, with certain members of the Company’s prior senior management who were subsequently separated from the Company (the "Separated Officers"), which separations were later determined to be “for cause” as disclosed in a Form 8-K filed by the Company on September 20, 2018, regarding revenue recognition under certain distributor contracts. However, this disagreement was not the cause of EY’s resignation and was in any event resolved in June 2018 when the Audit Committee, after discussing the disagreement with EY and based on interim findings of its independent investigation, concluded that the Company’s previously issued consolidated financial statements could no longer be relied upon, as disclosed in a Form 8-K filed by the Company on June 7, 2018. This disagreement was only between EY and the Separated Officers.
Except as noted above, during the period from August 4, 2017 through December 4, 2018, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreements in connection with its audit report. During this same period, there were the following “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K:

•	EY advised the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist;

•
Although EY could accept representations from the Company’s Interim CEO and Interim CFO based on their knowledge, EY advised the Company that EY was unable to rely on representations from them because, as of the date of the resignation, the current Company’s CEO and Interim CFO, in turn, would have needed to rely on representations from certain legacy management personnel still in positions that could affect what is reflected in the Company’s books and records. At the time of EY’s resignation, the Audit Committee Investigation was still ongoing;

•
EY advised the Company of the need to significantly expand the scope of the Audit Committee Investigation, due to material allegations of inappropriate financial reporting, material allegations of noncompliance with laws and regulations, the findings to date from the Audit Committee Investigation into these allegations, and the lack of internal controls necessary for the Company to develop reliable financial statements. EY had not completed the necessary work in connection with this expanded audit scope at the time of its resignation; and

•
EY advised the Company that information had come to EY’s attention that EY had concluded materially impacts the reliability of previously issued financial statements, and the issues raised by this information had not been resolved to EY’s satisfaction prior to its resignation.

On June 6, 2018, the Company disclosed that the Audit Committee, with the concurrence of management, concluded that the Company’s previously issued consolidated financial statements and financial information relating to each of the fiscal years ended December 31, 2016, 2015, 2014, 2013 and 2012 and each of the interim periods within such years, along with the unaudited condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, would need to be restated under GAAP and could no longer be relied upon.

The Company provided EY with a copy of the foregoing disclosures and requested that EY furnish the Company with a letter addressed to the Commission stating whether EY agreed with the above statements. A copy of EY’s letter dated December 7, 2018 was filed as Exhibit 16.1 to the Company’s Form 8-K filed December 7, 2018.

On May 24, 2019, the Audit Committee approved the engagement of and executed an agreement with BDO USA, LLP (“BDO”) as the Company’s new independent registered public accounting firm for the fiscal years ending December 31, 2017, 2018 and 2019.

On April 28, 2020, the Audit Committee approved the engagement of and executed an agreement with BDO as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2020. Shareholders ratified BDO’s appointment as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2020 on August 31, 2020 at the 2019 Annual Meeting of Shareholders. A representative of BDO is expected to be present at the virtual Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Audit Firm Fees
The Audit Committee’s duties include pre-approving audit and non-audit services provided to the Company by the Company’s independent registered public accounting firm, BDO. All of the services in respect of 2019 and 2018 under the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees categories below were pre-approved by the Audit Committee.

Type of Fee	Year Ended December 31, 2019	Year Ended(1) December 31, 2018
Audit Fees(2)	$3,875,000	$2,433,333
Audit-Related Fees(3)	$19,000	$21,400
Tax Fees	$0	$0
All Other Fees	$0	$0

(1)
The Company engaged BDO in May 2019 to audit its financial statements for the years ended December 31, 2018, 2017, and 2016. Total fees incurred by BDO were $7.3 million and were apportioned equally to each of the three years for the purposes of this tabular presentation. The Company paid or incurred these fees in 2019.

(2)	This category includes fees for the audit of the Company’s annual financial statements and review of financial statements included in its quarterly reports on Form 10-Q.

(3)	This relates to BDO’s audit of the Company’s 401(k) plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables sets forth certain information as of October 7, 2020 regarding the Company’s capital stock, beneficially owned by each person known to the Company to beneficially own more than 5% of the outstanding shares of Company common stock, each NEO, each director, and all directors and executive officers as a group. Unless otherwise indicated below, the address of those identified in the table is c/o MiMedx Group, Inc., 1775 West Oak Commons Court, NE, Marietta, Georgia 30062.

SERIES B CONVERTIBLE PREFERRED STOCK
Name of Beneficial Owner	Number of Shares of Series B Convertible Preferred Stock	Number of Shares of Company Common Stock Into Which They May Convert(b)	Percentage Ownership(b)(c)
EW Healthcare Partners(a)	90,000	23,627,682	17.3%

(a)
Represents shares of Company common stock issuable upon conversion of 90,000 shares of Series B Preferred Stock owned by Falcon Fund 2 Holding Company, L.P., a partnership controlled by EW Healthcare Partners. EW Healthcare Partners Fund 2-UGP, LLC, the general partner of Falcon Fund 2 Holding Company, L.P., may also be deemed to have sole voting and investment power with respect to such shares of Company common stock. EW Healthcare Partners Fund 2-UGP, LLC disclaims beneficial ownership of such shares of Company common stock except to the extent of its pecuniary interest therein. Martin P. Sutter, Scott Barry, Ronald W. Eastman, Petri Vainio and Steve Wiggins are each a manager and collectively the managers of EW Healthcare Partners Fund 2-UGP, LLC. Each of the managers may be deemed to exercise shared voting and investment power with respect to such shares. Each manager disclaims beneficial ownership of such shares of Company common stock except to the extent of his pecuniary interest therein. Martin P. Sutter is a member of the Company’s Board of Directors. The principal address of the EW Healthcare Partners entities and each of the managers is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.

(b)
Conversion to Common Stock. Each holder of Series B Preferred Stock (each a “Holder” and collectively, the “Holders”) will have the right, at its option, to convert its Series B Preferred Stock, in whole or in part, into a number of fully paid and non-assessable shares of Company common stock equal to the Purchase Price Per Share, plus any accrued and unpaid dividends, at the conversion price. For purposes of this table the conversion price is presumed to be $3.85. No Holder may convert its shares of Series B Preferred Stock into shares of Company common stock if such conversion would result in the Holder, together with its affiliates, holding more than 19.9% of the votes entitled to be cast at any shareholders meeting or beneficially owning in excess of 19.9% of then-outstanding shares of Company common stock.

(c)
Voting Rights. Each share of Series B Preferred Stock is entitled to be voted by the Holders and will vote on an as-converted basis (converted at $5.25 per share) as a single class with the Company common stock, subject to certain limitations on voting set forth in the Articles of Amendment to the Company’s Articles of Incorporation, including a limit on the maximum number of votes to which Holders are entitled. As a result, EW Healthcare Partners would have 17,142,857 votes, or 13.1%, as of October 7, 2020. Percentage of total voting power is based on 111,035,418 shares of Company common stock outstanding on October 7, 2020, plus 2,309,043 shares deemed outstanding pursuant to Rule 13d-3 under the Exchange Act, plus the 17,142,857 votes to which the Holders are entitled.

Name of Beneficial Owner	Number of Shares	Percentage Ownership(1)
Eiad Asbahi(2)	8,755,335	6.3%

NEOs, Executive Officers, and Directors	Number of Shares	Percentage Ownership(1)
M. Kathleen Behrens, Ph.D.	64,371	*
James L. Bierman	64,371	*
Edward J. Borkowski(3)	21,194	*
Peter M. Carlson(4)	332,895	*
David Coles(5)	—	*
Charles R. Evans(6)	181,357	*
Michael J. Giuliani	—	*
William A. Hawkins(7)	39,654	*
Charles E. Koob(8)	1,431,525	1.0%
Cato T. Laurencin	—	*
I. Mark Landy(9)	33,529	*
K. Todd Newton	64,371	*
Martin P. Sutter(10)	23,628,182	16.7%
Scott M. Turner(11)	177,602	*
Timothy R. Wright(12)	1,253,851	*
Neil S. Yeston(13)	186,357	*
Total Directors and Executive Officers(14) (15 persons)	27,619,734	19.8%

*	Less than 1%

(1)
The beneficial ownership set forth in the table is determined in accordance with SEC rules. The percentage of beneficial ownership is based on 111,035,418 shares of Company common stock outstanding on October 7, 2020, plus 2,309,043 shares deemed outstanding pursuant to Rule 13d-3 under the Exchange Act and 26,252,979 shares deemed outstanding upon conversion of all of the Company’s Series B Preferred Stock and accumulated and accrued dividends at $3.85 per share. See also notes (b) and (c), above, for information about voting power of the Series B Preferred Stock.

(2)
On July 15, 2020 Eiad Asbahi, Prescience Point, and certain affiliated entities filed a Schedule 13G that indicated, among other things, that Mr. Asbahi had shared voting power and dispositive power over an aggregate of 8,755,335 shares and Prescience Investment Group, LLC (d/b/a Prescience Point Capital Management, LLC) had shared voting and dispositive power over an aggregate of 8,754,403 shares. The address for Mr. Asbahi, Prescience, Point, and their affiliates is 1670 Lobdell Avenue, Suite 200, Baton Rouge, LA 70806.

(3)	Mr. Borkowski resigned as Executive Vice President and Interim Chief Financial Officer effective November 15, 2019.

(4)
Mr. Carlson joined the Company as Executive Vice President, Finance, on December 16, 2019. Does not include 140,844 restricted stock units granted on December 16, 2019 that will vest based upon the achievement of certain performance criteria. Includes 248,389 restricted stock units that will be settled in Company common stock upon vesting.

(5)	Mr. Coles served as Interim Chief Executive Officer until May 13, 2019.

(6)	Includes 60,000 shares issuable upon the exercise of options.

(7)	Includes 13,418 restricted stock units that will be settled in Company common stock upon vesting.

(8)	Includes 1,075,627 shares held by a trust and 60,000 shares issuable upon the exercise of options.

(9)	The Company eliminated Mr. Landy’s position of Chief Strategy Officer effective September 16, 2019.

(10)
For purposes of this table all shares of Series B Preferred Stock are deemed to have converted to Company common stock at $3.85 per share. For voting purposes, shares of Series B Preferred Stock are deemed to have been converted to Company common stock at $5.25 per share. Mr. Sutter is deemed to own beneficially shares controlled by EW Healthcare Partners. See notes (b), (c) and (1), above. No Holder may convert its shares of Series B Preferred Stock into shares of Company common stock if such conversion would result in the Holder, together with its affiliates, holding more than 19.9% of the votes entitled to be cast at any shareholders meeting or beneficially owning in excess of 19.9% of then-outstanding shares of Company common stock. Includes 500 shares owned by Mr. Sutter’s spouse.

(11)	Includes 48,135 restricted stock units that will be settled in Company common stock upon vesting.

(12)	Includes 572,033 restricted stock units that will be settled in Company common stock upon vesting.

(13)	Includes 60,000 shares issuable upon the exercise of options.

(14)	Represents the ownership of only those persons currently serving as a director or executive officer of the Company.

OTHER MATTERS
Proxy Solicitation Costs
We are required by law to convene an annual meeting of our shareholders at which directors are elected. Because our shares are widely held, it would be impractical for our shareholders to meet physically in sufficient numbers to hold a meeting. Accordingly, the Company is soliciting proxies from our shareholders.
The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of the Board. These expenses will include, among other things, the costs of preparing, assembling, printing and mailing the proxy materials to shareholders of record and reimbursement paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and obtaining beneficial owners’ voting instructions. Proxies may be solicited through the mail, in person, by telephone or via email.
We have retained Innisfree M&A Incorporated to solicit proxies in connection with the Annual Meeting. Under our agreement with Innisfree, Innisfree will receive $10,000 plus expenses. Innisfree will solicit proxies in person, by mail, telephone, facsimile or email.
Shareholder Proposals and Director Nominations for the 2021 Annual Meeting of Shareholders
The Company does not know at this time when it will hold the 2021 Annual Meeting. In the event that an annual meeting is held more than 30 days earlier than the anniversary of the date of the immediately preceding annual meeting, as will be the case with respect to the 2021 Annual Meeting, notice of a shareholder nomination or proposal must be delivered to the Company no more than 190 days prior to such annual meeting nor less than the later of (i) 90 days prior to the date of such annual meeting and (ii) the tenth day following the day on which public announcement of the date of such meeting is first made.
Because the 2021 Annual Meeting has not yet been scheduled, the Company is not providing a deadline for submitting shareholder proposals for the 2021 Annual Meeting at this time. Instead, in accordance with Rule 14a-8(e)(2) under the Exchange Act, the Company will provide shareholders with a deadline set at a reasonable time before the Company begins to print and send its proxy materials for the 2021 Annual Meeting.
Householding of Proxy Materials
We may deliver only one copy of this Proxy Statement to shareholders residing at the same address unless contrary instructions have been received from one or more of the affected shareholders. This is known as “householding.” We do this to reduce costs and preserve resources. Upon oral or written request, we will promptly deliver a separate copy to any shareholder residing at an address to which only one copy was mailed. Shareholders of record residing at the same address that have received multiple copies of this Proxy Statement may contact our mailing agent, Broadridge, to request that only a single copy of our proxy statement be mailed in the future. Contact Broadridge by phone at 1-800-690-6903 or by mail at 51 Mercedes Way, Edgewood, NY 11717.
Additional Information
Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

Appendix A - Amendment to Articles of Incorporation

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
MIMEDX GROUP, INC.

FIRST: This Corporation is named MiMedx Group, Inc. (the “Corporation”). The Articles of Incorporation of the Corporation were originally filed in the Office of the Department of State of the State of Florida on February 28, 2008, and amended by the Articles of Merger filed in the Office of the Department of State of the State of Florida on March 31, 2008, the Articles of Amendment filed in the Office of the Department of State of the State of Florida on May 14, 2010, the Articles of Amendment filed in the Office of the Department of State of the State of Florida on August 8, 2012, the Articles of Amendment filed in the Office of the Department of State of the State of Florida on November 8, 2012, the Articles of Amendment filed in the Office of the Department of State of the State of Florida on May 15, 2015, the Articles of Amendment filed in the Office of the Department of State of the State of Florida on November 7, 2018, the Articles of Merger filed in the Office of the Department of State of the State of Florida on July 25, 2019, and the Articles of Amendment filed in the Office of the Department of State of the State of Florida on July 1, 2020.

SECOND: Pursuant to the authority of the Board of Directors of the Corporation set forth in the Corporation’s Articles of Incorporation, as amended, and Section 607.0602 of the Florida Business Corporation Act, these Articles of Amendment were duly adopted by the Board of Directors of the Corporation on October 2, 2020 in accordance with the provisions of Section 607.1003 of the Act.

THIRD: These Articles of Amendment were duly approved by holders of a majority of the outstanding shares of the Common Stock and of the Preferred Stock of the Corporation, voting together as a single class, in accordance with the provisions of Section 607.1003 of the Act and the Amended Articles on November 20, 2020.

FOURTH: The Amended Articles are hereby amended by deleting the first sentence of Article 3 and inserting the following text in lieu thereof:

Article 3. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is not more than 192,500,000 shares of capital stock, of which 187,500,000 shares shall be designated “Common Stock,” at $.001 par value per share, and 5,000,000 shares shall be designated as “Preferred Stock,” at $.001 par value per share.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on November 20, 2020.

MiMedx Group, Inc.

By: ____________________________
Name: William F. Hulse IV
Its: General Counsel and Secretary

Appendix B - Amended and Restated 2016 Equity and Cash Incentive Plan

MIMEDX GROUP, INC.
2016 EQUITY AND CASH INCENTIVE PLAN
Amended and Restated through October 2, 2020

TABLE OF CONTENTS

ARTICLE I DEFINITIONS	1

1.01	409A Award 1

1.02	Affiliate 1

1.03	Agreement 1

1.04	Award 1

1.05	Board 1

1.06	Cause 1

1.07	Change in Control 2

1.08	Code 3

1.09	Committee 3

1.10	Common Stock 3

1.11	Company 3

1.12	Control Change Date 4

1.13	Corresponding SAR 4

1.14	Disability 4

1.15	Dividend Equivalent 4

1.16	Exchange Act 4

1.17	Fair Market Value 4

1.18	Full Value Award 5

1.19	Incentive Award 5

1.20	Incumbent Board 5

1.21	Independent Contractor 5

1.22	Initial Value 5

1.23	Non-409A Award 5

1.24	Option 6

1.25	Other Stock-Based Award 6

1.26	Participant 6

1.27	Plan 6

1.28	Performance Stock Award 6

1.29	Performance Stock Unit 6

1.30	Person 6

1.31	Restricted Stock Award 6

1.32	Restricted Stock Unit 7

1.33	Retirement 7

1.34	SAR 7

1.35	Ten Percent Shareholder 7

1.36	Termination Date 7

ARTICLE II ESTABLISHMENT AND PURPOSES	7

ARTICLE III TYPES OF AWARDS	8

ARTICLE IV ADMINISTRATION	8

4.01	General Administration 8

4.02	Limited Discretion to Accelerate; Treatment of Awards in Connection with a Change in Control 8

4.03	Delegation of Authority 9

4.04	Indemnification of Committee 9

ARTICLE V ELIGIBILITY	10

ARTICLE VI COMMON STOCK SUBJECT TO PLAN	10

6.01	Common Stock Issued 10

6.02	Aggregate Limit 10

6.03	Individual Limit 11

ARTICLE VII OPTIONS	12

7.01	Grant 12

7.02	Option Price 13

7.03	Maximum Term of Option 13

7.04	Exercise 13

7.05	Payment 13

7.06	Stockholder Rights 14

7.07	Disposition of Shares 14

7.08	No Liability of Company 14

7.09	Effect of Termination Date on Options 14

ARTICLE VIII SARS	15

8.01	Grant 15

8.02	Maximum Term of SAR 15

8.03	Exercise 15

8.04	Settlement 16

8.05	Stockholder Rights 16

8.06	Effect of Termination Date on SARs 16

ARTICLE IX RESTRICTED STOCK & PERFORMANCE STOCK AWARDS	17

9.01	Award 17

9.02	Payment 17

9.03	Vesting 18

9.04	Maximum Restriction Period 18

9.05	Stockholder Rights 18

9.06	Performance Stock 18

ARTICLE X RESTRICTED STOCK UNITS & PERFORMANCE STOCK UNITS	19

10.01	Grant 19

10.02	Earning the Award 19

10.03	Maximum Unit Award Period 19

10.04	Payment 19

10.05	Stockholder Rights 19

10.06	Performance Stock Units 20

ARTICLE XI INCENTIVE AWARDS	20

11.01	Grant 20

11.02	Earning the Award 20

11.03	Maximum Incentive Award Period 20

11.04	Payment 20

11.05	Stockholder Rights 21

ARTICLE XII OTHER STOCK-BASED AWARDS	21

12.01	Other Stock-Based Awards 21

12.02	Bonus Stock and Awards in Lieu of Other Obligations 21

12.03	Effect of Termination Date on Other Stock-Based Awards 22

ARTICLE XIII DIVIDEND EQUIVALENTS	23

ARTICLE XIV TERMS APPLICABLE TO ALL AWARDS	23

14.01	Written Agreement 23

14.02	Nontransferability 23

14.03	Transferable Awards 23

14.04	Participant Status 24

14.05	Change in Control 25

14.06	Stand-Alone, Additional, Tandem and Substitute Awards 27

14.07	Form and Timing of Payment; Deferrals 27

14.08	Time and Method of Exercise; Minimum Vesting Requirement 28

ARTICLE XV PERFORMANCE-BASED COMPENSATION	28

15.01	Performance Conditions 28

15.02	Establishing the Amount of the Award 29

15.03	Earning the Award 29

15.04	Performance Awards 30

ARTICLE XVI ADJUSTMENT UPON CHANGE IN COMMON STOCK	30

16.01	General Adjustments 30

16.02	No Adjustments 31

16.03	Substitute Awards 31

16.04	Limitation on Adjustments 31

ARTICLE XVII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES	31

17.01	Compliance 31

17.02	Postponement of Exercise or Payment 32

17.03	Forfeiture of Payment 32

ARTICLE XVIII LIMITATION ON BENEFITS	32

ARTICLE XIX GENERAL PROVISIONS	34

19.01	Effect on Employment and Service 34

19.02	Unfunded Plan 34

19.03	Rules of Construction 34

19.04	Tax Withholding and Reporting 34

19.05	Code Section 83(b) Election 35

19.06	Reservation of Shares 35

19.07	Governing Law 35

19.08	Other Actions 35

19.09	Repurchase of Common Stock 36

19.10	Other Conditions 36

19.11	Forfeiture Provisions 36

19.12	Legends; Payment of Expenses 36

19.13	Repricing of Awards 37

19.14	Right of Setoff 37

19.15	Fractional Shares 37

19.16	Compensation Recoupment Policy 38

19.17	Post-Exercise Holding Requirements 38

ARTICLE XX CLAIMS PROCEDURES	38

20.01	Initial Claim 38

20.02	Appeal of Claim 39

20.03	Time to File Suit 39

ARTICLE XXI AMENDMENT	39

21.01	Amendment of Plan 39

21.02	Amendment of Awards 39

ARTICLE XXII SECTION 409A PROVISION	40

22.01	Intent of Awards 40

22.02	409A Awards 40

22.03	Election Requirements 40

22.04	Time of Payment 41

22.05	Acceleration or Deferral 41

22.06	Distribution Requirements 41

22.07	Key Employee Rule 42

22.08	Distributions Upon Vesting 42

22.09	Scope and Application of this Provision 42

ARTICLE XXIII EFFECTIVE DATE OF PLAN	43

ARTICLE XXIV DURATION OF PLAN	43

ARTICLE I. DEFINITIONS

1.01    409A Award
409A Award means an Award that is intended to be subject to Section 409A of the Code.
1.02    Affiliate
Affiliate, as it relates to any limitations or requirements with respect to incentive stock options, means any “subsidiary” or “parent” corporation (as such terms are defined in Code Section 424) of the Company. Affiliate otherwise means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making any such determination, fifty percent (50%) shall be substituted for eighty percent (80%) under such Code Sections and the related regulations.
1.03    Agreement
Agreement means a written or electronic agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.
1.04    Award
Award means an Option, SAR, Restricted Stock Award, Performance Stock Award, Restricted Stock Unit, Performance Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalent granted under this Plan.
1.05    Board
Board means the Board of Directors of the Company.
1.06    Cause
Cause means “Cause” as such term is defined in any employment or service agreement between the Company or any Affiliate and the Participant except as otherwise determined by the Committee and set forth in the applicable Agreement. If no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, except as otherwise determined by the Committee and set forth in the applicable Agreement, “Cause” means (i) the Participant's willful and repeated failure to comply with the lawful directives of the Board, the Board of Directors of any Affiliate or any personnel with managerial responsibility for the Participant; (ii) any criminal act or act of fraud, dishonesty or willful misconduct by the Participant that has a material adverse effect on the property, operations, business or reputation of the Company or any Affiliate; (iii) the material breach by the Participant of the terms of any confidentiality, non-competition, non-solicitation or other agreement that the Participant has with the Company or any Affiliate; (iv) acts by the Participant of willful malfeasance or negligence in a matter of material importance to the Company or any Affiliate, (v) regular or repeated refusal or failure to perform the Participant’s duties with the Company or an Affiliate or (vi) conduct by the Participant that could have a material adverse effect on the property, operations, business or reputation of the Company or any of its Affiliates without a reasonable good faith belief that such conduct was in the best interests of the Company and its Affiliates. For purposes of the Plan, other than where the definition of Cause is determined under any employment or service agreement between the Company or any Affiliate and the Participant, in which case such employment or service agreement shall control, in no event shall any termination of employment or service be deemed for Cause unless the Committee concludes that the situation warrants a determination that the Participant's employment or service terminated for Cause; except that, in the case of any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act, any determination that such individual’s employment terminated for Cause shall be made by the Board acting without such individual (if such individual is then serving on the Board). Without in any way limiting the effect of the foregoing, for the purposes of the Plan and any Award, a Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Committee, a termination for Cause.
1.07    Change in Control

Change in Control means the occurrence of any of the following events:
(a)     The accumulation in any number of related or unrelated transactions by any Person of beneficial ownership (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's voting stock; provided that for purposes of this subsection (a), a Change in Control will not be deemed to have occurred if the accumulation of more than fifty percent (50%) of the voting power of the Company's voting stock results from any acquisition of voting stock (i) directly from the Company that is approved by the Incumbent Board, (ii)

by the Company, (iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iv) by any Person pursuant to a merger, consolidation or reorganization (a "Business Combination") that would not cause a Change in Control under subsections (b), (c) or (d) below; or
(b)     Consummation of a Business Combination, unless, immediately following that Business Combination, (i) all or substantially all of the Persons who were the beneficial owners of the voting stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, at least fifty percent (50%) of the then outstanding shares of common stock and at least fifty percent (50%) of the combined voting power of the then outstanding voting stock entitled to vote generally in the election of directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the voting stock of the Company, and (ii) at least fifty percent (50%) of the members of the Board of Directors of the entity resulting from that Business Combination holding at least fifty percent (50%) of the voting power of such Board of Directors were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for that Business Combination and as a result of or in connection with such Business Combination, no Person has a right to dilute either of such percentages by appointing additional members to the Board of Directors or otherwise without election or other action by the shareholders; or
(c)     A sale or other disposition of all or substantially all of the assets of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsections (b) above or (d) below; or
(d)     A complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsections (b) and (c) above.
Notwithstanding the foregoing, a Change in Control shall only be deemed to have occurred with respect to a Participant and the Participant’s 409A Award if the Change in Control otherwise constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code (except that, with respect to vesting of the 409A Award, Change in Control shall have the same meaning as described above).
1.08    Code
Code means the Internal Revenue Code of 1986 and any amendments thereto.
1.09    Committee
Committee means the Compensation Committee of the Board, or the Board itself if no Compensation Committee exists. If such Compensation Committee exists, if and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more directors, all of whom are (i) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, (ii) to the extent required for purposes of compliance with transitional rules under Code Section 162(m), “outside directors” as defined in Code Section 162(m) prior to its amendment effective on January 1, 2018, and (iii) independent directors under the rules of the principal stock exchange on which the Company’s securities are then traded.
1.10    Common Stock
Common Stock means the common stock of the Company, par value $0.001 per share, or such other class or kind of shares or other securities resulting from the application of Article XVI, as applicable.
1.11    Company
Company means MiMedx Group, Inc., a Florida corporation, and any successor thereto.
1.12    Control Change Date
Control Change Date means the date on which a Change in Control occurs.
1.13    Corresponding SAR
Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
1.14    Disability
Disability means a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Code except as otherwise determined by the Committee and set forth in the applicable Agreement except that a Disability shall only be deemed to occur with respect to a Participant and the Participant's 409A Award if there is a Disability within the meaning of Section 409A of the Code where required by Section 409A of the Code.
1.15    Dividend Equivalent
Dividend Equivalent means the right, granted under the Plan, to receive cash, shares of Common Stock, other Awards or other property equal in value to all or a specified portion of dividends paid with respect to a specified number of shares of Common Stock.
1.16    Exchange Act
Exchange Act means the Securities Exchange Act of 1934, as amended.
1.17    Fair Market Value
Fair Market Value of a share of Common Stock means, on any given date, the fair market value of a share of Common Stock as the Committee, in its discretion, shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the shares of Common Stock are traded on any national stock exchange or quotation system, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such stock exchange or quotation system on such date, or if the shares of Common Stock are not traded on such stock exchange or quotation system on such date, then on the next preceding day that the shares of Common Stock were traded on such stock exchange or quotation system, all as reported by such source as the Committee shall select. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Participant. Fair Market Value relating to the exercise price, Initial Value, or purchase price of any Non-409A Award that is an Option, SAR or Other Stock-Based Award in the nature of purchase rights shall conform to the requirements for exempt stock rights under Code Section 409A.
1.18    Full Value Award
Full Value Award means an Award other than an Option, SAR or Other Stock-Based Award in the nature of purchase rights.
1.19    Incentive Award
Incentive Award means an Award stated with reference to a specified dollar amount or number of shares of Common Stock which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive shares of Common Stock, cash or a combination thereof from the Company or an Affiliate.
1.20    Incumbent Board
Incumbent Board means a Board of Directors at least a majority of whom consist of individuals who either are (a) members of the Company's Board as of the effective date of the adoption of this Plan or (b) members who become members of the Company's Board subsequent to the date of the adoption of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least sixty percent (60%) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.
1.21    Independent Contractor
Independent Contractor mans an independent contractor, consultant or advisor providing services to the Company or an Affiliate.
1.22    Initial Value
Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to a SAR granted independently of an Option, the amount determined by the Committee on the date of grant which shall not be less than the Fair Market Value of one share of Common Stock on the date of grant, subject to Sections 14.06 and 16.03 with respect to substitute Awards.
1.23    Non-409A Award
Non-409A Award means an Award that is not intended to be subject to Section 409A of the Code.

1.24    Option
Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.
1.25    Other Stock-Based Award
Other Stock-Based Award means an Award granted to the Participant under Article XII of the Plan.
1.26    Participant
Participant means an employee of the Company or an Affiliate, a member of the Board or Board of Directors of an Affiliate (whether or not an employee), an Independent Contractor of the Company or an Affiliate and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or Independent Contractor and who satisfies the requirements of Article V and is selected by the Committee to receive an Award.
1.27    Plan
Plan means this MiMedx Group, Inc. 2016 Equity and Cash Incentive Plan, as amended and restated as set forth herein and as hereafter amended.
1.28    Performance Stock Award
Performance Stock Award means shares of Common Stock granted to a Participant under Article IX of the Plan.
1.29    Performance Stock Unit
Performance Stock Unit means an Award, stated with respect to a specified number of shares of Common Stock, that entitles the Participant to receive one share of Common Stock (or, as otherwise determined by the Committee and set forth in the applicable Agreement, the equivalent Fair Market Value of one share of Common Stock in cash) with respect to each Performance Stock Unit that becomes payable under the terms and conditions of the Plan and the applicable Agreement, including the performance conditions.
1.30    Person
Person means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.
1.31    Restricted Stock Award
Restricted Stock Award means shares of Common Stock granted to a Participant under Article IX.
1.32    Restricted Stock Unit
Restricted Stock Unit means an Award, stated with respect to a specified number of shares of Common Stock, that entitles the Participant to receive one share of Common Stock (or, as otherwise determined by the Committee and set forth in the applicable Agreement, the equivalent Fair Market Value of one share of Common Stock in cash) with respect to each Restricted Stock Unit that becomes payable under the terms and conditions of the Plan and the applicable Agreement.
1.33    Retirement
Retirement means, as applied to any Participant, as defined in any employment agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if any such agreement does contain any such definition), Retirement means retirement as determined by the Committee.
1.34    SAR
SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive cash or a number of shares of Common Stock, as determined by the Committee and set forth in the applicable Agreement, based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.
1.35    Ten Percent Shareholder
Ten Percent Shareholder means any individual who (considering the stock attribution rules described in Code Section 424(d)) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

1.36    Termination Date
Termination Date means the day on which a Participant’s employment or service with the Company and its Affiliates terminates or is terminated.

ARTICLE IIESTABLISHMENT AND PURPOSES
The Plan was most recently adopted by the Company’s Board of Directors and approved by the Company’s stockholders on May 18, 2016. The Plan hereby is amended and restated as set forth herein, effective upon and subject to the approval of the Company’s stockholders. The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such Persons to participate in the future success of the Company and its Affiliates by aligning their interests with those of the Company and its stockholders.

ARTICLE IIITYPES OF AWARDS
The Plan is intended to permit the grant of Options qualifying under Code Section 422 (“incentive stock options”) and Options not so qualifying, SARs, Restricted Stock Awards, Performance Stock Awards, Restricted Stock Units, Performance Stock Units, Incentive Awards, Other Stock-Based Awards and Dividend Equivalents in accordance with the Plan and procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan may be used for general corporate purposes.

ARTICLE IVADMINISTRATION

4.01    General Administration
The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the grant, exercisability, transferability, settlement and forfeitability of all or any part of an Award, among other terms. In addition, the Committee shall have complete authority to interpret all provisions of this Plan including, without limitation, the discretion to interpret any terms used in the Plan that are not defined herein; to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award. Unless otherwise provided by the Bylaws of the Company, by resolution of the Board or applicable law, a majority of the members of the Committee shall constitute a quorum, and acts of the majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.
4.02    Limited Discretion to Accelerate; Treatment of Awards in Connection with a Change in Control
Notwithstanding anything to the contrary in the Plan, following the grant of an Award, and other than in connection with a Change in Control as described below, the Committee may not accelerate the time at which an Award may be exercised, may become transferable or nonforfeitable or be earned and settled other than in the event of the Participant’s death, Disability, involuntary termination without Cause or Retirement.
Notwithstanding anything to the contrary in the Plan, in connection with a Change in Control the Committee may accelerate the time at which an Award may be exercised, may become transferable or nonforfeitable or be earned and settled on and after a Control Change Date to the extent not exercisable, transferable and non-forfeitable or earned and payable prior to such time.
4.03    Delegation of Authority
The Committee may act through subcommittees, in which case the subcommittee shall be subject to and have the authority hereunder applicable to the Committee, and the acts of the subcommittee shall be deemed to be the acts of the Committee hereunder. Additionally, to the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of the Board or the Board of Directors of an Affiliate. The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation. If and to the extent deemed necessary by the Board, all Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made by a Committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, to the extent necessary to exempt the Award from the short-swing profit rules of Section 16(b) of the Exchange Act. An Award granted to an individual who is a member of the Committee may be approved by the Committee in accordance with the applicable Committee charters then in effect and other applicable law.
4.04    Indemnification of Committee
The Company shall bear all expenses of administering this Plan. The Company shall indemnify and hold harmless each Person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such Person in connection with or resulting from any action, claim, suit or proceeding to which such Person may be a party or in which such Person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such Person in settlement thereof, with the Company’s approval, or paid by such Person in satisfaction of any judgment in any such action, suit or proceeding against such Person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such Person if applicable law or the Company’s Certificate of Incorporation or Bylaws prohibit such indemnification. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such Person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.

ARTICLE VELIGIBILITY
Any employee of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a member of the Board or the Board of Directors of an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) (whether or not such Board or Board of Directors member is an employee), an Independent Contractor of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or Independent Contractor is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such Person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or any Affiliate or if it is otherwise in the best interest of the Company or any Affiliate for such Person or entity to participate in this Plan. With respect to any Board member who is (i) designated or nominated to serve as a Board member by a stockholder of the Company and (ii) an employee of such stockholder of the Company, then, at the irrevocable election of the employing stockholder, the Person or entity who shall be eligible to participate in this Plan on behalf of the service of the respective Board member shall be the employing stockholder (or one of its Affiliates). To the extent such election is made, the respective Board member shall have no rights hereunder as a Participant with respect to such Board member’s participation in this Plan. An Award may be granted to a Person or entity who has been offered employment or service by the Company or an Affiliate and who would otherwise qualify as eligible to receive the Award to the extent that Person or entity commences employment or service with the Company or an Affiliate, provided that such Person or entity may not receive any payment or exercise any right relating to the Award, and the grant of the Award will be contingent, until such Person or entity has commenced employment or service with the Company or an Affiliate.

ARTICLE VICOMMON STOCK SUBJECT TO PLAN

6.01    Common Stock Issued
Upon the issuance of shares of Common Stock pursuant to an Award, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs) shares of Common Stock from its authorized but unissued Common Stock, treasury shares or reacquired shares, whether reacquired on the open market or otherwise.
6.02    Aggregate Limit
The maximum aggregate number (the “Maximum Aggregate Number”) of shares of Common Stock that may be issued under this Plan and to which Awards may relate is the sum of (i) 8,400,000 shares of Common Stock, all of which may be issued as Incentive Stock Options, (ii) the number of Shares available under the Plan immediately prior to stockholder approval of the Plan as amended and restated, subject to the counting, adjustment and substitution provisions of the Plan, plus (iii) that number of shares of Common Stock that are represented by awards which previously have been granted and are outstanding under the Plan on the date the Plan as amended and restated is approved by stockholders of the Company and which subsequently expire or otherwise lapse, are terminated or forfeited, are settled in cash, or exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, without the issuance of the underlying shares of Common Stock. The Maximum Aggregate Number of shares of Common Stock that may be issued under the Plan may be issued pursuant to (i) Options, SARs or Other Stock Based Awards in the nature of purchase rights, (ii) Full Value Awards or (iii) any combination thereof. To the extent shares of Common Stock not issued under an Option must be counted against this limit as a condition to satisfying the rules applicable to incentive stock options, such rule shall apply to the limit on incentive stock options granted under the Plan. Shares of Common Stock covered by an Award generally shall only be counted as used to the extent they are actually used. Except as set forth below, a share of Common Stock issued in connection with any Award under the Plan shall reduce the Maximum Aggregate Number of shares of Common Stock available for issuance under the Plan by one; provided, however, that a share of Common Stock covered under a stock-settled SAR shall reduce the Maximum Aggregate Number of shares of Common Stock available for issuance under the Plan by one even though the shares of Common Stock are not actually issued in connection with settlement of the stock-settled SAR.
Except as otherwise provided herein, any shares of Common Stock related to an Award which terminates by expiration, forfeiture, cancellation or otherwise without issuance of shares of Common Stock, which is settled in cash in lieu of Common Stock or which is exchanged, with the Committee’s permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock shall again be available for issuance under the Plan.
The following shares of Common Stock, however, may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an Award, (ii) shares of Common Stock tendered or withheld to pay the exercise price, purchase price or withholding taxes relating to an Award or (iii) shares of Common Stock repurchased on the open market with the proceeds of the purchase price of an Award.
The Maximum Aggregate Number of shares of Common Stock that may be issued under the Plan shall be subject to adjustment as provided in Article XVI, provided, however, that (i) substitute Awards granted under Section 16.03 shall not reduce the shares of Common Stock otherwise available under the Plan (to the extent permitted by applicable stock exchange rules) and (ii) available shares of stock under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) also may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock otherwise available under the Plan (subject to applicable stock exchange requirements).
6.03    Individual Limit
The maximum number of shares of Common Stock that may be covered by Options, SARs or other Stock-Based Awards in the nature of purchase rights granted to any one Participant during any calendar year shall be 1,000,000 shares of Common Stock. For purposes of the foregoing limit, an Option and its corresponding SAR shall be treated as a single Award. For Full Value Awards that are denominated in shares of Common Stock, no more than 1,000,000 shares of Common Stock may be subject to any such Full Value Awards granted to any one Participant during any calendar year (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided, however, that if the Full Value Award is denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash. For any Awards that are stated with reference to a specified dollar limit, the maximum amount that may be earned and become payable to any one Participant with respect to any twelve (12)-month performance period shall equal $2,000,00 (prorated up or down for performance periods that are greater or lesser than twelve (12) months); provided, however, that if the Award is denominated in cash but an equivalent amount of shares of Common Stock are delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Common Stock. In addition to the limits set forth herein, (i) the maximum number of shares of Common Stock that may be covered by Awards stated with reference to a specific number of shares of Common Stock and granted to any one Participant in connection with the Participant's service as a member of the Board during any calendar year shall be 125,000 shares of Common Stock and (ii) for Awards stated with reference to a specific dollar amount, the maximum amount that may be earned and become payable to any one Participant in connection with the Participant's service as a member of the Board for any consecutive twelve (12)-month period shall equal $300,000 (prorated up or down for periods that are greater or lesser than twelve (12) months), in each case applied as described above for the other individual limitations. The maximum number of shares that may be granted in any calendar year to any Participant under the above limits shall be subject to adjustment as provided in Article XVI.

ARTICLE VIIOPTIONS

7.01    Grant
Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grant and whether the Option is an incentive stock option or a nonqualified stock option. Notwithstanding any other provision of the Plan or any Agreement, the Committee may only grant an incentive stock option to an individual who is an employee of the Company or an Affiliate. An Option may be granted with or without a Corresponding SAR.
7.02    Option Price
The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted, subject to Sections 14.06 and 16.03 with respect to substitute Awards. However, if at the time of grant of an Option that is intended to be an incentive stock option, the Participant is a Ten Percent Shareholder, the price per share of Common Stock purchased on the exercise of such Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.
7.03    Maximum Term of Option
The maximum time period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted (or five (5) years from the date such Option was granted in the event of an incentive stock option granted to a Ten Percent Shareholder).
7.04    Exercise
Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date the Option is granted) exceeding the limit set forth under Code Section 422(d) (currently $100,000). If the limitation is exceeded, the Options that cause the limitation to be exceeded shall be treated as nonqualified stock options. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of the Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.
7.05    Payment
Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the Option price (a) by surrendering (actually or by attestation) shares of Common Stock to the Company that the Participant already owns; (b) by a cashless exercise through a broker; (c) by means of a “net exercise” procedure; (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.
7.06    Stockholder Rights
No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option until the date of exercise of such Option and the issuance of the shares of Common Stock.
7.07    Disposition of Shares
A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was designated an incentive stock option if such sale or disposition occurs (a) within two (2) years of the grant of an Option or (b) within one (1) year of the issuance of shares of Common Stock to the Participant (subject to any changes in such time periods as set forth in Code Section 422(a)). Such notice shall be in writing and directed to the Secretary of the Company.
7.08    No Liability of Company
The Company shall not be liable to any Participant or any other Person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an incentive stock option and granted hereunder does not qualify as an incentive stock option.

7.09    Effect of Termination Date on Options
Subject to rules established by the Committee and unless otherwise provided in an Agreement:
(a)    If a Participant incurs a Termination Date due to death, Disability or Retirement, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.
(b)    If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.
(c)    If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of three (3) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE VIIISARS

8.01    Grant
Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such grant. In addition, no Participant may be granted Corresponding SARs (under this Plan and all other incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.
8.02    Maximum Term of SAR
The maximum term of a SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten (10) years from the date such SAR was granted (or five (5) years for a Corresponding SAR that is related to an incentive stock option and that is granted to a Ten Percent Shareholder). No Corresponding SAR shall be exercisable or continue in existence after the expiration of the Option to which the Corresponding SAR relates.
8.03    Exercise
Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a SAR may be exercised only when the Fair Market Value of the Common Stock that is subject to the exercise exceeds the Initial Value of the SAR and a Corresponding SAR may be exercised only to the extent that the related Option is exercisable. A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

8.04    Settlement
The amount payable to the Participant by the Company as a result of the exercise of a SAR shall be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion, determines and sets forth in the applicable Agreement. No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.
8.05    Stockholder Rights
No Participant shall, as a result of receiving a SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.
8.06    Effect of Termination Date on SARs
Subject to rules established by the Committee and unless otherwise provided in an Agreement:
(a)    If a Participant incurs a Termination Date due to death, Disability or Retirement, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.
(b)    If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.
(c)    If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of the termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of three (3) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE IXRESTRICTED STOCK & PERFORMANCE STOCK AWARDS

9.01    Award
Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom a Restricted Stock Award or Performance Stock Award is to be granted, and will specify the number of shares of Common Stock covered by such grant and the price, if any, to be paid for each share of Common Stock covered by the grant.
9.02    Payment
Unless the Agreement provides otherwise, if the Participant must pay for a Restricted Stock Award or Performance Stock Award, payment of the Award shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the purchase price (i) by surrendering (actually or by attestation) shares of Common Stock to the Company the Participant already owns, (ii) by means of a “net exercise procedure” by the surrender of vested shares of Common Stock to which the Participant is otherwise entitled under the Award, (iii) by such other medium of payment as the Committee in its discretion shall authorize or (iv) by any combination of the foregoing methods of payment. If Common Stock is used to pay all or part of the purchase price, the sum of cash and cash equivalent and other payments and the Fair Market Value (determined as of the day preceding the date of purchase) of the Common Stock surrendered must not be less than the purchase price of the

Award. A Participant’s rights in an Award may be subject to repurchase upon specified events as determined by the Committee and set forth in the Agreement.
9.03    Vesting
The Committee, on the date of grant may, but need not, prescribe that a Participant’s rights in the Restricted Stock Award or Performance Stock Award shall be forfeitable and nontransferable for a period of time or subject to such conditions as may be set forth in the Agreement. Notwithstanding any provision herein to the contrary except as provided in Section 14.08, the Committee, in its sole discretion, may grant Restricted Stock Awards that are nonforfeitable and transferable immediately upon grant. A Restricted Stock Award or Performance Stock Award can only become nonforfeitable and transferable during the Participant’s lifetime in the hands of the Participant.
9.04    Maximum Restriction Period
To the extent the Participant’s rights in an Award are forfeitable and nontransferable for a period of time, the Committee on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed ten (10) years from the date of grant.
9.05    Stockholder Rights
The Committee, on the date of grant of the Restricted Stock Award or Performance Stock Award, shall determine whether the Participant will have any rights as a stockholder with respect to an Award, including the right to receive dividends upon vesting of the Award; provided, however, that during such period (a) a Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of shares granted pursuant to an Award, (b) the Company shall retain custody of any certificates evidencing shares granted pursuant to an Award and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Award. In lieu of retaining custody of the certificates evidencing shares granted pursuant to an Award, the shares of Common Stock granted pursuant to the Award may, in the Committee’s discretion, be held in escrow by the Company or recorded as outstanding by notation on the stock records of the Company until the Participant’s interest in such shares of Common Stock vest. Notwithstanding the preceding sentences, in no event will any dividends be paid until the vesting of the underlying Award and, subject to Section 14.07 below, if and to the extent deemed necessary by the Committee, dividends payable with respect to Awards may accumulate (without interest) and become payable in cash or in shares of Common Stock to the Participant at the time, and only to the extent that, the portion of the Award to which the dividends relate has become transferable and nonforfeitable. The limitations set forth in the preceding sentences shall not apply after the shares granted under the Award are transferable and are no longer forfeitable.
9.06    Performance Stock
Performance Stock Awards are awards of stock subject to performance conditions and terms included within Article XV and such other terms and conditions as are provided in the Plan and the applicable Agreement.

ARTICLE XRESTRICTED STOCK UNITS & PERFORMANCE STOCK UNITS

10.01    Grant
Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom a grant of Restricted Stock Units or Performance Stock Units is to be made and will specify the number of shares covered by such grant.
10.02    Earning the Award
The Committee, on the date of grant of the Restricted Stock Units or Performance Stock Units, shall prescribe that the Units will be earned and become payable subject to such conditions as are set forth in the Agreement.
10.03    Maximum Unit Award Period
The Committee, on the date of grant, shall determine the maximum period over which Units may be earned, except that such period shall not exceed ten (10) years from the date of grant.
10.04    Payment
The amount payable to the Participant by the Company when an Award of Restricted Stock Units or Performance Stock Units is earned shall be settled by the issuance of one share of Common Stock (or, as otherwise determined by the Committee and set forth in the applicable Agreement, the equivalent Fair Market Value of one share of Common Stock in cash) for each Unit that is earned. A fractional share of Common Stock shall not be deliverable when an Award of Restricted Stock Units or Performance Stock Units is earned, but a cash payment will be made in lieu thereof.

10.05    Stockholder Rights
No Participant shall, as a result of receiving a grant of Restricted Stock Units or Performance Stock Units, have any rights as a stockholder until and then only to the extent that the Restricted Stock Units or Performance Stock Units are earned and settled in shares of Common Stock. However, notwithstanding the foregoing, the Committee, in its sole discretion, may set forth in the Agreement that, for so long as the Participant holds any Restricted Stock Units or Performance Stock Units, if the Company pays any cash dividends on its Common Stock, then upon the vesting of the Unit Award (a) the Company may pay the Participant in cash for each outstanding Unit covered by the Agreement as of the record date of such dividend, less any required withholdings, the per share amount of such dividend or (b) the number of outstanding Units covered by the Agreement may be increased by the number of Units, rounded down to the nearest whole number, equal to (i) the product of the number of the Participant’s outstanding Units as of the record date for such dividend multiplied by the per share amount of the dividend divided by (ii) the Fair Market Value of a share of Common Stock on the payment date of such dividend. In the event additional Units are Awarded, such Units shall be subject to the same terms and conditions set forth in the Plan and the Agreement as the outstanding Units with respect to which they were granted. Notwithstanding the preceding sentences, in no event will any dividends be paid until the vesting of the underlying Restricted Stock Units or Performance Stock Units and, subject to Section 14.07 below, if and to the extent deemed necessary to the Committee, dividends payable with respect to Restricted Stock Units or Performance Stock Units may accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the portion of the Units to which the dividends relate has become earned and payable. The limitations set forth in the preceding sentences shall not apply after the Units become earned and payable and shares are issued thereunder.
10.06    Performance Stock Units
Performance Stock Unit Awards are subject to performance conditions and terms included within Article XV and such other terms and conditions as are provided in the Plan and the applicable Agreement.

ARTICLE XIINCENTIVE AWARDS

11.01    Grant
Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom Incentive Awards are to be granted. All Incentive Awards shall be determined exclusively by the Committee under the procedures established by the Committee.
11.02    Earning the Award
Subject to the Plan, the Committee, on the date of grant of an Incentive Award, shall specify in the applicable Agreement the terms and conditions which govern the grant, including, without limitation, any performance conditions and whether the Participant to be entitled to payment must be employed or providing services to the Company or an Affiliate at the time the Incentive Award is to be paid.
11.03    Maximum Incentive Award Period
The Committee, at the time an Incentive Award is made, shall determine the maximum period over which the Incentive Award may be earned, except that such period shall not exceed ten (10) years from the date of grant.
11.04    Payment
The amount payable to the Participant by the Company when an Incentive Award is earned may be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion, determines and sets forth in the applicable Agreement. A fractional share of Common Stock shall not be deliverable when an Incentive Award is earned, but a cash payment will be made in lieu thereof.
11.05    Stockholder Rights
No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or any Affiliate on account of such Incentive Award, unless and then only to the extent that the Incentive Award is earned and settled in shares of Common Stock.

ARTICLE XIIOTHER STOCK-BASED AWARDS

12.01    Other Stock-Based Awards
The Committee is authorized, subject to limitations under applicable law, to grant to a Participant such other Awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on shares of Common

Stock, including, without limitation, convertible or exchangeable securities, and other rights convertible or exchangeable into shares of Common Stock or the cash value of shares of Common Stock. The Committee shall determine the terms and conditions of any such Other Stock-Based Awards. Common Stock delivered pursuant to an Other Stock-Based Award in the nature of purchase rights (“Purchase Right Award”) shall be purchased for such consideration not less than the Fair Market Value of the shares of Common Stock as of the date the Other Stock-Based Award is granted (subject to Sections 14.06 and 16.03 with respect to substitute Awards), and may be paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other Awards, notes or other property, as the Committee shall determine. The maximum time period in which an Other Stock-Based Award in the nature of purchase rights may be exercised shall be determined by the Committee on the date of grant, except that no Other Stock-Based Award in the nature of purchase rights shall be exercisable after the expiration of ten (10) years from the date such Other Stock-Based Award was granted. Cash Awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Plan.
12.02    Bonus Stock and Awards in Lieu of Other Obligations
The Committee also is authorized (i) to grant to a Participant shares of Common Stock as a bonus, (ii) to grant shares of Common Stock or other Awards in lieu of other obligations of the Company or any Affiliate to pay cash or to deliver other property under this Plan or under any other plans or compensatory arrangements of the Company or any Affiliate, (iii) to use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, and (iv) subject to Section 19.13 below, to grant as alternatives to or replacements of Awards granted or outstanding under the Plan or any other plan or arrangement of the Company or any Affiliate, subject to such terms as shall be determined by the Committee and the overall limitation on the number of shares of Common Stock that may be issued under the Plan. The minimum vesting provisions contained within the Plan may be satisfied by reference to the vesting or performance period of any such other compensation or incentive plan, program or arrangement the obligations of which are satisfied through the use of Awards under the Plan. Notwithstanding any other provision hereof, shares of Common Stock or other securities delivered to a Participant pursuant to a purchase right granted under this Plan shall be purchased for consideration, the Fair Market Value of which shall not be less than the Fair Market Value of such shares of Common Stock or other securities as of the date such purchase right is granted.
12.03    Effect of Termination Date on Other Stock-Based Awards
Subject to rules established by the Committee and unless otherwise provided in an Agreement:
(a)    If a Participant incurs a Termination Date due to death, Disability or Retirement, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.
(b)    If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.
(c)    If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of three (3) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE XIIIDIVIDEND EQUIVALENTS

The Committee is authorized to grant Dividend Equivalents to a Participant which may be awarded on a free-standing basis or in connection with another Award. In no event will any dividend equivalents be paid until the vesting of the underlying Award. Subject to Section 14.07 below, the Committee may provide that Dividend Equivalents shall be accrued or shall be deemed to have been reinvested in additional shares of Common Stock, other Awards or other investment vehicles, subject to restrictions on transferability, risk of forfeiture and such other terms as the Committee may specify and set forth in the applicable Agreement. Notwithstanding the foregoing, no Dividend Equivalents may be awarded in connection with an Option, SAR or Other Stock-Based Award in the nature of purchase rights.

ARTICLE XIVTERMS APPLICABLE TO ALL AWARDS

14.01    Written Agreement
Each Award shall be evidenced by a written or electronic Agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of the Award granted to such Participant. Each Agreement should specify whether the Award is intended to be a Non-409A Award or a 409A Award.
14.02    Nontransferability
Except as provided in Section 14.03 below, each Award granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution or pursuant to the terms of a valid qualified domestic relations order. In the event of any transfer of an Option or Corresponding SAR (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or entity or entities. Except as provided in Section 14.03 below, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant or his transferee.
14.03    Transferable Awards
Section 14.02 to the contrary notwithstanding, if the Agreement so provides, an Award that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option may be transferred by a Participant to any of such class of transferees who can be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise or payment of such Awards granted under the Plan. Any such transfer will be permitted only if (a) the Participant does not receive any consideration for the transfer, (b) the Committee expressly approves the transfer and (c) the transfer is on such terms and conditions as are appropriate for the class of transferees who may rely on the Form S-8 Registration Statement. The holder of the Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Award except by will or the laws of descent and distribution. In the event of any transfer of an Option that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or entity or entities. Unless transferred as provided in Section 9.05, a Restricted Stock Award or Performance Stock Award may not be transferred prior to becoming non-forfeitable and transferable.
14.04    Participant Status
If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Participant and the Company and/or an Affiliate if, at the time of the determination, the Participant is a director, officer, employee, consultant or advisor of the Company or an Affiliate. A Participant on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three (3) months, or, if longer, so long as the individual’s right to re-employment with the Company or any of its Affiliates is guaranteed either by statute or by contract. If the period of leave exceeds three (3) months, and the individual’s right to re-employment is not guaranteed by statute or by contract, the employment shall be deemed to be terminated on the first day after the end of such three (3) month period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or advisor shall not be affected by any change in the status of the Participant so long as the Participant continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Participant’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion, and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or an Affiliate, except that if the Committee does not otherwise specify such at or such prior to such occurrence, the Participant will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Participant is no longer the Company or an entity that qualifies as an Affiliate. The foregoing provisions apply to a 409A Award only to the extent Section 409A of the Code does not otherwise treat the Participant as continuing in service or employment or as having a separation from service at an earlier time.
14.05    Change in Control
With respect to outstanding Awards, to the extent that written provision is made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control, and except as otherwise provided in the applicable Agreement, the following provisions shall apply. In the event the employment of a Participant is terminated by the Company and its Affiliates without Cause during the two-year period following the Control Change Date (i) all Stock Options, SARs and Other Stock-Based Awards in the nature of purchase rights which are then outstanding hereunder shall become fully vested and exercisable, (ii) all restrictions with respect to Restricted Stock, Restricted Units, Incentive Awards, Dividend Equivalents or Other Stock‑Based Awards which are then outstanding hereunder shall lapse, and such shares or units shall be fully vested and nonforfeitable, and (iii) all restrictions with respect to Performance Stock, Performance Shares or other shares or units which are then outstanding and based on performance conditions and for which performance periods are already completed shall lapse, and such shares or units, measured at actual performance achieved, shall be fully vested and nonforfeitable. Unless the applicable Agreement shall otherwise provide, if a Change in Control occurs prior to the end of any performance period, with respect to all Performance Stock Awards, Performance Unit Awards and other shares or units which are then outstanding hereunder, the target level of performance set forth with respect to each performance condition under such shares and units shall be deemed to have been attained (or, if higher, the actual level of performance attained) and such shares or units shall be converted into and remain outstanding as Restricted Stock or Restricted Stock Units, subject to forfeiture unless the Participant continues to be actively employed by the Company through the end of the original performance period, but subject to exception in the case of a termination of employment by the Company without Cause during the two-year period following the Control Change Date, and such other exceptions as may be provided by the Committee.
With respect to outstanding Awards, in the event that written provision is not made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control, notwithstanding any provision of any Agreement, subject to Section 4.02 above, the Committee in its sole discretion may
(i)    declare that outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights previously granted under the Plan, whether or not then exercisable, shall terminate on the Control Change Date without any payment to the holder thereof, provided the Committee gives prior written notice to the holders of such termination and gives such holders the right to exercise their outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights, at least seven (7) days before termination, to the extent then exercisable or will become exercisable as of the Control Change Date);
(ii)    terminate on the Control Change Date outstanding Restricted Stock Awards, Performance Stock Awards, Restricted Stock Units, Performance Stock Units, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Dividend Equivalents previously granted under the Plan that are not then nonforfeitable and transferable or earned and payable (and that will not become nonforfeitable and transferable or earned and payable as of the Control Change Date) without any payment to the holder thereof, other than the return, if any, of the purchase price of any such Awards;
(iii)    terminate on the Control Change Date outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights previously granted under the Plan, whether or not then exercisable, in consideration of payment to the holder thereof, with respect to each share of Common Stock for which the Options, SARs and Other Stock-Based Awards in the nature of purchase rights are then exercisable (or that will become exercisable as of the Control Change Date), of the excess, if any, of the Fair Market Value on such date of the Common Stock subject to such Awards over the purchase price or Initial Value, as applicable (any Options, SARs and Other Stock-Based Awards in the nature of purchase rights that are not then exercisable and will not become exercisable on the Control Change Date, and Options, SARs and Other Stock-Based Awards in the nature of purchase rights with respect to which the Fair Market Value of the Common Stock subject to the Awards does not exceed the purchase price or Initial Value, as applicable, shall be cancelled without any payment therefor);
(iv)    terminate on the Control Change Date outstanding Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Divided Equivalents previously granted under the Plan that will become nonforfeitable and transferable or earned and payable as of the Control Change Date (or that previously became nonforfeitable and transferable or earned and payable but have not yet been settled as of the Control Change

Date) in exchange for a payment equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Awards, or the amount of cash payable under the Awards, over any unpaid purchase price, if any, for such Awards (any such Awards that are not then nonforfeitable and transferable or earned and payable as of the Control Change Date (and that will not become nonforfeitable and transferable or earned and payable as of the Control Change Date) shall be cancelled without any payment therefor);
(v)    terminate on the Control Change Date outstanding Performance Stock and Performance Stock Units in exchange for a payment equal to the target level of performance set forth with respect to each performance condition (or, if higher, the actual level of performance attained); or
(vi)    take such other actions as the Committee determines to be reasonable under the circumstances to permit the Participant to realize the value of the outstanding Awards (which Fair Market Value for purposes of Awards that are not then exercisable, nonforfeitable and transferable or earned and payable as of the Control Change Date (and that will not become exercisable, nonforfeitable and transferable or earned and payable as of the Control Change Date) or with respect to which the Fair Market Value of the Common Stock subject to the Awards does not exceed the purchase price or Initial Value, as applicable, shall be deemed to be zero).
The payments described above may be made in any manner the Committee determines, including in cash, stock or other property. The Committee may take the actions described above with respect to Awards that are not then exercisable, nonforfeitable and transferable or earned and payable or with respect to which the Fair Market Value of the Common Stock subject to the Awards does not exceed the purchase price or Initial Value, as applicable, whether or not the Participant will receive any payments therefor. The Committee in its discretion may take any of the actions described in this Section 14.05 contingent on consummation of the Change in Control, and such actions need not be uniform with respect to all outstanding Awards or Participants.
14.06    Stand-Alone, Additional, Tandem and Substitute Awards
Subject to Section 19.13 below, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any Award granted under another plan of the Company or any Affiliate or any entity acquired by the Company or any Affiliate or any other right of a Participant to receive payment from the Company or any Affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award, and incentive stock options may not be granted in tandem with nonqualified stock options. Awards granted in addition to or in tandem with another Award or Awards may be granted either at the same time as or at a different time from the grant of such other Award or Awards. Subject to applicable law and the restrictions on 409A Awards and repricings in Section 19.13 below, the Committee may determine that, in granting a new Award, the in-the-money value or Fair Market Value of any surrendered Award or Awards or the value of any other right to payment surrendered by the Participant may be applied, or otherwise taken into account with respect, to any other new Award or Awards.
14.07    Form and Timing of Payment; Deferrals
Subject to the terms of the Plan and any applicable Agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or settlement of any other Award may be made in such form as the Committee may determine and set forth in the applicable Agreement, including, without limitation, cash, shares of Common Stock, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis if and to the extent permitted by and consistent with Section 409A of the Code. Cash may be paid in lieu of shares of Common Stock in connection with settlement of an Award, in the discretion of the Committee or upon the occurrence of one or more specified events set forth in the applicable Agreement (and to the extent permitted by the Plan and Section 409A of the Code). Subject to the Plan, installment or deferred payments may be required by the Committee or permitted at the election of the Participant on the terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in shares of Common Stock. In the case of any 409A Award that is vested and no longer subject to a substantial risk of forfeiture (within the meaning of Sections 83 and 409A of the Code), such Award may be distributed to the Participant, upon application of the Participant to the Committee, if the Participant has an unforeseeable emergency within the meaning of Section 409A of the Code. Notwithstanding any other provision of the Plan, however, no dividends payable with respect to an Award or Dividend Equivalents may be paid in connection with any Awards or Dividend Equivalents that are to become nonforfeitable and transferable or earned and payable based upon performance conditions unless and until the performance conditions are satisfied, and any such dividends and Dividend Equivalents will accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the applicable Awards or Dividend Equivalents have become non-forfeitable and transferable or earned and payable upon satisfaction of the relevant performance conditions.

14.08    Time and Method of Exercise; Minimum Vesting Requirement
The Committee shall determine and set forth in the Agreement the time or times at which Awards granted under the Plan may be exercised or settled in whole or in part and shall set forth in the Agreement the rules regarding the exercise, settlement and/or termination of Awards upon the Participant’s death, Disability, termination of employment or ceasing to be a director. Notwithstanding any other provision of the Plan, an Option, SAR, other Stock Based Award in the nature of purchase rights, a Restricted Stock Award, Performance Stock Award, Restricted Units, Performance Stock Units, Incentive Award payable in shares or any other Award shall not become exercisable or vested sooner than one (1) year after the date of grant (except in case of death, Disability, Retirement, involuntary termination other than for Cause or a Change in Control, subject to Section 4.02, and awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting). Notwithstanding the foregoing, up to five percent (5%) of the available shares of Common Stock authorized for issuance under the Plan pursuant to Section 5(a) may provide for vesting of Options, SARs, Other Stock-Based Awards in the nature of purchase rights, Restricted Stock Awards, Performance Stock Awards, Restricted Units, Performance Units, Incentive Awards or any other Award partially or in full, in less than one‑year. Notwithstanding any provision of the Plan providing for the maximum term of an Award, in the event any Award would expire prior to exercise, vesting or settlement because trading in shares of Common Stock is prohibited by law or by any insider trading policy of the Company, the Committee may extend the term of the Award (or provide for such in the applicable Agreement) until thirty (30) days after the expiration of any such prohibitions to permit the Participant to realize the value of the Award, provided such extension (i) is permitted by law, (ii) does not violate Section 409A with respect to any Awards, and (iii) does not otherwise adversely impact the tax consequences of the Award (such as incentive stock options and related Awards).

ARTICLE XVPERFORMANCE-BASED COMPENSATION

15.01    Performance Conditions
In accordance with the Plan, the Committee may prescribe that Awards will become exercisable, nonforfeitable and transferable, and earned and payable, based on performance conditions. The performance conditions may be stated with respect to (a) cash flow; (b) return on equity; (c) return on assets; (d) earnings per share; (e) operations expense efficient milestones; (f) earnings (losses) before or after interest, taxes, depreciation, amortization and/or share-based compensation or expenses (consolidated or otherwise); (g) net income (loss); (h) operating income (loss); (i) book value per share; (j) return on investment; (k) return on capital; (l) improvements in capital structure; (m) expense management; (n) profitability of an identifiable business unit or product; (o) maintenance or improvement of profit margins; (p) stock price; (q) total shareholder return; (r) market share; (s) revenues (consolidated or otherwise); (t) sales; (u) costs; (v) working capital; (w) economic wealth created; (x) strategic business criteria; (y) efficiency ratio(s); (z) achievement of division, group, function or corporate financial, strategic or operational goals; (aa) days sales outstanding; (bb) comparisons with stock market indices or performance metrics of peer companies; (cc) individual Participant performance criteria; and (dd) any other performance criteria adopted by the Committee. Any performance goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The business criteria above may be related to a specific customer or group of customers or products or geographic region. The form of the performance conditions may be measured on a Company, Affiliate, product, division, product line, sales channel, business unit, service line, customer type, segment or geographic basis, individually, alternatively or in any combination, subset or component thereof. Performance goals may include one or more of the foregoing business criteria, either individually, alternatively or any combination, subset or component. Performance goals may reflect absolute performance or a relative comparison of the performance to the performance of a peer group or other external measure of the selected business criteria. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary, unusual, infrequently occurring or non-recurring items. The performance conditions, as applicable, may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). The performance conditions may not include solely the mere continued employment of the Participant. However, the Award may become exercisable, nonforfeitable and transferable or earned and payable contingent on the Participant’s continued employment or service, and/or employment or service at the time the Award becomes exercisable, nonforfeitable and transferable or earned and payable, in addition to the performance conditions described above. The Committee shall have the sole discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining a Participant’s right to, and the settlement of, an Award that will become exercisable, nonforfeitable and transferable or earned and payable based on performance conditions, subject to applicable minimum vesting provisions.

15.02    Establishing the Amount of the Award
The amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable if the performance conditions are obtained (or a formula for, or method of, computing such amount) also must be established at the time set forth in Section 15.01 above. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, reduce the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable, as applicable, if the Committee determines that such reduction is appropriate under the facts and circumstances.
15.03    Earning the Award
If the Committee, on the date of grant, prescribes that an Award shall become exercisable, nonforfeitable and transferable or earned and payable only upon the attainment of any of the above enumerated performance conditions, the Award shall become exercisable, nonforfeitable and transferable or earned and payable only to the extent that the Committee determines that such conditions have been achieved. In determining if the performance conditions have been achieved, the Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Committee also may adjust the performance targets in the event of any (a) unanticipated asset write-downs or impairment charges, (b) litigation or claim judgments or settlements thereof, (c) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization or restructuring programs, or extraordinary, unusual, infrequently occurring or non-reoccurring items, (e) acquisitions or dispositions or (f) foreign exchange gains or losses.
15.04    Performance Awards
The purpose of this Article XV is to permit the grant of Awards that are performance‑based and subject to the achievement or satisfaction of performance conditions in addition to any employment conditions as may be specified by the Committee.

ARTICLE XVIADJUSTMENT UPON CHANGE IN COMMON STOCK

16.01    General Adjustments
The maximum number of shares of Common Stock that may be issued pursuant to Awards, the number of shares of Common Stock and terms of outstanding Awards and the per individual limitations on the number of shares of Common Stock that may be issued pursuant to Awards shall be adjusted as the Committee shall determine to be equitably required in the event (a) there occurs a reorganization, recapitalization, stock split, spin-off, split-off, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or distribution to stockholders other than an ordinary cash dividend; (b) the Company engages in a transaction Code Section 424 describes; or (c) there occurs any other transaction or event which, in the judgment of the Board, necessitates such action. In that respect, the Committee shall make such adjustments as are necessary in the number or kind of shares of Common Stock or securities which are subject to the Award, the exercise price or Initial Value of the Award and such other adjustments as are appropriate in the discretion of the Committee. Such adjustments may provide for the elimination of fractional shares that might otherwise be subject to Awards without any payment therefor. Notwithstanding the foregoing, the conversion of one or more outstanding shares of preferred stock or convertible debentures that the Company may issue from time to time into Common Stock shall not in and of itself require any adjustment under this Article XVI. In addition, the Committee may make such other adjustments to the terms of any Awards to the extent equitable and necessary to prevent an enlargement or dilution of the Participant’s rights thereunder as a result of any such event or similar transaction. Any determination made under this Article XVI by the Committee shall be final and conclusive.
16.02    No Adjustments
The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be issued pursuant to Awards, the per individual limitations on the number of shares that may be issued pursuant to Awards or the terms of outstanding Awards.
16.03    Substitute Awards
The Committee may grant Awards in substitution for Options, SARs, Restricted Stock, Performance Stock, Restricted Stock Units, Performance Stock Units, Incentive Awards or similar Awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XVI.

Notwithstanding any provision of the Plan (other than the limitation of Section 6.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.
16.04    Limitation on Adjustments
Notwithstanding the foregoing, no adjustment hereunder shall be authorized or made if and to the extent the existence of such authority or action (a) would cause a Non-409A Award to be subject to Section 409A of the Code or (b) would violate Code Section 409A for a 409A Award, unless the Committee determines that such adjustment is necessary and specifically acknowledges that the adjustment will be made notwithstanding any such result.

ARTICLE XVIICOMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

17.01    Compliance
No Option or SAR shall be exercisable, no Restricted Stock Award, Performance Stock Award, Restricted Stock Unit, Performance Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalents shall be granted or settled, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing shares of Common Stock issued pursuant to an Award may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. No Option or SAR shall be exercisable, no Restricted Stock Award, Performance Stock Award, Restricted Stock Unit, Performance Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalents shall be granted or settled, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
17.02    Postponement of Exercise or Payment
The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under the securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.
17.03    Forfeiture of Payment
A Participant shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law or any applicable claw-back or recoupment policy of the Company or any of its Affiliates requires such forfeiture or reimbursement.

ARTICLE XVIIILIMITATION ON BENEFITS

Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject a Participant to tax under Code Section 4999, the Committee may determine whether some amount of payments or benefits would meet the definition of a “Reduced Amount.” If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant under all Awards must be reduced to such Reduced Amount, but not below zero. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article XVIII are final, conclusive and binding upon the Company and the Participant. It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this Article XVIII, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid (“Overpayment”) or that additional amounts which will not have been paid under the Plan to or for the benefit of a Participant could have been so paid (“Underpayment”), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by applicable law, which the Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Sections 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Participant but no later than the end of the Participant’s taxable year next following the Participant’s taxable year in which the determination is made that the Underpayment has occurred. For purposes of this Section, (a) “Net After Tax Receipt” means the Present Value of a payment under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Participant’s taxable income for the applicable taxable year; (b) “Present Value” means the value determined in accordance with Code Section 280G(d)(4); and (c) “Reduced Amount” means the smallest aggregate amount of all payments and benefits under this Plan which (i) is less than the sum of all payments and benefits under this Plan and (ii) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan were any other amount less than the sum of all payments and benefits to be made under this Plan.

ARTICLE XIXGENERAL PROVISIONS

19.01    Effect on Employment and Service
Neither the adoption of this Plan, its operation nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.
19.02    Unfunded Plan
This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any Person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
19.03    Rules of Construction
Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

19.04    Tax Withholding and Reporting
Unless an Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent any income and employment (including, without limitation, Social Security and Medicare) tax withholding obligations, if applicable, attributable to participation in the Plan and the grant, exercise, vesting or payment of Awards granted hereunder (including the making of a Code Section 83(b) election with respect to an Award). In accordance with procedures that the Committee establishes, the Committee, to the extent applicable law permits and only to the extent using shares of Common Stock to pay applicable withholdings would not cause adverse accounting consequences, may allow a Participant to pay any such applicable amounts (a) by surrendering (actually or by attestation) shares of Common Stock that the Participant already owns; (b) by a cashless exercise, or surrender of shares of Common Stock already owned, through a broker; (c) by means of a “net issuance” procedure by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Award; (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment; provided, however, that a cashless or net exercise shall not be permitted if the withholdings are incurred in connection with the making of a Code Section 83(b) election with respect to an Award unless the Participant actually surrenders shares of Common Stock that the Participant already owns. The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise, vesting or payment of any Award hereunder as applicable law requires.
19.05    Code Section 83(b) Election
No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under similar laws may be made unless expressly permitted by the terms of the Award or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provisions.
19.06    Reservation of Shares
The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Additionally, the Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorizations needed in order to issue and to sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. However, the inability of the Company to obtain from any such regulatory agency the requisite authorizations the Company’s counsel deems to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of Common Stock hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such shares of Common Stock as to which such requisite authority shall not have been obtained.
19.07    Governing Law
This Plan and all Awards granted hereunder shall be governed by the laws of the State of Florida, except to the extent federal law applies.
19.08    Other Actions
Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant Options, SARs, Restricted Stock Awards, Performance Stock Awards, Restricted Stock Units, Performance Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents for proper corporate purposes otherwise than under the Plan to any employee or to any other Person, firm, corporation, association or other entity, or to grant Options, SARs, Restricted Stock Awards, Performance Stock Awards, or Restricted Stock Units, Performance Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents to, or assume such Awards of any Person in connection with, the acquisition, purchase, lease, merger, consolidation, reorganization or otherwise, of all or any part of the business and assets of any Person, firm, corporation, association or other entity.
19.09    Repurchase of Common Stock
Subject to Section 19.13 below, the Company or its designee may have the option and right to purchase any Award or any shares of Common Stock issued pursuant to any Award in accordance with the terms and conditions set forth in the applicable Agreement. However, shares of Common Stock repurchased pursuant to an Agreement will still be deemed issued pursuant to the Plan and will not be available for issuance pursuant to future Awards under the Plan.

19.10    Other Conditions
The Committee, in its discretion, may, as a condition to the grant, exercise, payment or settlement of an Award, require the Participant on or before the date of grant, exercise, payment or settlement of the Award to enter into (i) a covenant not to compete (including a confidentiality, non-solicitation, non-competition or other similar agreement) with the Company or any Affiliate, which may become effective on the date of termination of employment or service of the Participant with the Company or any Affiliate or any other date the Committee may specify and shall contain such terms and conditions as the Committee shall otherwise specify, (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Affiliate and such Participant and/or (iii) a shareholders' agreement with respect to shares of Common Stock to be issued pursuant to the Award. If the Participant shall fail to enter into any such agreement at the Committee's request, then no Award shall be granted, exercised, paid or settled and the number of shares of Common Stock that would have been subject to such Award, if any, shall be added to the remaining shares of Common Stock available under the Plan.
19.11    Forfeiture Provisions
Notwithstanding any other provisions of the Plan or any Agreement, all rights to any Award that a Participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any Award and the Award will not be exercisable (whether or not previously exercisable) or become vested or payable on and after the time the Participant is discharged from employment or service with the Company or any Affiliate for Cause.
19.12    Legends; Payment of Expenses
The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon the grant or exercise of an Award and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements under the Exchange Act, applicable state securities laws or other requirements, (b) implement the provisions of the Plan or any Agreement between the Company and the Participant with respect to such shares of Common Stock, (c) permit the Company to determine the occurrence of a "disqualifying disposition" as described in Section 421(b) of the Code of the shares of Common Stock transferred upon the exercise of an incentive stock option granted under the Plan or (d) as may be appropriate to continue an Award’s exemption or compliance with Section 409A of the Code. The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the grant or exercise of the Award, as well as all fees and expenses incurred by the Company in connection with such issuance.
19.13    Repricing of Awards
Notwithstanding any other provisions of this Plan, except in connection with a Change in Control as described above, for adjustments pursuant to Article XVI or to the extent approved by the Company’s stockholders and consistent with the rules of any stock exchange on which the Company’s securities are traded, this Plan does not permit (a) any decrease in the exercise or purchase price or base value of any outstanding Awards, (b) the issuance of any replacement Options, SARs or Other Stock-Based Awards in the nature of purchase rights which shall be deemed to occur if a Participant agrees to forfeit an existing Option, SAR or Other Stock-Based Award in the nature of purchase rights in exchange for a new Option, SAR or Other Stock-Based Award in the nature of purchase rights with a lower exercise or purchase price or base value, (c) the Company to repurchase underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, which shall be deemed to be those Options, SARs or Other Stock-Based Awards in the nature of purchase rights with exercise or purchase prices or base values in excess of the current Fair Market Value of the shares of Common Stock underlying the Option, SAR or Other Stock-Based Award in the nature of purchase rights, (d) the issuance of any replacement or substitute Awards or the payment of cash in exchange for, or in substitution of, underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, (e) the Company to repurchase any Award if the Award has not become exercisable, vested or payable prior to the repurchase or (f) any other action that is treated as a repricing under generally accepted accounting principles or applicable Nasdaq listing rules.
19.14    Right of Setoff
The Company or an Affiliate may, to the extent permitted by applicable law, deduct from and setoff against any amounts the Company or Affiliate may owe the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company or Affiliate, including but not limited to any amounts owed under the Plan, although the Participant shall remain liable for any part of the Participant’s obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff hereunder.

19.15    Fractional Shares
No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereof shall be forfeited or otherwise eliminated.
19.16    Compensation Recoupment Policy

Notwithstanding any other provision of this Plan or any Agreement to the contrary, any Award received by the Participant and/or shares of Common Stock issued and/or cash paid hereunder, and/or any amount received with respect to any sale of any such shares of Common Stock, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Compensation Recoupment Policy, if any, as it may be established or amended from time to time. By acceptance of the Award, the Participant agrees and consents to the Company’s application, implementation and enforcement of (a) any Compensation Recoupment Policy or similar policy established by the Company or any Affiliate that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate any such Compensation Recoupment Policy, similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Plan or any Agreement and any Compensation Recoupment Policy or similar policy or law conflict, then the terms of such policy or law shall prevail.
19.17    Post-Exercise Holding Requirements
Notwithstanding any other provision of this Plan or any Agreement to the contrary, no Participant may sell, transfer or other dispose of any shares of Common Stock acquired under an Award (“net” shares acquired in case of any net exercise or withholding of shares) until the Participant has met the minimum level of ownership provided in the Company’s Stock Ownership Guidelines, to the extent applicable to the Participant. All shares of Common Stock acquired under Awards granted under the Plan (“net” shares acquired in case of any net exercise or withholding of shares) shall be subject to the terms and conditions of the Company’s Stock Ownership Guidelines, as they may be amended from time to time.

ARTICLE XXCLAIMS PROCEDURES

20.01    Initial Claim
If a Participant has exercised an Option or SAR or if shares of Restricted Stock or Performance Stock have become vested or Restricted Stock Units, Performance Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents have become payable, and the Participant has not received the benefits to which the Participant believes he or she is entitled under such Award, then the Participant must submit a written claim for such benefits to the Committee within ninety (90) days of the date the Participant tried to exercise the Option or SAR, the date the Participant contends the Restricted Stock or Performance Stock vested or the date the Participant contends the Restricted Stock Units, Performance Stock Units, Incentive Awards, or Other Stock-Based Awards of Dividend Equivalents became payable or the claim will be forever barred.
20.02    Appeal of Claim
If a claim of a Participant is wholly or partially denied, the Participant or his duly authorized representative may appeal the denial of the claim to the Committee. Such appeal must be made at any time within thirty (30) days after the Participant receives written notice from the Company of the denial of the claim. In connection therewith, the Participant or his duly authorized representative may request a review of the denied claim, may review pertinent documents and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of such request for review, shall furnish the Participant with the decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent provisions of the Plan upon which the decision is based.
20.03    Time to File Suit
The Committee has the discretionary and final authority under the Plan to determine the validity of a claim. Accordingly, any decision the Committee makes on a Participant’s appeal will be administratively final. If a Participant disagrees with the Committee’s final decision, the Participant may sue, but only after the claim on appeal has been denied. Any lawsuit must be filed within ninety (90) days of receipt of the Committee’s final written denial of the Participant’s claim or the claim will be forever barred.

ARTICLE XXIAMENDMENT

21.01    Amendment of Plan
The Board may amend or terminate this Plan at any time; provided, however, that no amendment to the Plan may adversely impair the rights of a Participant with respect to outstanding Awards without the Participant’s consent. In addition, an amendment will be contingent on approval of the Company’s stockholders, to the extent required by law or any tax or regulatory requirement applicable to the Plan or by the rules of any stock exchange on which the Company’s securities are traded or if the amendment would (i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any Agreement to permit a repricing or decrease in the exercise price of any outstanding Awards, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan. Notwithstanding any other provision of the Plan, any termination of the Plan shall comply with the requirements of Code Section 409A with regard to any 409A Awards.
21.02    Amendment of Awards
The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, that no amendment to an outstanding Award may adversely impair the rights of a Participant without the Participant’s consent.

ARTICLE XXIISECTION 409A PROVISION

22.01    Intent of Awards
It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Code unless otherwise specified by the Committee. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code unless otherwise specified by the Committee. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any other provision hereof, the Committee may amend any outstanding Award without Participant’s consent if, as determined by the Committee, in its sole discretion, such amendment is required either to (a) confirm exemption under Section 409A of the Code, (b) comply with Section 409A of the Code or (c) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code. Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to a Participant or any other Person if an Award that is subject to Section 409A of the Code or the Participant or any other Person is otherwise subject to any additional tax, interest or penalty under Section 409A of the Code. Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Section 409A of the Code) that may result from an Award.
22.02    409A Awards
The Committee may grant Awards under the Plan that are intended to be 409A Awards that comply with Section 409A of the Code. The terms of such 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Section 409A of the Code.
22.03    Election Requirements
If a Participant is permitted to elect to defer an Award or any payment under an Award, such election shall be made in accordance with the requirements of Code Section 409A. Each initial deferral election (an “Initial Deferral Election”) must be received by the Committee prior to the following dates or will have no effect whatsoever:
(a)    Except as otherwise provided below, the December 31 immediately preceding the year in which the compensation is earned;
(b)    With respect to any annual or long-term incentive pay which qualifies as “performance-based compensation” within the meaning of Code Section 409A, by the date six (6) months prior to the end of the performance measurement period applicable to such incentive pay provided such additional requirements set forth in Code Section 409A are met;
(c)    With respect to “fiscal year compensation” as defined under Code Section 409A, by the last day of the Company’s fiscal year immediately preceding the year in which the fiscal year compensation is earned; or
(d)    With respect to mid-year Awards or other legally binding rights to a payment of compensation in a subsequent year that is subject to a forfeiture condition requiring the Participant’s continued service for a period of at least twelve (12)

months, on or before the thirtieth (30th) day following the grant of such Award, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.
The Committee may, in its sole discretion, permit Participants to submit additional deferral elections in order to delay, but not to accelerate, a payment, or to change the form of payment of an amount of deferred compensation (a “Subsequent Deferral Election”), if, and only if, the following conditions are satisfied: (a) the Subsequent Deferral Election must not take effect until twelve (12) months after the date on which it is made, (b) in the case of a payment other than a payment attributable to the Participant’s death, disability or an unforeseeable emergency (all within the meaning of Section 409A of the Code) the Subsequent Deferral Election further defers the payment for a period of not less than five (5) years from the date such payment would otherwise have been made and (c) the Subsequent Deferral Election is received by the Committee at least twelve (12) months prior to the date the payment would otherwise have been made. In addition, Participants may be further permitted to revise the form of payment they have elected, or the number of installments elected, provided that such revisions comply with the requirements of a Subsequent Deferral Election.
22.04    Time of Payment
The time and form of payment of a 409A Award shall be as set forth in an applicable Agreement. A 409A Award may only be paid in connection with a separation from service, a fixed time, death, disability, Change in Control or an unforeseeable emergency within the meaning of Section 409A of the Code. The time of distribution of the 409A Award must be fixed by reference to the specified payment event. Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Agreement, then the time of distribution of the 409A Award shall be within two and one-half months of the end of the later of the calendar year or the fiscal year of the Company or Affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A. For purposes of Code Section 409A, each installment payment will be treated as the entitlement to a single payment.
22.05    Acceleration or Deferral
The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Code Section 409A.
22.06    Distribution Requirements
Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Code Section 409A. A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than fifty percent (50%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period. A Participant shall be considered to have continued employment and to not have a separation from service while on a leave of absence if the leave does not exceed six (6) consecutive months (twenty-nine (29) months for a disability leave of absence) or, if longer, so long as the Participant retains a right to reemployment with the Company or Affiliate under an applicable statute or by contract. For this purpose, a “disability leave of absence” is an absence due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the Participant to be unable to perform the duties of Participant’s position of employment or a substantially similar position of employment. Continued services solely as a director of the Company or an Affiliate shall not prevent a separation from service from occurring by an employee as permitted by Section 409A of the Code.
22.07    Key Employee Rule
Notwithstanding any other provision of the Plan, any distribution of a 409A Award that would be made upon a separation from service within six (6) months following the separation from service of a “specified employee” as defined under Code Section 409A and as determined under procedures adopted by the Board or its delegate shall instead occur on the first day of the seventh month following the separation from service (or upon the Participant’s death, if earlier) to the extent required by Section 409A of the Code. In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the requisite delay period.
22.08    Distributions Upon Vesting
In the case of any Award providing for a distribution upon the lapse of a substantial risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or the applicable Agreement, the distribution shall be made not later than two and one-half (2½) months after the calendar year in which the risk of forfeiture lapsed.

22.09    Scope and Application of this Provision
For purposes of this Article XXII, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares of Common Stock or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

ARTICLE XXIIIEFFECTIVE DATE OF PLAN
The Plan is effective on the approval of the Plan by the Board contingent on approval of the Plan by the Company’s stockholders within twelve (12) months after the date of adoption of the Plan by the Board. Awards, other than Restricted Stock and Performance Stock, may be granted under this Plan on and after its effective date; but, Restricted Stock and Performance Stock may only be granted, if at all, after the Company’s stockholders approve the Plan. Awards granted under the Plan prior to such stockholder approval shall be conditioned upon and shall become exercisable, nonforfeitable, earned or payable only upon approval of the Plan by the Company’s stockholders on or before such date. If the Company’s stockholders do not approve the Plan within twelve (12) months after the date of adoption of the Plan by the Board, the Plan shall remain outstanding and in effect as before its amendment and restatement.

ARTICLE XXIVDURATION OF PLAN
No Award may be granted under this Plan after October 2, 2030, the ten (10) year anniversary of the date the Board approved the Plan, as amended and restated. Awards granted before that date shall remain valid in accordance with their terms.